UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KRONOS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials: $56,174
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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Kronos Incorporated
297 Billerica Road
Chelmsford, Massachusetts 01824

May 4, 2007

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Kronos Incorporated, which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, June 8, 2007, at 9:00 a.m., local time.

At the special meeting, we will ask you to consider and vote on a proposal to approve a merger agreement that we entered into on March 22, 2007 with Seahawk Acquisition Corporation and its wholly-owned subsidiary, Seahawk Merger Sub Corporation. Seahawk Acquisition Corporation and Seahawk Merger Sub Corporation are currently owned by private equity funds sponsored by Hellman & Friedman LLC and JMI Equity. If shareholders representing at least two-thirds of the outstanding shares of our common stock as of the record date approve the merger agreement and the merger is completed, we will become a wholly-owned subsidiary of Seahawk Acquisition Corporation, and you will be entitled to receive $55.00 in cash, without interest, for each share of our common stock that you own. We are also asking that you grant the authority to vote your shares to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.

After careful consideration, an independent committee of our board of directors has by unanimous vote determined that the merger agreement and the merger are fair to and in the best interests of our shareholders. In addition, after careful consideration, our board of directors has by unanimous vote adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of our company and our shareholders. The independent committee and our board of directors recommend that you vote “FOR” the approval of the merger agreement and recommend that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters. We urge you to read these materials carefully. You may also obtain more information about us from documents that we have filed with the Securities and Exchange Commission.

Your vote is very important.   We are seeking approval of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock as of the record date. A failure to vote will have the same effect as a vote against the approval of the merger agreement.

Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible, or submit your proxy by telephone or over the Internet. This action will not limit your right to vote in person at the special meeting.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., who is assisting us in the solicitation of proxies, toll-free at 1-866-541-3553. Banks and brokers call collect at (212) 440-9800.

Thank you for your cooperation and your continued support of Kronos Incorporated.

Sincerely,

Mark S. Ain
Executive Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated May 4, 2007 and is first being mailed to shareholders on or about May 7, 2007.

Kronos Incorporated
297 Billerica Road
Chelmsford, Massachusetts 01824

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On June 8, 2007

To Our Shareholders:

We will hold a special meeting of the shareholders of Kronos Incorporated at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, June 8, 2007, at 9:00 a.m., local time, to consider and act upon the following matters:

1.                To approve the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Kronos Incorporated, Seahawk Acquisition Corporation and Seahawk Merger Sub Corporation, a wholly-owned subsidiary of Seahawk Acquisition Corporation, as such agreement may be amended from time to time;

2.                To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement; and

3.                To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

Only holders of record of our common stock as of the close of business on April 30, 2007 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. We are seeking approval of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock as of the record date.

If you fail to vote by proxy or in person, it will have the same effect as a vote against the approval of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement and any adjournment or postponement of the special meeting.

The independent committee and our board of directors recommend that shareholders vote “FOR” approval of the merger agreement.

We do not believe that holders of our common stock are entitled to appraisal rights in connection with the merger because shareholders will receive only cash for their shares and no director, officer, or controlling shareholder has a direct or indirect material financial interest in the merger other than in his, her or its capacity as a shareholder of Kronos or as a director, officer, employee or consultant of Kronos pursuant to a bona fide arrangement with Kronos. However, Section 13.02 of the Massachusetts Business Corporation Act has not yet been the subject of judicial interpretation and, accordingly, if such a determination were made, Kronos shareholders may be entitled to appraisal rights under Massachusetts law. Any shareholder seeking to assert appraisal rights will be required to give written notice, before our shareholders vote on whether to approve the merger agreement, of the shareholder’s intent to demand payment pursuant to statutory appraisal rights, and to comply with the requirement to not vote to approve the merger agreement.

By Order of the Board of Directors,

Paul A. Lacy, Secretary

Chelmsford, Massachusetts
May 4, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD OR ACCESSING THE INTERNET AS INSTRUCTED ON THE PROXY CARD. SUCH ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

SUMMARY TERM SHEET

The following summary briefly describes the principal terms of the acquisition of Kronos Incorporated by Seahawk Acquisition Corporation through the merger of Seahawk Merger Sub Corporation, a wholly-owned subsidiary of Seahawk Acquisition Corporation, with and into Kronos. While this summary describes the principal terms of the merger, the proxy statement contains a more detailed description of these terms. We encourage you to read this summary together with the enclosed proxy statement, which includes as Annex A a copy of the merger agreement, before voting. We have included in this summary section references to the proxy statement to direct you to a more complete description of the topics described in this summary.

•       Seahawk Acquisition Corporation, a Delaware corporation, and Seahawk Merger Sub Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Seahawk Acquisition Corporation, were each formed for the purpose of participating in the merger. Seahawk Acquisition Corporation and Seahawk Merger Sub Corporation are currently owned by private equity funds sponsored by Hellman & Friedman LLC and JMI Equity. Please read “Summary—Parties to the Merger” beginning on page 6.

•       If the merger is completed:

•        we will be wholly-owned by Seahawk Acquisition Corporation;

•        you will be entitled to receive a cash payment of $55.00, without interest, for each share of Kronos common stock that you hold;

•        you will no longer participate in our growth or in any synergies resulting from the merger; and

•        we will no longer be a public company, and our common stock will no longer be listed on The NASDAQ Global Select Market.

Please read “Questions and Answers About the Special Meeting and the Merger” beginning on page 1, “The Merger—Reasons for the Merger and Recommendation of the Independent Committee and our Board of Directors” beginning on page 27, and “The Merger—Delisting and Deregistration of Kronos Common Stock” beginning on page 38.

•       For the merger to occur, holders of two-thirds of the outstanding shares of our common stock as of the record date must approve the merger agreement. Please read “The Special Meeting of Shareholders—Vote Required” beginning on page 19.

•       If the merger agreement is terminated, we will, under certain circumstances, be required to pay a termination fee to Seahawk Acquisition Corporation in the amount of $55.0 million and Seahawk Acquisition Corporation will, under certain circumstances, be required to pay a termination fee to us in the amount of $55.0 million. Please read “The Merger Agreement—Termination Fees” beginning on page 63.

•       For U.S. federal income tax purposes, you will be treated as if you sold your Kronos common stock for the cash received pursuant to the merger. You generally will recognize capital gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares of Kronos common stock exchanged. Please read “Material U.S. Federal Income Tax Consequences” beginning on page 44.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the special meeting of shareholders and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should carefully read this entire proxy statement, including each of the annexes.

In this proxy statement, the terms “we,” “us,” “our,” “our company” and “Kronos” refer to Kronos Incorporated, the term “Seahawk Acquisition” refers to Seahawk Acquisition Corporation and the term “Merger Sub” refers to Seahawk Merger Sub Corporation.

The Special Meeting

Q.              When and where will the special meeting be held?

A.              The special meeting will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, June 8, 2007, at 9:00 a.m. local time.

Q.              Who is soliciting my proxy?

A.              This proxy is being solicited by our board of directors.

Q.              What will I be asked to vote upon at the special meeting?

A.              You will be asked to vote on the approval of the merger agreement that we have entered into with Seahawk Acquisition, pursuant to which a wholly-owned subsidiary of Seahawk Acquisition will be merged with and into us and we will become a wholly-owned subsidiary of Seahawk Acquisition. We will also be asking you to vote on the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of approval of the merger agreement.

Q.              What vote is required for Kronos’ shareholders to approve the merger agreement?

A.              In order to approve the merger agreement, holders of two-thirds of the outstanding shares of our common stock as of the record date must vote “FOR” approval of the merger agreement.

Q.              What vote is required for Kronos’ shareholders to approve an adjournment of the meeting?

A.              The proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of a majority of votes cast at the special meeting.

Q.              Who is entitled to vote at the special meeting?

A.              Holders of record of our common stock as of the close of business on April 30, 2007, the record date for the special meeting, are entitled to vote at the special meeting. On the record date, 32,302,712 shares of our common stock, held by approximately 238 holders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

Q.              How do I vote?

A.              If you are a record holder, meaning your shares are registered in your name, you may:

(1)         Submit a Proxy Over the Internet: If you have Internet access, you may authorize the voting of your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

(2)         Submit a Proxy By Telephone: You may authorize the voting of your shares by following the “Vote by telephone” instructions set forth on the enclosed proxy card.

(3)         Submit a Proxy By Mail: Complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

(4)         Vote In Person at the Meeting: If you attend the special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the special meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may:

(1)         Provide Voting Instructions Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit providing voting instructions by Internet or telephone. You should follow those instructions.

(2)         Provide Voting Instructions By Mail: You will receive instructions from your broker or other nominee explaining how you can provide voting instructions for your shares by mail. You should follow those instructions.

(3)         Vote In Person at the Special Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the special meeting. You will not be able to vote in person at the special meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.              What should I do now?

A.              After carefully reading and considering the information contained in this proxy statement, including the annexes hereto, please submit a proxy for your shares by returning the enclosed proxy card or over the Internet or by telephone. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy card.

Q.              If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.              Your broker will only be permitted to vote your shares if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding providing voting instructions for your shares.

Q.              What if I do not vote?

A.              If you fail to vote by proxy or in person, it will have the same effect as a vote “AGAINST” approval of the merger agreement. Failure to vote will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement.

If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal.

If you submit your properly signed proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will have the same effect as a vote “AGAINST” the approval of the merger agreement. With respect to the proposal to approve one or more adjournments of the special meeting, an abstention will have no effect, and the proposal will be decided by the shareholders who cast votes “FOR” and “AGAINST” that proposal.

Q.              When should I send in my proxy card?

A.              You should send in your proxy card, or grant your proxy over the Internet or by telephone, as soon as possible so that your shares will be voted at the special meeting.

Q.              May I vote in person?

A.              Yes. You may attend the special meeting of shareholders and vote your shares of common stock in person. If you hold shares in “street name,” you must provide a legal proxy executed by your bank or broker in order to vote your shares at the special meeting.

Q.              May I change my vote after I have mailed my signed proxy card?

A.              Yes. You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•       signing and submitting another proxy with a later date;

•       accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•       following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•       voting in person at the special meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

The Merger

Q.              What is the proposed transaction?

A.              Seahawk Acquisition will acquire us by merging a subsidiary of Seahawk Acquisition into us. We will cease to be a publicly-traded company and will instead become a wholly-owned subsidiary of Seahawk Acquisition.

Q.              If the merger is completed, what will I be entitled to receive for my shares of common stock and when will I receive it?

A.              Upon completion of the merger, you will be entitled to receive $55.00 in cash, without interest, for each share of our common stock that you own.

After the merger closes, Seahawk Acquisition will arrange for a letter of transmittal to be sent to each holder of Kronos common stock. The $55.00 per share merger consideration will be paid to a holder of Kronos common stock once that shareholder submits a properly completed letter of transmittal, accompanied by that shareholder’s stock certificate(s) and any other required documentation.

Q.              Am I entitled to dissenters’ or appraisal rights?

A.              We do not believe that holders of our common stock are entitled to appraisal rights in connection with the merger. Under Massachusetts law, appraisal rights are not available in respect of an all-cash merger unless a director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder; (ii) a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements; or (iii) in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate. We are not aware of any material financial interest of a type that would cause appraisal rights to be available in connection with the merger. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger.

However, Section 13.02 of the Massachusetts Business Corporation Act, which we refer to as the MBCA, has not yet been the subject of judicial interpretation and, accordingly, if such a determination were made, Kronos shareholders may be entitled to appraisal rights under Massachusetts law. If you believe you are entitled to appraisal rights under Massachusetts law, in order to exercise these rights you must:  (i) deliver to us, before the vote to approve the merger agreement is taken, written notice of your intent to demand payment for your shares in an amount to be determined pursuant to the statutory appraisal procedure; (ii) not vote your shares in favor of the proposal to approve the merger agreement; and (iii) comply with the other procedures specified in Part 13 of the MBCA. Because a submitted proxy not marked “against” or “abstain” will be voted FOR the approval of the merger agreement and FOR the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked “against” or “abstain” will result in the waiver of appraisal rights, to the extent such rights are available. If you hold shares in the name of a broker or other nominee and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available).

Any shareholder who believes he, she or it is entitled to appraisal rights and who wishes to preserve those rights should carefully review Sections 13.01 through 13.31 of Part 13 of the MBCA attached as Annex C to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights.

For additional information about appraisal rights, see “Appraisal Rights” beginning on page 66 of this proxy statement.

Q.              Why are the independent committee and our board of directors recommending that shareholders approve the merger agreement?

A.              The independent committee and our board of directors believe that the merger and the merger agreement are advisable, fair to and in the best interests of Kronos and its shareholders and recommend that you approve the merger agreement. For a more detailed explanation of the factors that the independent committee and our board of directors considered in determining whether to recommend the merger, see “The Merger—Reasons for the Merger and Recommendation of the Independent Committee and our Board of Directors” beginning on page 27 of this proxy statement.

Q.              Will the merger be a taxable transaction to me?

A.              Yes. The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize capital gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our common stock. For a more detailed explanation of the tax consequences of the merger, see “Material U.S. Federal Income Tax Consequences” beginning on page 44 of this proxy statement. You should consult your tax advisor regarding the specific tax consequences of the merger to you.

Q.              When is the merger expected to be completed?

A.              We expect the merger to be completed as soon as possible following the special meeting of shareholders and the satisfaction of all other conditions, including approval of the merger agreement by our shareholders. We and Seahawk Acquisition have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

amended, which we refer to as the HSR Act, and have been notified by such authorities that we have received “early termination” of the waiting period thereunder.

Q.              What will happen to my shares of Kronos common stock after the merger?

A.              Following the effectiveness of the merger, your shares of our common stock will represent solely the right to receive the $55.00 per share merger consideration, without interest, and trading in our common stock on The NASDAQ Global Select Market will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934, as amended.

Q.              Should I send in my stock certificate(s) now?

A.              No. After the merger closes, Seahawk Acquisition will arrange for a letter of transmittal containing detailed instructions to be sent to each holder of Kronos common stock. The $55.00 per share merger consideration will be paid to a shareholder once that shareholder submits a properly completed letter of transmittal accompanied by that shareholder’s stock certificate(s) and any other required documentation. PLEASE DO NOT SEND YOUR KRONOS STOCK CERTIFICATE(S) NOW.

Q.              What should I do if I have questions?

A.              If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact Georgeson Inc., our proxy solicitor, at:

17 State Street
10th Floor
New York, NY 10004
Call Toll-Free: 1-866-541-3553

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

Parties to the Merger

Kronos Incorporated
297 Billerica Road
Chelmsford, Massachusetts 01824
Telephone: (978) 250-9800
www.kronos.com

Kronos Incorporated, a Massachusetts corporation, provides a suite of solutions that automate employee-centric processes and provide tools to optimize the workforce. Our solutions, which include time and labor, scheduling, talent management, human resources, payroll, absence management, labor activity tracking, data collection, self-service and workforce analytics are designed for a wide range of businesses and organizations from single-site to large multi-site enterprises. Our common stock is listed on The NASDAQ Global Select Market under the symbol “KRON.”

Seahawk Acquisition Corporation
c/o   Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, California 94111
Telephone: (415) 788-5111

Seahawk Acquisition Corporation, which we refer to as Seahawk Acquisition, is a Delaware corporation that was formed for the sole purpose of completing the merger with Kronos and arranging the related financing transactions. Seahawk Acquisition will be owned by private equity funds affiliated with Hellman & Friedman LLC and JMI Equity, which we refer to as the sponsor group. Each of Hellman & Friedman LLC and JMI Equity is engaged in the business of making private equity and related investments. Seahawk Acquisition has not engaged in any business except in anticipation of the merger.

Seahawk Merger Sub Corporation
c/o   Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, California 94111
Telephone:  (415) 788-5111

Seahawk Merger Sub Corporation, which we refer to as Merger Sub, is a Massachusetts corporation and a direct wholly-owned subsidiary of Seahawk Acquisition. Merger Sub was formed exclusively for the purpose of effecting the merger. Merger Sub has not engaged in any business except in anticipation of the merger.

The Merger (page 22)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into us, and each holder of shares of our common stock will be entitled to receive merger consideration of $55.00 in cash, without interest, for each share of our common stock held by such holder immediately prior to the merger upon surrender of his, her or its stock certificate(s). As a result of the merger, we will cease to be a publicly-traded company and will instead become a wholly-owned subsidiary of Seahawk Acquisition. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 18)

The special meeting will be held on Friday, June 8, 2007, at 9:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement that we have entered into with Seahawk Acquisition. We will also be asking our shareholders to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement.

Record Date and Voting (page 18)

Our board of directors has fixed the close of business on April 30, 2007 as the record date for determining shareholders entitled to notice of and to vote at the special meeting. On the record date, we had 32,302,712 outstanding shares of common stock held by approximately 238 shareholders of record. We have no other class of voting securities outstanding.

Shareholders of record on the record date will be entitled to one vote per share of our common stock with respect to the proposal to approve the merger agreement, the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement or any other matter that may properly come before the special meeting and any adjournment of that meeting.

Vote Required (page 19)

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock as of the record date.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

Quorum (page 18)

A quorum of our shareholders is necessary to have a valid meeting of shareholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and “broker non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Revocability of Proxies (page 19)

You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•       signing and submitting another proxy with a later date;

•       accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•       following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•       voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

The Independent Committee’s Recommendation to Our Board of Directors (page 27)

Our board of directors established an independent committee consisting of Lawrence J. Portner, Samuel Rubinovitz and Bruce J. Ryan. The independent committee was given the full powers of the board of directors to the extent permitted by Massachusetts law in connection with any business combination involving Kronos, except that any decision to authorize a business combination involving Kronos was retained by our board of directors. No such authorization by our board of directors was to be made except following the unanimous recommendation of the independent committee. The powers of the independent committee included the authority to, among other things, consider, evaluate, negotiate, solicit or reject any offer to purchase all of our outstanding stock or substantially all of our assets on such terms and conditions as the independent committee deemed to be in the best interests of us and our shareholders.

The independent committee has unanimously determined that the merger and the merger agreement are fair to, and in the best interests of, our shareholders, and recommended that our board of directors adopt the merger agreement and approve the transactions contemplated thereby, including the merger and the related agreements, and that our board of directors recommend that our shareholders vote to approve the merger agreement. The independent committee has also recommended that our shareholders vote to approve the merger agreement.

Reasons for the Merger and Recommendation of the Independent Committee and our Board of Directors (page 27)

In the course of reaching its decision to adopt the merger agreement and in making its recommendation, our board of directors considered the recommendation of the independent committee and consulted with senior management and our outside financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including the following:

•       the value of the consideration to be received by our shareholders pursuant to the merger agreement, as well as the fact that shareholders will receive the consideration in cash, which provides certainty of value to our shareholders;

•       the fact that the $55.00 per share to be paid as the consideration in the merger represents a premium of approximately 34% over the closing price of our common stock twenty trading days prior to the announcement of the execution of the merger agreement;

•       the process to solicit third party interest (including the interest of specified potential strategic buyers) in a business combination with Kronos; and

•       our board of director’s conclusion that the merger was more favorable to our shareholders than any other alternative reasonably available to us and our shareholders.

Opinion of Jefferies Broadview (page 31)

In connection with the merger, the independent committee received an opinion from our financial advisor, Jefferies Broadview, a division of Jefferies & Company, Inc., upon which the Kronos board of directors may also rely, as to the fairness, from a financial point of view, of the consideration of $55.00 per share in cash to be received by holders of Kronos common stock pursuant to the merger agreement, other than Seahawk Acquisition, Merger Sub and their respective affiliates and other than any members of Kronos’ management who may be given the opportunity to obtain equity interests in Seahawk Acquisition after consummation of the merger. The full text of Jefferies Broadview’s opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies Broadview in rendering its opinion, is attached as Annex B to this proxy statement.

Kronos encourages shareholders to read this opinion carefully and in its entirety. Jefferies Broadview’s opinion was provided to the independent committee in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies Broadview’s opinion, of the consideration to be received by the holders of Kronos common stock pursuant to the merger agreement and does not address any other aspect of the merger. Jefferies Broadview’s opinion does not constitute a recommendation as to how any holder of shares of Kronos common stock should vote on the merger or any matter related thereto.

Conditions to the Merger (page 60)

Neither we nor Seahawk Acquisition is required to complete the merger unless a number of conditions are satisfied or waived. These conditions include:

•       the approval of the merger agreement by our shareholders;

•       the waiting periods applicable to the consummation of the merger under the HSR Act and applicable foreign antitrust or trade regulation laws must have expired or been terminated, except in certain circumstances;

•       all approvals and consents of and filings with governmental entities in connection with the merger, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on Seahawk Acquisition or us, must have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a material adverse effect on Seahawk Acquisition or us;

•       the absence of any applicable law or legal ruling that would make the merger illegal or would otherwise prohibit consummation of the merger; and

•       other customary closing conditions specified in the merger agreement.

Financing (page 43)

Seahawk Acquisition and Merger Sub estimate that the total amount of funds necessary to consummate the merger and related transactions will be approximately $1.8 billion, which is expected to be funded by the proceeds of equity and debt financing commitments and the available cash of the surviving corporation. See “The Merger—Financing of the Merger” beginning on page 43. The following arrangements are in place for the financing of the merger, including the payment of related transaction costs, charges, fees and expenses:

Equity Financing.   Seahawk Acquisition has received an equity commitment letter from Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P., pursuant to which, and subject to the conditions contained therein, such equity lenders have committed to provide equity financing in the aggregate amount of $752.9 million solely for the purpose of funding the merger consideration and to pay related expenses.

Debt Financing.   Seahawk Acquisition has received a debt commitment letter from Credit Suisse, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Wachovia Bank, N.A., and Wachovia Capital Markets LLC to provide (1) up to $665.0 million of senior secured loans under a first-lien secured term loan facility, (2) up to $60.0 million of senior secured loans under a first-lien secured revolving credit facility and (3) up to $400.0 million of senior secured loans under a second-lien secured term loan facility.

There is no financing condition to the consummation of the merger.

No Solicitation (page 55)

We have agreed that we will not solicit, initiate, propose or knowingly encourage any inquiries or any proposal or offer that is, or could reasonably be expected to lead to, an acquisition proposal or to participate in discussions or negotiations or furnish non-public information for the purpose of encouraging or facilitating an acquisition proposal. However, prior to the approval of the merger agreement by our shareholders and in response to proposals meeting specified conditions in the merger agreement, we may, to the extent failure to do so would be inconsistent with the fiduciary obligations of our board of directors, furnish information to and participate in discussions or negotiations with the person making such proposals, subject to certain conditions.

We have further agreed that our board of directors will not:

•       withhold, withdraw or modify, in a manner adverse to Seahawk Acquisition, its approval of the merger agreement or its recommendation with respect to the approval of the merger agreement by our shareholders;

•       cause or permit us to enter into any agreement providing for the consummation of an acquisition proposal; or

•       approve or recommend any acquisition proposal.

However, prior to the approval of the merger agreement by our shareholders, our board of directors may:

•       withhold, withdraw or modify its recommendation that our shareholders approve the merger agreement if our board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law; or

•       approve or recommend any acquisition proposal if:

o       the acquisition proposal was not solicited in violation of the terms of the merger agreement; and

o       our board of directors determines in good faith, after consultation with outside counsel, that the acquisition proposal constitutes a superior proposal and that failure to recommend it would be inconsistent with the board of director’s fiduciary obligations under applicable law.

In addition, we have agreed to:

•       immediately cease all discussions and negotiations that commenced prior to March 22, 2007 regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•       use reasonable best efforts to cause the return or destruction of our confidential information furnished to third parties;

•       promptly (within 24 hours) advise Seahawk Acquisition of receipt by us of any acquisition proposal or any request for nonpublic information in connection with any acquisition proposal; and

•       provide Seahawk Acquisition written notice five days prior to our board of directors holding a meeting to consider, or the execution by our board of directors of any written action, withholding, withdrawing or modifying its recommendation that our shareholders vote to approve the merger agreement or approving or recommending an acquisition proposal.

We have also agreed that our board of directors will (1) consider in good faith any revised proposal to acquire our common stock that Seahawk Acquisition may make during or prior to the expiration of the five-day period and (2) provide Seahawk Acquisition with a new five-day period prior to holding a meeting to consider, or the execution of any written action with respect to, any new acquisition proposal or any material modification to any previous acquisition proposal.

Termination of the Merger Agreement (page 62)

We, Seahawk Acquisition and Merger Sub may agree in writing to terminate the merger agreement at any time prior to completing the merger.

Either we or Seahawk Acquisition can terminate the merger agreement if:

•       the merger has not been consummated by October 31, 2007, subject to specified conditions. We refer to any termination of the merger agreement on the basis described in this bullet as an outside date termination;

•       a governmental entity has issued a nonappealable final order or taken any other nonappealable final action that permanently restrains or otherwise prohibits the merger; or

•       our shareholders fail to approve the merger agreement at the special meeting. We refer to any termination of the merger agreement on the basis described in this bullet as a special meeting termination.

Seahawk Acquisition can terminate the merger agreement if:

•       our board of directors fails to recommend in this proxy statement that our shareholders approve the merger agreement or withdraws or modifies in a manner adverse to Seahawk Acquisition its recommendation that our shareholders approve the merger agreement;

•       our board of directors approves or recommends to our shareholders an acquisition proposal or within ten business days after receipt of an acquisition proposal takes no position with respect to, or fails to recommend against acceptance of, such acquisition proposal;

•       a tender offer or exchange offer for outstanding shares of our common stock has been commenced and our board of directors recommends that our shareholders tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, our board of directors fails to recommend against acceptance of such offer;

•       we breach or fail to perform any representation, warranty, covenant or agreement that results in the failure of a condition to Seahawk Acquisition’s obligation to effect the merger being satisfied and which is not cured within 20 days after our receipt of written notice of such breach or failure to perform, so long as neither Seahawk Acquisition nor Merger Sub is in material breach of its representations, warranties or covenants. We refer to any termination of the merger agreement on the basis described in this bullet as a company material breach termination; or

•       we willfully and materially breach the no solicitation provisions contained in the merger agreement.

We can terminate the merger agreement if:

•       prior to the approval of the merger agreement by our shareholders, our board of directors, in compliance with the provisions contained in the merger agreement, approves or recommends to our shareholders a superior proposal;

•       Seahawk Acquisition or Merger Sub breaches or fails to perform any representation, warranty, covenant or agreement (except in the circumstances described in the following bullet) that would result in the failure of a condition to our obligation to effect the merger being satisfied and which is not cured within 20 days after its receipt of written notice of such breach or failure to perform, so long as we are not in material breach of our representations, warranties or covenants. We refer to any termination of the merger agreement on the basis described in this bullet as a buyer material breach termination; or

•       (1) all conditions except for conditions to our obligation to effect the merger have been satisfied, (2) on the closing date of the merger, none of Seahawk Acquisition, Merger Sub or the surviving corporation has received the proceeds of the financings contemplated by the debt and equity commitment letters or any substitute financing for a similar amount and (3) Seahawk Acquisition fails to notify us in writing with supporting evidence reasonably satisfactory to us that it will still be able to deposit the requisite funds with the exchange agent on the closing date of the merger. We refer to any termination of the merger agreement on the basis described in this bullet as a financing termination.

Termination Fees (page 63)

The merger agreement obligates us to pay a termination fee to Seahawk Acquisition of $55.0 million if any of the following occurs in connection with the termination of the merger agreement:

•       the merger agreement is terminated by Seahawk Acquisition because:

o       our board of directors fails to recommend in this proxy statement that our shareholders approve the merger agreement, or withdraws or modifies in a manner adverse to Seahawk Acquisition its recommendation that our shareholders approve the merger agreement;

o       our board of directors approves or recommends to our shareholders an acquisition proposal or within ten business days after receipt of an acquisition proposal takes no position with respect to, or fails to recommend against acceptance of, such acquisition proposal; or

o       a tender offer or exchange offer for outstanding shares of our common stock has been commenced and our board of directors recommends that our shareholders tender their shares in such tender or exchange offer or, within ten business days after commencement of a tender offer or exchange offer, fails to recommend against acceptance of the offer;

•       the merger agreement is terminated by us prior to its approval by our shareholders because our board of directors, in compliance with the provisions contained in the merger agreement, approves or recommends to our shareholders a superior proposal;

•       the merger agreement is terminated by Seahawk Acquisition because we willfully and materially breach the no solicitation provisions of the merger agreement; or

•       if (1) prior to the termination date, a bona fide acquisition proposal is publicly announced or is otherwise communicated, made or proposed in writing to our board of directors, and (2) within 12 months after the termination date, we enter into a definitive agreement with respect to, or we close, an acquisition proposal, provided that for this purpose the reference in the definition of acquisition proposal to 20% will be replaced by 50%, and:

o       an outside date termination shall have occurred;

o       a special meeting termination shall have occurred; or

o       a company material breach termination shall have occurred.

We have also agreed to pay to Seahawk Acquisition or its designee up to $5.0 million as reimbursement for expenses under certain circumstances specified in the merger agreement.

Seahawk Acquisition will be required to pay us a termination fee of $55.0 million in the event of a financing termination, provided that, at the time of such termination, all of the conditions to Seahawk Acquisition’s obligation to effect the merger have been satisfied. If Seahawk Acquisition’s termination fee is paid, and Seahawk Acquisition and Merger Sub are not in willful breach of the merger agreement, other than any breach arising from the failure by Seahawk Acquisition to obtain the debt financing, then our termination of the merger agreement and receipt of Seahawk Acquisition’s termination fee will be the sole and exclusive remedy against Seahawk Acquisition, Merger Sub, and entities affiliated therewith, each of which we refer to as a buyer party, for any loss or damage suffered as a result of the breach of the merger agreement or any representation, warranty, covenant or agreement contained therein by Seahawk Acquisition or Merger Sub or the failure of the merger to be consummated or otherwise in connection with the merger agreement or the transactions contemplated thereby, which we refer to collectively as the company damages.  The maximum aggregate liability of all the buyer parties for all company damages is limited to $137.0 million.

Seahawk Acquisition also agreed to pay to us up to $5.0 million as reimbursement for our expenses under certain circumstances specified in the merger agreement.

Guarantees (page 43)

We have received an absolute, unconditional and irrevocable guarantee from each of Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P., which together guarantee the due and punctual observance, payment, performance and discharge of 100% of any payment obligation of Seahawk Acquisition and Merger Sub pursuant to certain sections of the merger agreement, subject to the limitations set forth in the merger agreement and provided that in no event will such guarantors’ aggregate liability under the guarantees exceed $137.0 million.

Regulatory Matters (page 44)

The merger agreement provides that we and Seahawk Acquisition may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting periods have expired or been terminated. We and Seahawk Acquisition each have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and have received “early termination” of the waiting period thereunder. We have been informed that Seahawk Acquisition has made a pre-merger notification filing with the German antitrust authorities. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Appraisal Rights (page 66)

Section 13.02(a)(1) of the MBCA generally provides that shareholders of a Massachusetts corporation are entitled to appraisal rights in the event of a merger. An exemption set forth in Section 13.02(a)(1)(A) of the MBCA provides that appraisal rights will not arise in transactions similar to the merger where cash is the sole consideration received by the shareholders. However, this exemption does not apply if controlling shareholders, directors or officers are determined to have a direct or indirect material financial interest, other than in their capacity as shareholders or as directors, officers, employees or consultants pursuant to a bona fide arrangement with the corporation, in the merger for purposes of the MBCA.

We do not believe that holders of our common stock are entitled to appraisal rights in connection with the merger. Under Massachusetts law, appraisal rights are not available in respect of an all-cash merger unless a director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder; (ii) a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements; or (iii) in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate. We are not aware of any material financial interest of a type that would cause appraisal rights to be available in connection with the merger. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger. However, Section 13.02 of the MBCA has not yet been the subject of judicial interpretation and, accordingly, if such a determination were made, Kronos shareholders may be entitled to appraisal rights under Massachusetts law. Any shareholder who believes he, she or it is entitled to appraisal rights and who wishes to preserve those rights should carefully review Sections 13.01 through 13.31 of Part 13 of the MBCA, attached as Annex C to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in Part 13 of the MBCA would result in the loss of any appraisal rights to which such shareholder may be entitled.

Federal Income Tax Consequences (page 44)

If the merger is completed, the exchange of common stock by our shareholders for the cash merger consideration will be treated as a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Stock Options, Restricted Stock Units and Employee Stock Purchase Plan (page 48)

Pursuant to the merger agreement, each outstanding stock option of Kronos, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, except as may otherwise be agreed by Seahawk Acquisition and any holder of an outstanding stock option, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable taxes, equal to the product of (1) the excess, if any, of $55.00 over the per share exercise price of the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of such option immediately prior to completion of the merger.

In addition, each outstanding restricted stock unit will vest in full immediately prior to the effective time of the merger and, except as may otherwise be agreed between Seahawk Acquisition and any holder of a restricted stock unit, each holder of a restricted stock unit will be entitled to receive an amount in cash equal to the product of (1) the number of shares of Kronos common stock previously subject to such restricted stock unit and (2) $54.99 ($55.00 minus $0.01 par value per unit payable by the restricted stock unit holder), plus the value of any deemed dividend equivalents accrued but unpaid with respect to such restricted stock units, less any amounts required to be withheld under any applicable law.

We have also agreed to terminate our 2003 employee stock purchase plan, which we refer to as the ESPP, as of or prior to the effective time of the merger and take any required action to suspend the current offering period under the ESPP and provide that no further offering period or purchase period shall commence under the ESPP at any time after March 22, 2007.

Interests of Our Directors and Executive Officers in the Merger (page 38)

In considering the recommendation of the independent committee and our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders generally. The independent committee and our board of directors were aware of these interests, which include those summarized below, and considered them, among other matters, in adopting the merger agreement:

•       the merger agreement provides for (1) the accelerated vesting and cash settlement of all outstanding stock options and restricted stock units, as described above, (2) the continued indemnification of our current and former directors and officers following the merger, (3) the purchase of directors’, officers’ and fiduciaries’ liability insurance at no cost to the beneficiaries for a period of six years following the merger, and (4) Seahawk Acquisition’s commitment to preserve provisions in our articles of organization and bylaws for a period of six years following the merger that are no less favorable with respect to indemnification, expense advancement and exculpation of present and former directors and officers of ours and our subsidiaries than are presently in our articles of organization and bylaws;

•       under the terms of existing senior executive retention agreements with us, each of Mark S. Ain, Aron J. Ain, Mark V. Julien, Paul A. Lacy, Joseph R. DeMartino, Peter C. George, James Kizielewicz, Stuart M. Itkin and Lloyd Bussell is entitled to receive the following:

o       if within 12 months following the merger the executive officer’s employment is terminated for (1) reasons other than for cause, disability or death (as defined in the retention agreement) or (2) by the executive for good reason (as defined in the retention agreement), a cash payment equal to three times the sum of the executive officer’s highest base salary and highest bonus, received in any year for the five-year period prior to the merger; or

o       if the executive officer’s employment is terminated following 12 months after and within 36 months of the merger for (1) reasons other than for cause, disability, or death (as defined in the retention agreement) or (2) by the executive for good reason (as defined in the retention agreement), which includes a termination by the executive during the 30-day period beginning on the first anniversary of the merger, a cash payment equal to two times the sum of the executive’s highest base salary and highest bonus, received in any year for the five-year period prior to the merger.

Under the senior executive retention agreements, in such circumstances, the executive is also entitled to receive a pro-rata bonus payment equal to the product of (1) the annual bonus paid or payable for the most recently completed fiscal year and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365.  Our board of directors has approved an amendment to the senior executive retention agreements, and it is expected that such agreements will be amended in a timely manner.  Pursuant to such amendment, the above cash payments will be made as follows. If the executive’s termination occurs in 2007, the cash payments will be paid in one lump sum within 30 days after the executive’s termination. If the executive’s termination occurs after 2007, then the cash payments will be paid in one lump sum or in 36 equal monthly installments, with an annual interest rate on the unpaid principal balance equal to the minimum applicable federal rate in effect on the date of termination, in accordance with an irrevocable, written election made by the executive. If no such election is made, then the cash payments will be paid in one lump sum within 30 days after the executive’s termination.

The senior executive retention agreements also require that we continue to provide benefits to each executive for a period of one year after the date of his or her termination. In addition, we will provide outplacement services through one or more outside firms chosen by the executive officer up to an aggregate of $12,000.

In addition, the members of our independent committee will be entitled to receive fees for their services as members of such committee as follows: Messrs. Portner and Rubinovitz will each be entitled to receive $25,000 and Mr. Ryan, as chair of the independent committee, will be entitled to receive $50,000.

For additional information, see “The Merger—Interests of Our Directors and Executive Officers in the Merger.”

New Management Arrangements

As of the date of this proxy statement, no member of our management has entered into any amendments or modifications to existing employment or retention agreements with us or Seahawk Acquisition in connection with the merger. Seahawk Acquisition has informed us that it currently intends to retain certain members of our existing management team with the surviving corporation after the merger is completed, and that it anticipates that Aron J. Ain, our Chief Executive Officer, will continue as chief executive officer of the surviving corporation. Seahawk Acquisition has informed us that it may offer Mr. Ain and a limited number of other members of management the opportunity to convert a portion of their current equity interests in Kronos into, or otherwise invest in, equity in the surviving corporation, and that it also intends to set up equity-based incentive compensation plans for management of the surviving corporation. As of the date of this proxy statement, neither Mr. Ain nor any other member of our management has entered into any agreement, arrangement or understanding with Seahawk Acquisition, Merger Sub or any of their affiliates (including Hellman & Friedman LLC and JMI Equity) regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation. Although we believe certain members of our management team are likely to enter into new arrangements with Seahawk Acquisition, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, the surviving corporation, these matters are subject to further negotiations and discussion and no terms or conditions have been finalized. The new arrangements are currently expected to be entered into at or prior to the completion of the merger. In addition, it is possible that one or more of our executive officers could be invited to join the board of directors of the surviving corporation and/or Seahawk Acquisition following the merger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation:

•       the requirement that our shareholders approve the merger agreement with Seahawk Acquisition;

•       failure to satisfy other conditions to the merger;

•       the effect of the announcement of the merger on our customer relationships, operating results and business generally, including our ability to retain key employees; and

•       other risks detailed in our current filings with the Securities and Exchange Commission, or SEC, including our Quarterly Report on Form 10-Q for the period ended December 30, 2006.

See “Where You Can Find More Information” on page 77. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

THE SPECIAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to you, as a holder of our common stock, as part of the solicitation of proxies by our board of directors for use at the special meeting of shareholders.

Date, Time and Place of the Special Meeting

The special meeting of shareholders of Kronos will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, June 8, 2007, at 9:00 a.m., local time.

Purpose of the Special Meeting

The purpose of the special meeting is:

•       to consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Kronos, Seahawk Acquisition and Merger Sub, as such agreement may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

•       to consider and vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement; and

•       to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

Recommendation to Shareholders

The independent committee has by unanimous vote determined that the merger agreement and the merger are fair to and in the best interests of our shareholders. In addition, our board of directors by unanimous vote has adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of our company and our shareholders. Accordingly, the independent committee and our board of directors recommend that our shareholders vote “FOR” approval of the merger agreement at the special meeting.

Record Date; Stock Entitled to Vote

The holders of record of shares of our common stock as of the close of business on April 30, 2007, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were approximately 32,302,712 shares of our common stock outstanding held by approximately 238 shareholders of record.

Quorum

A quorum of our shareholders is necessary to have a valid meeting of shareholders. The required quorum for the transaction of business at the special meeting is the presence (in person or represented by proxy) of holders representing a majority of the shares of our common stock issued, outstanding and entitled to vote at the special meeting. Both abstentions and “broker non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

Vote Required

Pursuant to the requirements of the MBCA and the merger agreement, we are seeking the approval of the merger agreement by the affirmative vote of holders of two-thirds of the outstanding shares of our common stock as of the record date.

Each holder of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment of that meeting. Failure to vote your proxy or to vote in person will have the same effect as a vote “AGAINST” approval of the merger agreement. Abstentions will not be counted as votes cast or shares voting on the proposal to approve the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you vote “AGAINST” the approval of the merger agreement.

Brokers or other nominees who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of our common stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” approval of the merger agreement.

Voting

Holders of record of our common stock may vote their shares by attending the special meeting and voting their shares of our common stock in person, by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope, or by submitting a proxy over the Internet or by telephone. All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of approval of the merger agreement.

Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact Georgeson Inc., our proxy solicitor, at:

17 State Street
10th Floor
New York, NY 10004
Call Toll-Free: 1-866-541-3553

Shareholders who hold their shares of our common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

You can change your vote and revoke your proxy at any time before the polls close at the special meeting by doing any one of the following:

•       signing and submitting another proxy with a later date;

•       accessing the Internet and following the instructions for Internet proxy authorization that appear on the enclosed proxy card;

•       following the instructions that appear on the enclosed proxy card for proxy authorization by telephone; or

•       voting in person at the meeting.

Your attendance alone at the special meeting will not revoke your proxy. If you wish to revoke your previously submitted proxy at the special meeting, you must deliver a completed proxy card with a later date in person or complete a ballot to be made available at the special meeting. If you are not the record holder of your shares, you must follow the instructions of your bank or brokerage firm in order to change your vote.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

We have retained Georgeson Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $25,000 plus expenses relating to the solicitation.

Proposal to Approve Adjournment of the Special Meeting

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Our board of directors retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any of our shareholders. Under Section 7.05(b) of the MBCA, notice of the adjourned meeting is not required as long as the date, time and place of the adjourned meeting are announced at the meeting prior to adjournment.

The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the special meeting. The failure to vote shares of our common stock would have no effect on the approval of the adjournment proposal.

The independent committee and our board of directors recommend that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary.

Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the special meeting.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under the MBCA, business transacted at the special meeting is limited to matters within the purpose or purposes described in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

THE MERGER

Background of the Merger

From time to time, our board of directors has reviewed and assessed various strategic alternatives for Kronos, including remaining a stand-alone, independent company and the relative advantages and disadvantages of engaging in a business combination with a potential acquirer. In the first part of 2006, Kronos received general inquiries from third parties, including an investment bank, a private equity group and a potential strategic acquirer relating to Kronos’ strategic plans. Management reported these inquiries to our board of directors in due course at its regularly scheduled meetings where they were discussed in general terms by our board of directors.

In mid-August, 2006, a potential strategic acquirer contacted members of senior management of Kronos to determine Kronos’ willingness to consider a business combination. On August 15, 2006, Mr. Mark Ain, Executive Chairman of our board of directors, and Aron Ain, our Chief Executive Officer, met with senior management of this third party to discuss a potential business combination. In late August this third party sent an unsolicited expression of interest to Mark Ain and Aron Ain indicating an interest in acquiring Kronos at a price range substantially below the price to be paid by Hellman & Friedman in the merger agreement. This expression of interest was discussed at a special meeting of our board of directors held on August 21, 2006. Following this discussion, our board of directors determined that it was not in the best interests of Kronos’ shareholders to pursue this expression of interest but that Kronos would remain open to further discussions with this third party and directed Aron Ain to communicate this conclusion to the third party. In addition, our board of directors requested management to conduct informal and confidential discussions with investment banks and private equity sponsor groups to explore Kronos’ strategic alternatives.

On August 29, 2006, in response to an unsolicited expression of interest from a private equity sponsor group, our senior management met with representatives of such private equity sponsor group. The discussion was preliminary in nature and focused primarily on potential transaction structures and valuation ranges. Management reported the results of this meeting to our board of directors.

On September 22, 2006, a standing subcommittee of our board of directors met, together with other members of the board of directors and management to discuss, among other things, a summary of management’s discussions with investment banks and a private equity sponsor group relating to various strategic alternatives. It was the consensus of those members of our board of directors to continue to informally explore strategic alternatives, including those that related to a transaction involving a private equity sponsor group and report back to the full board of directors.

During late September and October 2006, management met with several investment banking firms, including Jefferies Broadview, and a private equity sponsor group, to determine the potential level of interest in a business combination with Kronos and the potential valuation ranges that might be associated with such a transaction. Management’s discussions with the private equity sponsor group were general and exploratory in nature and involved only publicly-available information concerning Kronos and its operations.

On November 9, 2006, members of our senior management met with two representatives of Hellman & Friedman to discuss a potential business combination. The discussion was general in nature and involved only publicly-available information concerning Kronos and its operations.

On November 16, 2006, at its regularly scheduled meeting, our board of directors met with a representative of Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, outside legal counsel to Kronos, to discuss, among other things, an overview of third party inquiries and the salient legal issues surrounding our board of director’s assessment of our strategic alternatives, including a potential business combination with a third party, whether a strategic party or private equity sponsor group, and remaining a stand-alone, independent company. At this meeting, counsel noted the role of our board of directors in such a transaction and outlined the board of director’s fiduciary duties in such context. At this meeting, the non-management members of the board of directors met in executive session and continued their discussion with outside legal counsel regarding the fiduciary duties of the board of directors in the context of a transaction with a private equity sponsor group, the benefits of forming an independent committee and authorizing such a committee to retain its own financial and legal advisors in discharging its duties with respect thereto.

Following this discussion, the non-management members of our board of directors discussed the business and operational challenges that Kronos would be required to address and the opportunities presented as a stand-alone, independent company in the future. In light of this discussion, the non-management members of our board of directors concluded that it would be appropriate for members of management to conduct confidential discussions with several qualified private equity sponsor groups and to summarize and present management’s findings and recommendations at a meeting of the board of directors to be held in early January 2007.

On January 2, 2007, our board of directors met to hear a report of management with respect to (i) the operational and strategic challenges facing Kronos and (ii) a summary of management’s preliminary discussions with certain private equity sponsor groups. At this meeting, management presented its summary of the interaction with several interested third parties and the potential valuation ranges discussed with such parties, noting that such valuations were preliminary in nature and based entirely on publicly-available information concerning Kronos.

Following this discussion, the non-management members of our board of directors met in executive session and conferred with representatives of WilmerHale. During this discussion, representatives of WilmerHale discussed the importance of each member of the board of directors avoiding actual and apparent conflicts of interest with any of the identified private equity sponsor groups and management and reviewed the board of director’s fiduciary duties in connection with evaluating a business combination. In addition, counsel suggested that our board of directors consider forming a committee of entirely disinterested and independent members to manage the day-to-day aspects of considering our strategic alternatives, including engaging in a business combination and remaining a stand-alone, independent company and recommended that such committee be authorized to retain independent financial and legal advisors to assist this committee. Following this discussion, it was the consensus of the board of directors to consider the formation of an independent committee as described by counsel at a meeting to be held on January 5, 2007.

On January 5, 2007, the non-management members of our board of directors met to consider whether to (i) authorize management to continue discussions with certain interested third parties regarding a potential business combination with Kronos, (ii) create an independent committee and establish the mandate of any such committee and (iii) authorize such independent committee to engage independent professional advisors in connection with its assessment of Kronos’ strategic alternatives. Following discussion, the non-management members of our board of directors formed an independent committee comprised of Lawrence J. Portner, Samuel Rubinovitz and Bruce J. Ryan, with Mr. Ryan serving as committee chair, each of whom is an independent director under applicable listing exchange rules and federal securities laws, and disinterested for Massachusetts corporate law purposes. The independent committee was granted the full powers of our board of directors under Massachusetts law, except that any decision to authorize a business combination transaction was to be made by the full board of directors, but no such board authorization would be made without the unanimous recommendation of the independent committee. In addition, the independent committee was authorized to engage its own legal and financial advisor. At this meeting, non-management members of our board of directors discussed the benefits of utilizing Jefferies Broadview as financial advisor to the independent committee.

Following the January 5, 2007 meeting, the independent committee authorized us to retain Jefferies Broadview as the independent committee’s independent financial advisor and Choate, Hall & Stewart LLP as its independent legal advisor. Jefferies Broadview had not received any compensation from us in connection with investment banking services within the past five years, and Choate Hall had not in the past been engaged by us to provide legal services.

On January 10, 2007, the independent committee met by conference call with representatives of Jefferies Broadview, Choate, Hall & Stewart and WilmerHale, together with Mark V. Julien, our Chief Financial Officer, and Alyce T. Moore, our General Counsel. The purpose of the meeting was to discuss with outside counsel and Jefferies Broadview the process the independent committee should follow in considering our strategic alternatives, including a potential business combination. Following the presentations and discussion it was the consensus of the independent committee that Jefferies Broadview be directed to conduct a discreet, targeted and controlled marketing effort directed toward private equity sponsor groups and strategic buyers designed to balance the need for a meaningful canvassing of interest (to promote healthy price competition) with preserving the confidentiality of any potential transaction. The independent committee directed Jefferies Broadview to contact six private equity sponsor groups, including Hellman & Friedman, and, assuming they executed an acceptable confidentiality agreement, that each be afforded access to an electronic data room containing certain non-public due diligence information concerning Kronos. In addition, after considering the input of its financial and legal advisors, the independent committee identified several other private equity sponsor groups that would be contacted if any of the six private equity sponsor groups declined to execute a confidentiality agreement.

The independent committee selected these private equity sponsor groups based on industry expertise in software and financial capability. In addition, the independent committee identified three strategic parties with businesses closely aligned with Kronos and with the perceived ability to pay a significant premium for Kronos and the ability to execute a transaction of this magnitude. It was concluded that those parties should be approached as well, but because they were our competitors, only after first assessing potential valuation ranges from the private equity sponsor groups so that the independent committee could ascertain what would constitute a competitive offer.

During mid-January 2007, Kronos negotiated and executed confidentiality agreements with each of the six private equity sponsor groups and one co-investor that contained customary provisions, including “standstill” restrictions. On January 22, 2007, the independent committee executed a written engagement letter dated January 19, 2007 retaining Jefferies Broadview. On February 8, 2007, Kronos provided due diligence materials via access to an electronic data room to each party that executed a confidentiality agreement.

On February 12, 2007, the chairman of the independent committee met by conference call with representatives of Jefferies Broadview and Choate Hall to discuss various aspects of the bid process, including the terms of the bid procedures letter to be presented to prospective bidders. Mr. Ryan then conferred with the other members of the independent committee by telephone.

On February 13, 2007, following a meeting with the independent committee, Jefferies Broadview circulated a first round bid procedures letter to each of the six private equity sponsor groups requesting that a written expression of interest be returned no later than February 23, 2007.

On February 15, 2007, Jefferies Broadview provided a process update to the independent committee summarizing follow up due diligence discussions with several of the private equity sponsor groups and Kronos.

On or about February 16, 2007, at the independent committee’s request, Jefferies Broadview approached three strategic parties, including the party that had made the unsolicited expression of interest in August 2006.

Throughout late January and February 2007, management participated in various in-person and telephonic meetings and due diligence sessions with each of the private equity sponsor groups.

On February 23, 2007, preliminary proposals were received from the six private equity sponsor groups, with bids ranging from $45.00 per share to $50.00 per share. Later that day, Jefferies Broadview updated the independent committee as to these developments. The independent committee learned that two strategic parties declined to participate in the process, in one instance because the party indicated that it was not prepared to proceed at anticipated levels of valuation, and in the second because the party was not currently positioned or interested in pursuing a transaction presenting the complexity and operational overlap of an acquisition involving Kronos.

On February 26, 2007, the independent committee met by conference call with representatives of Jefferies Broadview, Choate Hall, WilmerHale and members of senior management to discuss the communication received from the two strategic parties and the status of the first round bids submitted by the private equity sponsor groups. Following this session, the independent committee met without representatives of management, and based on price, the independent committee decided to narrow the participants to four private equity sponsor groups.

On February 27, 2007, the third strategic party indicated to Jefferies Broadview that it would not proceed in the process because it was unwilling to execute a confidentiality agreement with customary provisions, including “standstill” restrictions that would terminate in the event that we entered into an acquisition agreement with a third party or a third party commenced a tender offer.

On March 4, 2007, as authorized by the independent committee, Jefferies Broadview circulated a second round bid procedures letter to each of the remaining private equity sponsor groups, together with a draft merger agreement and disclosure schedules, requiring that a final written expression of interest be returned no later than March 19, 2007.

During the first two weeks of March 2007, management participated in continuing in-person and telephonic meetings and due diligence sessions with each of the four remaining private equity sponsor groups.

On March 13, 2007, Mark Ain received a letter from the chairman and chief executive officer of a software company, the financial sponsor of which is a significant private equity sponsor group, indicating that party’s interest in acquiring Kronos. We refer to this third party as Party X.

On March 14, 2007, Mr. Ryan, chairman of the independent committee, discussed the correspondence from Party X with representatives of Jefferies Broadview, Choate Hall and WilmerHale along with Mark Ain, Aron Ain and Mr. Paul Lacy, our President. Mr. Ryan then conferred with the other members of the independent committee by telephone.

On March 15, 2007, Party X sent a letter to Mark Ain indicating that it was willing to offer $55.00 per share in cash based on what Party X believed to be the number of shares outstanding (or $54.36 calculated using the most recent fully-diluted share capitalization available at that time), noting that the offer would expire at 8:00 p.m. Pacific Time on March 16, 2007 unless otherwise extended or terminated prior to that time. Party X indicated that it would be willing to engage in a rapid and intensive due diligence review of Kronos provided it was afforded reasonable access.

On March 16, 2007, the independent committee met with Messrs. Aron Ain and Lacy of Kronos and representatives of Jefferies Broadview, Choate Hall and WilmerHale to consider Kronos’ reaction to the proposal submitted by Party X. Following a discussion, it was the consensus of the independent committee to allow Party X full access to the electronic data room and to direct management to meet with Party X as soon as practicable, provided Party X execute a suitable form of confidentiality agreement. WilmerHale and counsel to Party X negotiated a form of confidentiality agreement containing “standstill” restrictions that would terminate in the event that we entered into an acquisition agreement with a third party or a third party commenced a tender offer. Later that evening, representatives from Party X and their financial and legal due diligence teams were permitted access to the electronic data room. In addition, on March 16, 2007, Party X and its counsel were provided with a copy of the same draft merger agreement and disclosure schedules provided to the other bidders in the process.

On March 19, 2007, Jefferies Broadview received three complete bid packages including mark-ups of the draft merger agreements from three of the private equity sponsor groups with price ranges from $50.00 per share to $53.00 per share. In addition, WilmerHale received a revised merger agreement from counsel to Party X. Later that day, the independent committee convened to conduct a preliminary analysis of the bid packages noting that the final private equity sponsor group had indicated that it would complete its submission on March 20, 2007, which was later submitted on such date at a price range substantially below the bids received on March 19, 2007.

During the week of March 19th, management conducted due diligence meetings with and provided supplemental due diligence materials to Party X.

On March 20, 2007, at a meeting of the independent committee, after considering the results of the bids received at that time, including the expression of interest provided by Party X, the independent committee decided to extend the final bidding deadline to the morning of March 22, 2007. The independent committee then requested Jefferies Broadview to instruct the two highest bidders, Hellman & Friedman and Party X, to submit their last and final bids on March 22, 2007.

On March 19, 20 and 21, 2007, representatives of WilmerHale negotiated drafts of the merger agreements and related documentation with counsel to Party X and Hellman & Friedman and reviewed debt financing commitment documentation from such parties.

During the late morning and early afternoon of March 22, 2007, the independent committee met to discuss the relative merits of the proposals received from Party X and Hellman & Friedman. Party X resubmitted its bid of $55.00 and Hellman & Friedman submitted a revised bid of $54.00. The independent committee concluded, after considering the input of counsel and Jefferies Broadview, that if the bids were equal in price, it would favor the Hellman & Friedman proposal due to (i) the fact that Hellman & Friedman’s debt financing, which represented a smaller percentage of its proposed purchase price than that of Party X, was based solely upon Kronos’ financial performance and not dependent on that of the bidding party, (ii) its preferable proposed merger agreement terms, including Hellman & Friedman’s agreement to be liable for up to $137.0 million (approximately 7.5% of our equity value) for willful breach of the merger agreement, (iii) somewhat more flexible deal protection terms and (iv) its reasonable belief based, in part, upon Hellman & Friedman’s general reputation as an acquirer of software companies, that an acquisition of us by Hellman & Friedman was in the best interests of our employees, suppliers, creditors and customers and other constituencies as contemplated by the provisions of Section 8.30 of the MBCA. Accordingly, after deliberation and consideration of these factors, the independent committee directed representatives of Jefferies Broadview to determine whether Hellman & Friedman would increase its bid to $55.00 per share. Following the meeting and at the independent committee’s request, Jefferies Broadview contacted Hellman & Friedman, which agreed to increase its bid to $55.00 per share provided that Kronos agree to negotiate on an exclusive basis until 9:00 p.m. on that day and that a definitive merger agreement be signed by that time.

During the afternoon of March 22, 2007, the independent committee met again and authorized exclusive negotiations with Hellman & Friedman until 9:00 p.m. on March 22, 2007. Thereafter, in exchange for the increase of its bid to $55.00, the independent committee directed us to execute an exclusivity agreement with Hellman & Friedman. Jefferies Broadview then reviewed with the independent committee its analysis of the financial terms of the merger and delivered to the independent committee its opinion, upon which our board of directors may also rely, to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the consideration of $55.00 per share in cash to be received by holders of Kronos common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders, other than Seahawk Acquisition, Merger Sub and their respective affiliates and other than any members of Kronos’ management who may be given the opportunity to obtain equity interests in Seahawk Acquisition after consummation of the merger. Following a discussion, the independent committee recommended the transaction to our board of directors.

During the afternoon and evening of March 22, 2007, our board of directors met twice to consider the revised terms of the Hellman & Friedman proposal and the revised terms of the merger agreement. At the first of these two meetings, Jefferies Broadview reviewed with our board of directors its analysis of the financial terms of the merger and reviewed the opinion summarized in the immediately preceding paragraph that Jefferies Broadview had delivered to the independent committee. Representatives of WilmerHale reviewed the board of director’s fiduciary duties and certain significant provisions contained in the revised merger agreement, a copy of which was circulated to the board of directors prior to the meeting. Following a discussion, our board of directors unanimously approved the transaction and authorized the execution of the merger agreement.

Following the meeting of the board of directors, Kronos and Hellman & Friedman executed the merger agreement and the guarantees. On March 23, 2007, prior to the opening of trading, Kronos issued its press release announcing the transaction.

Reasons for the Merger and Recommendation of the Independent Committee and our Board of Directors

In the course of reaching its decision to adopt the merger agreement and in making its recommendation, our board of directors considered the recommendation of the independent committee and consulted with senior management and our outside financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including the following:

•       the value of the consideration to be received by our shareholders pursuant to the merger agreement, as well as the fact that shareholders will receive the consideration in cash, which provides certainty of value to our shareholders;

•       the fact that the $55.00 per share to be paid as the consideration in the merger represents an approximately 34% premium over the closing price of our common stock twenty trading days prior to the announcement of the execution of the merger agreement;

•       the process to solicit third party interest (including the interest of specified potential strategic buyers) in a business combination with Kronos;

•       our board of director’s conclusion that the merger was more favorable to our shareholders than any other alternative reasonably available to us and our shareholders, after considering:

o       the risks and benefits of remaining a stand-alone, independent company, and

o       the indications of interest made by the other third parties in Kronos’ canvassing process, including the risks and uncertainties associated with the ability of any such third parties to enter into or consummate any transaction;

•       our board of director’s assessment of the operational and strategic challenges facing Kronos as a stand-alone, independent company, including competing with other companies with greater resources, better global capabilities and broader product offerings that may be viewed more favorably by customers in the human capital management software industry;

•       historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions;

•       the internal estimates of our future financial performance provided confidentially to third parties, including Hellman & Friedman, as well as the potential impact of identified challenges and risks on such future financial performance, including:

o       increased risks relating to the execution of our organic growth strategy, such as execution variability and associated pressure on margins,

o       costs and resources related to Sarbanes-Oxley compliance and current, quarterly and annual reporting requirements, and

o       pricing pressure typically experienced by public software companies at the end of quarters;

•       the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as a publicly-owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the $55.00 per share cash price to be paid pursuant to the merger;

•       the terms and conditions of the merger agreement, including:

o       the ability of the board of directors, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Hellman & Friedman of a termination fee of $55.0 million (approximately 3.0% of our equity value), to terminate the merger agreement to accept a superior proposal;

o       the board of director’s belief that the $55.0 million termination fee payable to Hellman & Friedman was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;

o       the board of director’s belief that the $55.0 million termination fee payable by Hellman & Friedman to Kronos in the event of a termination of the merger agreement under certain circumstances was reasonable in the context of termination fees that were payable in other comparable transactions;

o       the terms and conditions of the limited guarantees, including Hellman & Friedman’s agreement to be liable for up to $137.0 million for willful breach of the merger agreement; and

o       the financial presentation of Jefferies Broadview, including its opinion, dated March 22, 2007, to our independent committee to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the consideration of $55.00 per share in cash to be received by holders of Kronos common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders, other than Seahawk Acquisition, Merger Sub and their respective affiliates and other than any members of Kronos’ management who may be given the opportunity to obtain equity interests in Seahawk Acquisition after consummation of the merger, as more fully described below under the caption “Opinion of Jefferies Broadview”;

•       the terms and conditions of Hellman & Friedman’s financing, including the fact that its financing was based solely upon Kronos’ financial performance and our ability to terminate the merger agreement prior to the outside date of October 31, 2007, if such financing is not available and we are otherwise available to close;

•       the fact that one of our major customers held a teleconference with Hellman & Friedman, at Hellman & Friedman’s request, and expressed no objection to the acquisition of our company by Hellman & Friedman; and

•       its reasonable belief that an acquisition of us by Hellman & Friedman was in the best interests of our employees, suppliers, creditors and customers and other constituencies as contemplated by the provisions of Section 8.30 of the MBCA.

In the course of its deliberations, our independent committee and our board of directors also considered a variety of risks and other countervailing factors, including:

•       the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on customer and vendor relationships;

•       the restrictions that the merger agreement imposes on soliciting competing bids, and the fact that we would be obligated to pay the $55.0 million termination fee to Hellman & Friedman under certain circumstances;

•       the fact that we will no longer exist as an independent, publicly-traded company and our current shareholders will no longer participate in any of our future earnings or growth and will not benefit from any appreciation in the value of our company;

•       the fact that gains from an all-cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

•       the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

•       the interests of our officers and directors in the merger described below under “The Merger—Interests of Our Directors and Executive Officers in the Merger.”

The foregoing discussion of the factors considered by our independent committee and our board of directors is not intended to be exhaustive, but does set forth all of the material factors considered by them. Each of our independent committee and our board of directors collectively reached the unanimous conclusion to recommend and adopt the merger agreement, as applicable, in light of the various factors described above and other appropriate factors. In view of the wide variety of factors considered by our independent committee and our board of directors in connection with their evaluation of the merger and the complexity of these matters, neither considered it practical, nor did either attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their respective decisions. Moreover neither our independent committee nor our board of directors undertook to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the independent committee or the board of directors. Rather, each of our independent committee and our board of directors made their respective recommendations based on the totality of information presented to and the evaluation conducted by them. In considering the factors discussed above, individual directors may have given different weights to different factors.

Financial Projections

Kronos made available to all potential acquirers who signed confidentiality agreements, including Hellman & Friedman, and to Jefferies Broadview, certain non-public business and financial information about Kronos, including financial projections through the fiscal year ending September 30, 2011. These projections included the following estimates of Kronos’ future financial performance:

	Fiscal Year Ending September 30,
	2007	2008	2009	2010	2011
	(in millions)
Revenue	$661.0	$740.0	$834.1	$944.2	$1,073.1
Net Income	$39.0	$58.4	$81.5	$112.4	$141.4
EBITDA	$112.3	$136.3	$168.0	$211.1	$252.8
Adjusted EBITDA	$138.0	$157.3	$186.3	$228.0	$269.3

Principal assumptions:

•       Net Income includes the effect of stock-based compensation expense and amortization of intangibles.

•       Tax rate assumed to be approximately 34.5%.

•       EBITDA means earnings before interest, taxes, depreciation and amortization.

•       Adjusted EBITDA reflects additions to EBITDA relating to:

o       stock based compensation,

o       deferred revenue (FY2007—$4.8 million; FY2008—$1.7 million; FY 2009—$0.5 million; FY2010—$94,000; and FY 2011—$12,000),

o       public company expenses of approximately $2.1 million for all periods presented, and

o       certain one time expenses for FY 2007 of approximately $0.7 million.

Kronos’ non-public business and financial information and projections through fiscal 2011 that Kronos provided to Hellman & Friedman during the course of Hellman & Friedman’s due diligence investigation of Kronos was provided solely in connection with such due diligence investigation and not expressly for inclusion or incorporation by reference in any proxy statement.  There is no guarantee that any projections will be realized or that the assumptions on which they are based will prove to be correct.

Kronos does not as a matter of course make public any projections as to future performance or earnings beyond limited guidance for periods no longer than one year, and the projections set forth above are included in this proxy statement only because this information was provided to Hellman & Friedman.  The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with U.S. generally accepted accounting principles, and Kronos’ independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and accordingly assumes no responsibility for them.  Kronos’ internal financial forecasts (upon which the projections were based in part) are, in general, prepared solely for internal use such as budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments.  The projections reflect numerous assumptions made by the management of Kronos, including those listed above, and general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Kronos’ control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate or that any of the projections will be realized.

Kronos expects that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections due to numerous risks and uncertainties, including but not limited to: the risk that Kronos will face increased competition; Kronos’ dependence on its time and labor product line; the operational and strategic challenges facing Kronos as a stand-alone, independent company; and the other risks and uncertainties described in reports filed by Kronos with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation under the heading “Risk Factors” in Kronos’ Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2006, or the “Kronos Form 10-K,” and subsequent periodic reports filed with the SEC.  All projections are forward-looking statements; these and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Kronos Form 10-K filed with the SEC.

The inclusion of the projections herein should not be regarded as an indication that either Kronos or Hellman & Friedman considered or consider the projections to be a prediction of actual future events, and the projections should not be relied upon as such.  Except as required by law, neither Kronos nor Hellman & Friedman intend to update or otherwise revise the projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Kronos’ shareholders are cautioned not to place undue reliance on the projections included in this proxy statement.

Opinion of Jefferies Broadview

Jefferies Broadview served as the independent committee’s financial advisor in connection with the merger. On March 22, 2007, Jefferies Broadview delivered to the independent committee its opinion, upon which the Kronos board of directors may also rely, to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in its opinion, the consideration of $55.00 per share in cash to be received by holders of Kronos common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders, other than Seahawk Acquisition, Merger Sub and their respective affiliates and other than any members of Kronos’ management who may be given the opportunity to obtain equity interests in Seahawk Acquisition after consummation of the merger.

The full text of Jefferies Broadview’s opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies Broadview in rendering its opinion, is attached hereto as Annex B. Kronos encourages shareholders to read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview’s opinion was provided to the independent committee in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies Broadview’s opinion, of the consideration to be received by the holders of Kronos common stock pursuant to the merger agreement and does not address any other aspect of the merger. Jefferies Broadview’s opinion does not constitute a recommendation as to how any holder of shares of Kronos common stock should vote on the merger or any matter related thereto.

In connection with its opinion, Jefferies Broadview, among other things:

•       reviewed a draft dated as of March 22, 2007 of the merger agreement;

•       reviewed certain publicly-available financial and other information about Kronos;

•       reviewed certain information furnished to it by Kronos’ management, including financial forecasts and analyses, relating to the business, operations and prospects of Kronos;

•       held discussions with members of senior management of Kronos concerning the matters described in the prior two bullet points;

•       reviewed the share trading price history and valuation multiples for Kronos common stock and compared them with those of certain publicly traded companies that Jefferies Broadview deemed relevant;

•       compared the proposed financial terms of the merger with the financial terms of certain other transactions that Jefferies Broadview deemed relevant; and

•       conducted such other financial studies, analyses and investigations as Jefferies Broadview deemed appropriate.

In Jefferies Broadview’s review and analysis and in rendering its opinion, Jefferies Broadview assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to it by Kronos or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by it. In its review, Jefferies Broadview did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies Broadview conduct a physical inspection of any of the properties or facilities of, Kronos, nor was Jefferies Broadview furnished with any such evaluations or appraisals of such physical inspections, nor did Jefferies Broadview assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by it, Jefferies Broadview’s opinion noted that projecting future results of any company is inherently subject to uncertainty. Kronos informed Jefferies Broadview, however, and Jefferies Broadview assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Kronos as to the future financial performance of Kronos. Jefferies Broadview expressed no opinion as to Kronos’ financial forecasts or the assumptions on which they are made.

Jefferies Broadview’s opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies Broadview expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies Broadview’s opinion of which Jefferies Broadview became aware after the date of its opinion.

Jefferies Broadview made no independent investigation of any legal or accounting matters affecting Kronos, and Jefferies Broadview assumed the correctness in all respects material to Jefferies Broadview’s analysis of all legal and accounting advice given to Kronos, the independent committee and the board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to Kronos and its shareholders. In addition, in preparing its opinion, Jefferies Broadview did not take into account any tax consequences of the merger to any holder of shares of Kronos common stock. Jefferies Broadview assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it. Jefferies Broadview also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Kronos, Seahawk Acquisition, Merger Sub or the contemplated benefits of the merger.

Jefferies Broadview’s opinion was for the use and benefit of the independent committee and the board of directors in their consideration of the merger, and Jefferies Broadview’s opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to Kronos, nor did it address the underlying business decision by Kronos to engage in the merger or the terms of the merger agreement or the documents referred to therein. In addition, Jefferies Broadview was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of Kronos, other than the holders of shares of Kronos common stock. Jefferies Broadview expressed no opinion as to the price at which shares of Kronos common stock will trade at any time.

In preparing its opinion, Jefferies Broadview performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies Broadview believes that its analyses must be considered as a whole. Considering any portion of Jefferies Broadview’s analyses or the factors considered by Jefferies Broadview, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies Broadview’s opinion. In addition, Jefferies Broadview may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies Broadview’s view of Kronos’ actual value. Accordingly, the conclusions reached by Jefferies Broadview are based on all analyses and factors taken as a whole and also on the application of Jefferies Broadview’s own experience and judgment.

In performing its analyses, Jefferies Broadview made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond Kronos’ and Jefferies Broadview’s control. The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value of Kronos common stock do not purport to be appraisals or to reflect the prices at which shares of Kronos common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies Broadview’s analysis of the fairness, from a financial point of view, of the consideration to be received by holders of Kronos common stock pursuant to the merger, and were provided to the independent committee and the board of directors in connection with the delivery of Jefferies Broadview’s opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies Broadview in connection with Jefferies Broadview’s delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies Broadview’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies Broadview’s financial analyses. For purposes of the analyses summarized below, Jefferies Broadview used the revenue and EBITDA forecasts provided by Kronos management and described above under the caption “Financial Projections”, except that the revenue forecasts were adjusted to include deferred revenue items and the EBITDA forecasts did not include adjustments for public company and certain one time expenses.

Transaction Overview.   Based upon the approximately 33.2 million shares of Kronos common stock that were outstanding as of March 14, 2007 on a fully diluted basis (calculated using the treasury stock method), Jefferies Broadview noted that the merger consideration of $55.00 per share implied an equity market value of approximately $1.824 billion. Net of approximately $54.7 million of indebtedness and approximately $95.4 million of cash and cash equivalents, Jefferies Broadview noted that the merger consideration implied a net enterprise value of approximately $1.784 billion. Jefferies Broadview also noted that the merger consideration of $55.00 per share of Kronos common stock represented:

•       a premium of 21.8% over the closing price per share of Kronos common stock on March 21, 2007; and

•       a premium of 34.8% over the closing price per share of Kronos common stock on February 22, 2007.

Historical Trading Analysis.   Jefferies Broadview reviewed the share price trading history of the Kronos common stock for the one-year period ending March 21, 2007 on a stand-alone basis and also in relation to the NASDAQ Composite and to a composite index consisting of the following horizontal application software vendors:

•       Aspen Technology, Inc.;

•       Business Objects S.A.;

•       Cognos Incorporated;

•       Epicor Software Corporation;

•       MicroStrategy Incorporated; and

•       Micros Systems, Inc.

Comparable Public Company Analysis.   Using publicly available information and information provided by Kronos’ management, Jefferies Broadview analyzed the trading multiples of Kronos and the corresponding trading multiples of the group of companies listed above under “Historical Trading Analysis.” In its analysis, Jefferies Broadview derived and compared multiples for Kronos and the selected companies, calculated as follows:

•       the enterprise value divided by trailing twelve month, or TTM, revenue, which is referred to as “Enterprise Value/TTM Revenue,”

•       the enterprise value divided by estimated revenue for fiscal year 2007, which is referred to as “Enterprise Value/2007E Revenue,”

•       the enterprise value divided by estimated revenue for fiscal year 2008, which is referred to as “Enterprise Value/2008E Revenue,”

•       the enterprise value divided by TTM EBITDA, which is referred to as “Enterprise Value/TTM EBITDA,”

•       the enterprise value divided by estimated EBITDA for fiscal year 2007, which is referred to as “Enterprise Value/2007E EBITDA,”

•       the enterprise value divided by estimated EBITDA for fiscal year 2008, which is referred to as “Enterprise Value/2008E EBITDA,”

•       the price per share divided by TTM earnings per share, or EPS, which is referred to as “TTM P/E,”

•       the price per share divided by estimated EPS for fiscal year 2007, which is referred to as “2007 P/E,” and

•       the price per share divided by estimated EPS for fiscal year 2008, which is referred to as “2008 P/E.”

This analysis indicated the following:

Comparable Public Company Multiples

Benchmark	Median	High	Low	Kronos
Enterprise Value/TTM Revenue	3.1x	5.4x	2.2x	2.4x
Enterprise Value/2007E Revenue	2.8x	4.9x	2.1x	2.2x
Enterprise Value/2008E Revenue	2.1x	4.4x	1.9x	1.9x
Enterprise Value/TTM EBITDA	15.2x	18.0x	10.9x	11.8x
Enterprise Value/2007E EBITDA	13.6x	15.4x	10.1x	10.7x
Enterprise Value/2008E EBITDA	10.9x	13.2x	9.0x	9.3x
TTM P/E	25.5x	31.1x	18.7x	23.0x
2007 P/E	20.6x	23.3x	16.7x	22.5x
2008 P/E	17.3x	20.0x	14.4x	18.2x

Using a reference range of 2.5x to 3.25x Kronos’ TTM revenues, 2.25x to 3.0x Kronos’ 2007E Revenue and 2.0x to 2.75x Kronos’ 2008E Revenue, Jefferies Broadview determined an implied enterprise value for Kronos, then subtracted debt and added cash to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Kronos common stock of approximately $47.67 to $60.50 using TTM revenues, $47.32 to $61.47 using 2007E Revenue and $46.88 to $62.66 using 2008E Revenue, in each case compared to the merger consideration of $55.00 per share of Kronos common stock.

Using a reference range of 11.0x to 17.0x Kronos’ TTM EBITDA, 10.0x to 16.0x Kronos’ 2007E EBITDA, and 8.0x to 14.0x Kronos’ 2008E EBITDA, Jefferies Broadview determined an implied enterprise value for Kronos, then subtracted debt and added cash to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Kronos common stock of approximately $42.81 to $63.85 using TTM EBITDA, $42.95 to $66.13 using 2007E EBITDA, and $39.68 to $66.44 using 2008E EBITDA, in each case compared to the merger consideration of $55.00 per share of Kronos common stock.

Using a reference range of 22.0x to 27.0x Kronos’ TTM EPS, 19.0x to 24.0x Kronos’ 2007E EPS, and 16.0x to 21.0x Kronos’ 2008E EPS, Jefferies Broadview determined an implied equity value. This analysis indicated a range of implied values per share of Kronos common stock of approximately $43.31 to $53.15 using TTM EPS, $38.20 to $48.25 using 2007E EPS, and $39.78 to $52.20 using 2008E EPS, in each case compared to the merger consideration of $55.00 per share of Kronos common stock.

No company utilized in the comparable company analysis is identical to Kronos. In evaluating the selected companies, Jefferies Broadview made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Kronos’ and Jefferies Broadview’s control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using comparable company data.

Comparable Transaction Analysis.   Using publicly available and other information, Jefferies Broadview examined the following eleven transactions involving horizontal application software vendors. The transactions considered and the month and year each transaction was announced were as follows:

Target	Acquiror(s)	Month and Year Announced
Webex Communications Inc.	Cisco Systems Inc.	March 2007
Hyperion Solutions Corporation	Oracle Corporation	March 2007
UGS Corporation	Siemens AG	January 2007
InterGraph Corporation	Hellman & Friedman LLC, Texas Pacific Group	August 2006
FileNet Corporation	IBM Corporation	August 2006
SSA Global Technologies, Inc.	Infor Global Solutions, Inc.	May 2006
Activant Solutions, Inc.	Hellman & Friedman LLC, JMI Equity	March 2006
Geac Computer Corporation Limited	Golden Gate Capital	November 2005
Siebel Systems Inc.	Oracle Corporation	September 2005
DoubleClick Inc.	Click Holding Corporation (Hellman & Friedman LLC, JMI Equity)	April 2005
Macromedia Inc.	Adobe Systems Inc.	April 2005

Using publicly-available estimates and other information for each of these transactions, Jefferies Broadview reviewed the transaction value as a multiple of the target company’s TTM Revenue immediately preceding announcement of the transaction, which is referred to below as “Transaction Value/TTM Revenue,” and as a multiple of the target company’s TTM EBITDA immediately preceding announcement of the transaction, which is referred to below as “Transaction Value/TTM EBITDA.” In each case, the price paid in the transaction was adjusted for the target’s cash and debt at the time of acquisition, if known. This analysis indicated the following:

Selected Comparable Transaction Multiples

Benchmark	High	Low	Median
Enterprise Value/TTM Revenue	7.2x	1.7x	2.6x
Enterprise Value/TTM EBITDA	31.3x	7.6x	13.5x

Using a reference range of 2.0x to 2.75x Kronos’ TTM Revenue and 10.0x to 16.0x Kronos’ TTM EBITDA, Jefferies Broadview determined an implied enterprise value for Kronos, then subtracted debt and added cash to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Kronos common stock of approximately $38.68 to $51.96 using TTM Revenue and $39.17 to $60.39 using TTM EBITDA, in each case compared to the merger consideration of $55.00 per share of Kronos common stock.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, Jefferies Broadview made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Kronos’ and Jefferies Broadview’s control. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

Premiums Paid Analysis.   Using publicly-available information, Jefferies Broadview analyzed the premiums offered in selected North American software transactions with equity consideration between $250.0 million and $3.0 billion announced since January 1, 2005. For each of these transactions, Jefferies Broadview calculated the premium represented by the offer price over the target company’s closing share price one trading day and twenty trading days prior to the transaction’s announcement. This analysis indicated the following median premiums for those time periods prior to announcement:

Time Period Prior to Announcement	High Premium	Low Premium	Median Premium
1-trading day	83.3%	(5.2)%	21.6%
20-trading days	134.5%	10.1%	29.4%

Using these premiums, this analysis indicated a range of implied value per share of Kronos common stock of approximately $42.78 to $82.76 using the high and low premiums 1-trading day prior to announcement, and approximately $44.92 to $95.67 using the high and low premiums 20-trading days prior to announcement, compared to the merger consideration of $55.00 per share of Kronos common stock.

Using publicly-available information, Jefferies Broadview also analyzed the premiums offered in selected North American software transactions with equity consideration between $250.0 million and $3.0 billion announced since January 1, 2005 where the target company was acquired by a financial buyer. For each of these transactions, Jefferies Broadview calculated the premium represented by the offer price over the target company’s closing share price one trading day and twenty trading days prior to the transaction’s announcement. This analysis indicated the following median premiums for those time periods prior to announcement:

Time Period Prior to Announcement	High Premium	Low Premium	Median Premium
1-trading day	52.8%	(0.8)%	13.3%
20-trading days	75.8%	10.1%	23.5%

Using these premiums, this analysis indicated a range of implied value per share of Kronos common stock of approximately $44.77 to $68.96 using the high and low premiums 1-trading day prior to announcement, and approximately $44.92 to $71.73 using the high and low premiums 20-trading days prior to announcement, compared to the merger consideration of $55.00 per share of Kronos common stock.

Discounted Cash Flow Analysis.   Jefferies Broadview performed a discounted cash flow analysis to estimate the present value of the free cash flows of Kronos through the fiscal year ending September 30, 2011 using Kronos management’s financial projections, discount rates ranging from 14.0% to 18.0%, and perpetual growth rates of free cash flow after fiscal year 2011 ranging from 4.0% to 6.0%. To determine the implied total equity value for Kronos, Jefferies Broadview subtracted total indebtedness and added cash and cash equivalents to the implied enterprise value for Kronos. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Kronos common stock of approximately $30.09 to $49.28, compared to the merger consideration of $55.00 per share of Kronos common stock.

Jefferies Broadview’s opinion was one of many factors taken into consideration by the independent committee in making its determination to recommend the merger to the board of directors and should not be considered determinative of the views of the independent committee or the board of directors with respect to the merger.

Jefferies Broadview was selected by the independent committee based on Jefferies Broadview’s qualifications, expertise and reputation. Jefferies Broadview, a division of Jefferies & Company, Inc., is an internationally recognized investment banking and advisory firm. Jefferies Broadview, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

Pursuant to an engagement letter between Kronos and Jefferies Broadview dated January 19, 2007, Kronos agreed to pay Jefferies Broadview a fee for its services based on a percentage of the total value of the merger, which fee is estimated to be approximately $13.7 million. Of this amount, $2.0 million was payable upon delivery of Jefferies Broadview’s opinion, and the balance is payable upon consummation of the merger. In addition, Kronos has agreed to reimburse Jefferies Broadview for reasonable expenses incurred, including reasonable fees and disbursements of Jefferies Broadview’s legal counsel. Kronos also has agreed to indemnify Jefferies Broadview and certain related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by it under its engagement. Jefferies Broadview has, in the past, provided financial advisory and financing services to Kronos and may continue to do so, and has received, and may receive, fees for the rendering of such services. Jefferies Broadview maintains a market in the securities of Kronos, and in the ordinary course of Jefferies Broadview’s business, Jefferies Broadview and its affiliates may trade or hold securities of Kronos and/or affiliates of Seahawk Acquisition for Jefferies Broadview’s own account and for the accounts of Jefferies Broadview’s customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies Broadview may seek to, in the future, provide financial advisory and financing services to Kronos or entities that are affiliated with Kronos or Seahawk Acquisition, for which Jefferies Broadview would expect to receive compensation.

Delisting and Deregistration of Kronos Common Stock

If the merger is completed, our common stock will be removed from listing on The NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer file periodic reports with the SEC.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of the independent committee and our board of directors with respect to the merger agreement, holders of shares of our common stock should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders generally. These interests may create potential conflicts of interest. The independent committee and our board of directors were aware of these interests, which include those described below, and considered them, among other matters, in reaching their decision to adopt the merger agreement and approve the merger and to recommend that our shareholders vote in favor of approving the merger agreement.

Stock Options and Restricted Stock Units

Pursuant to the merger agreement, each outstanding stock option of Kronos, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, except as may otherwise be agreed by Seahawk Acquisition and any holder of an outstanding option, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable taxes, equal to the product of (1) the excess, if any, of $55.00 over the per share exercise price of the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of such option immediately prior to completion of the merger.

In addition, each outstanding restricted stock unit will vest in full immediately prior to the effective time of the merger and, except as may otherwise be agreed between Seahawk Acquisition and any holder of a restricted stock unit, each holder of a restricted stock unit will be entitled to receive an amount in cash equal to the product of (1) the number of shares of Kronos common stock previously subject to such restricted stock unit and (2) $54.99 ($55.00 minus $0.01 par value per unit payable by the restricted stock unit holder), plus the value of any deemed dividend equivalents accrued but unpaid with respect to such restricted stock units, less any amounts required to be withheld under any applicable law.

Our directors and executive officers, and any individual who served as a director or executive officer of Kronos in the fiscal year ended September 30, 2006, holding in-the-money options will receive cash payments at the closing of the merger in the approximate amounts (before withholding) indicated in the following table:

Name	Number of Option Shares	Option Exercise Prices	Approximate Option Settlement Amount
Aron J. Ain	169,250	$38.81-$48.22	$1,698,508
Mark S. Ain	194,500	$38.81-$48.22	$2,152,055
Lloyd B. Bussell	54,800	$38.81-$48.22	$559,917
W. Patrick Decker	26,050	$24.21-$54.38	$438,196
Joseph R. DeMartino	126,250	$38.81-$48.22	$1,265,688
Richard J. Dumler	26,050	$24.21-$54.38	$438,196
Peter C. George	126,250	$38.81-$48.22	$1,265,688
Stuart M. Itkin	22,000	$48.22-$53.23	$99,060
Mark V. Julien	49,600	$38.81-$48.22	$505,834
David B. Kiser	15,925	$24.21-$54.38	$206,502
James J. Kizielewicz	121,250	$38.81-$48.22	$1,231,788
Paul A. Lacy	149,625	$38.81-$48.22	$1,427,829
Lawrence J. Portner	20,988	$24.21-$54.38	$302,345
Samuel Rubinovitz	17,614	$24.21-$54.38	$218,467
Bruce J. Ryan	13,450	$40.23-$46.10	$159,034
Laura Vaughan (1)	—	—	—
Total:	1,133,602		$11,969,107

(1)             Former executive officer of Kronos.

Our directors and executive officers, and any individual who served as a director or executive officer of Kronos in the fiscal year ended September 30, 2006, holding unvested restricted stock units, with respect to which the forfeiture provisions will lapse in accordance with the merger agreement, will receive the approximate dollar amounts (before withholding) indicated in the following table:

Name	Number of Restricted Stock Units	Approximate Restricted Stock Unit Settlement Amount (1)
Aron J. Ain	35,000	$1,924,650
Mark S. Ain	17,500	$962,325
Lloyd B. Bussell	3,000	$164,970
W. Patrick Decker	2,840	$156,172
Joseph R. DeMartino	20,000	$1,099,800
Richard J. Dumler	2,840	$156,172
Peter C. George	20,000	$1,099,800
Stuart M. Itkin	10,000	$549,900
Mark V. Julien	12,000	$659,880
David B. Kiser	2,840	$156,172
James J. Kizielewicz	15,000	$824,850
Paul A. Lacy	25,000	$1,374,750
Lawrence J. Portner	2,840	$156,172
Samuel Rubinovitz	2,840	$156,172
Bruce J. Ryan	2,840	$156,172
Laura Vaughan (2)	—	—
Total:	174,540	$9,597,957

(1)             Value is calculated by multiplying $54.99 ($55.00 minus $0.01 par value per unit payable by the director/executive officer) by the number of shares previously subject to the restricted stock unit, plus the value of any deemed dividend equivalents accrued but unpaid with respect to such restricted stock units.

(2)             Former executive officer of Kronos.

Senior Executive Retention Agreements

We have entered into senior executive retention agreements with Mark S. Ain, Aron J. Ain, Paul A. Lacy, Lloyd Bussell, James Kizielewicz, Peter C. George, Joseph R. DeMartino, Mark V. Julien and Stuart M. Itkin. Generally, under the terms of existing senior executive retention agreements with us, each of Mark S. Ain, Aron J. Ain, Paul A. Lacy, Lloyd Bussell, James Kizielewicz, Peter C. George, Joseph R. DeMartino, Mark V. Julien and Stuart M. Itkin is entitled to receive the following:

•       if within 12 months following the merger the executive officer’s employment is terminated for (1) reasons other than for cause, disability or death (as defined in the retention agreement) or (2) by the executive for good reason (as defined in the retention agreement), a cash payment equal to three times the sum of the executive officer’s highest base salary and highest bonus, received in any year for the five-year period prior to the merger; or

•       if the executive officer’s employment is terminated following 12 months after and within 36 months of the merger for (1) reasons other than for cause, disability, or death (as defined in the retention agreement) or (2) by the executive for good reason (as defined in the retention agreement), which includes a termination by the executive during the 30-day period beginning on the first anniversary of the merger, a cash payment equal to two times the sum of the executive’s highest base salary and highest bonus, received in any year for the five-year period prior to the merger.

Under the senior executive retention agreements, in such circumstances, the executive is also entitled to receive a pro-rata bonus payment equal to the product of (1) the annual bonus paid or payable for the most recently completed fiscal year and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. Our board of directors has approved an amendment to the senior executive retention agreements, and it is expected that such agreements will be amended in a timely manner. Pursuant to such amendment, the above cash payments will be made as follows. If the executive’s termination occurs in 2007, the cash payments will be paid in one lump sum within 30 days after the executive’s termination. If the executive’s termination occurs after 2007, then the cash payments will be paid in one lump sum or in 36 equal monthly installments, with an annual interest rate on the unpaid principal balance equal to the minimum applicable federal rate in effect on the date of termination, in accordance with an irrevocable, written election made by the executive. If no such election is made, then the cash payments will be paid in one lump sum within 30 days after the executive’s termination.

The senior executive retention agreements also require that we continue to provide benefits to each executive for a period of one year after the date of his or her termination. In addition, we will provide outplacement services through one or more outside firms chosen by the executive officer up to an aggregate of $12,000.

Change in Control and Severance Payments

The following table shows the total potential amount of all change in control and severance payments for our executive officers that are entitled to receive such payments under their existing senior executive retention agreements with us assuming a change of control has occurred and that each executive’s employment is terminated without cause or by the executive for good reason. The amounts listed in the table do not include the cash payments for in-the-money options or restricted stock units, which is described in the tables above, or the value of continued benefits in the event of termination of the executive officer’s employment with us, but does include the maximum cost of outplacement services that we will provide (through one or more outside firms) to each executive officer, which is $12,000. The table assumes that the pro-rata bonus payment to which each executive is entitled equals the executive’s bonus for the 2006 fiscal year.

Name	Total Potential Change in Control and/or Severance Payments
Aron J. Ain	$2,217,900
Mark S. Ain	$2,620,750
Lloyd B. Bussell	$1,101,500
Joseph R. DeMartino	$1,528,500
Peter C. George	$1,555,800
Stuart M. Itkin	$890,662
Mark V. Julien	$903,597
James J. Kizielewicz	$1,512,700
Paul A. Lacy	$2,086,000
Total:	$14,417,409

Independent Committee Fees

The members of our independent committee will be entitled to receive fees for their services as members of such committee as follows: Messrs. Portner and Rubinovitz will each be entitled to receive $25,000 and Mr. Ryan, as chair of the independent committee, will be entitled to receive $50,000. Such fees will be payable immediately prior to the closing of the merger.

New Management Arrangements

As of the date of this proxy statement, no member of our management has entered into any amendments or modifications to existing employment or retention agreements with us or Seahawk Acquisition in connection with the merger. Seahawk Acquisition has informed us that it currently intends to retain certain members of our existing management team with the surviving corporation after the merger is completed, and that it anticipates that Aron J. Ain, our Chief Executive Officer, will continue as chief executive officer of the surviving corporation. Seahawk Acquisition has informed us that it may offer Mr. Ain and a limited number of other members of management the opportunity to convert a portion of their current equity interests in Kronos into, or otherwise invest in, equity in the surviving corporation, and that it also intends to set up equity-based incentive compensation plans for management of the surviving corporation. As of the date of this proxy statement, neither Mr. Ain nor any other member of our management has entered into any agreement, arrangement or understanding with Seahawk Acquisition, Merger Sub or any of their affiliates (including Hellman & Friedman LLC and JMI Equity) regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation. Although we believe certain members of our management team are likely to enter into new arrangements with Seahawk Acquisition, Merger Sub or their affiliates regarding employment with, and the right to purchase or participate in the equity of, the surviving corporation, these matters are subject to further negotiations and discussion and no terms or conditions have been finalized. The new arrangements are currently expected to be entered into at or prior to the completion of the merger. In addition, it is possible that one or more of our executive officers could be invited to join the board of directors of the surviving corporation and/or Seahawk Acquisition following the merger.

Indemnification of Officers and Directors

The merger agreement provides for director and officer indemnification for six years following the effective time of the merger. We describe these provisions below under the caption “The Merger Agreement—Indemnification and Insurance.”

Benefit Arrangements

For a twelve month period following the closing of the merger, Seahawk Acquisition has agreed to maintain the severance plan established by Kronos for its employees and will use all commercially reasonable efforts to provide generally to those of its employees and employees of the surviving corporation or their respective subsidiaries who were employees of Kronos or any of its subsidiaries immediately prior to the closing of the merger, a total compensation package, including benefits other than equity-based compensation, that, in the aggregate, is substantially comparable to the total compensation package, including benefits other than equity-based compensation, provided to those employees immediately prior to the execution of the merger agreement.

Following the closing of the merger, Seahawk Acquisition has agreed to give each employee of Kronos or its subsidiaries who continues to be employed by Seahawk Acquisition or the surviving corporation or their respective subsidiaries following the closing of the merger, which we refer to as a continuing employee, full credit for prior service with Kronos or its subsidiaries for purposes of eligibility and vesting under any Seahawk Acquisition employee plan, determination of benefit levels under any Seahawk Acquisition employee plan or policy relating to vacation or severance and determination of retiree status under any Seahawk Acquisition employee plan, except where such credit would result in duplication of benefits. In addition, Seahawk Acquisition has agreed to waive any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Seahawk Acquisition and recognize for purposes of annual deductible and out-of pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the continuing employees in the calendar year in which the closing of the merger occurs.

Financing of the Merger

The merger is not conditioned on Seahawk Acquisition’s ability to obtain financing.

Seahawk Acquisition and Merger Sub estimate that the total amount of funds necessary to consummate the merger and related transactions will be approximately $1.8 billion, consisting of approximately $1.79 billion to pay our shareholders, optionholders and holders of restricted stock units the amounts due to them under the merger agreement, net of indebtedness and cash and cash equivalents, and approximately $1.3 million to pay related fees and expenses in connection with the merger.

These payments are expected to be funded by the proceeds of equity and debt financing commitments and the available cash of the surviving corporation. The following arrangements are in place for the financing for the merger, including the payment of related transaction costs, charges, fees and expenses:

Equity Financing.   Seahawk Acquisition has received an equity commitment letter from Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P., pursuant to which, and subject to the conditions contained therein, such equity lenders have committed to provide equity financing in the aggregate amount of $752.9 million, solely for the purpose of funding the merger consideration and to pay related expenses. The obligations of such equity lenders to fund the equity commitment is subject to (1) the terms of the equity commitment letter and (2) all of the conditions precedent to Seahawk Acquisition’s and Merger Sub’s obligation to effect the closing of the merger having been satisfied or waived. Such equity lenders’ obligation to fund the equity commitment will terminate upon the earliest to occur of the termination of the merger agreement, the effective time of the merger and our asserting any claim under the limited guarantee with Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P., which is described below under “—Guarantees.”

Debt Financing.   Seahawk Acquisition has received a debt commitment letter from Credit Suisse, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Wachovia Bank, N.A., and Wachovia Capital Markets LLC to provide (1) up to $665.0 million of senior secured loans under a first-lien secured term loan facility, (2) up to $60.0 million of senior secured loans under a first-lien secured revolving credit facility, and (3) up to $400.0 million of senior secured loans under a second-lien secured term loan facility.

The obligations of such debt lenders under the debt commitment letter are subject to, among other things, (1) there not having occurred a Kronos material adverse effect, (2) the negotiation, execution and delivery of definitive documentation for the facilities and (3) the satisfaction of conditions precedent set forth in the debt commitment letter, including the consummation of the merger, the consummation of the equity financing and the receipt by such debt lenders of certain Kronos financial statements, financial data and pro forma financial statements.

Guarantees

We have received an absolute, unconditional and irrevocable guarantee from each of Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P., which together guarantee the due and punctual observance, payment, performance and discharge of 100% of any payment obligation of Seahawk Acquisition and Merger Sub pursuant to certain sections of the merger agreement, subject to the limitations set forth in the merger agreement and provided that in no event will the guarantors’ aggregate liability under such guarantees exceed $137.0 million.

Certain Relationships Between Seahawk Acquisition and Kronos

There are no material relationships between Seahawk Acquisition and Merger Sub or any of their respective affiliates, on the one hand, and Kronos or any of our affiliates, on the other hand, other than in respect of the merger agreement.

REGULATORY MATTERS

Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and Seahawk Acquisition each have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and have received “early termination” of the waiting period thereunder.

Kronos and Seahawk Acquisition conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We have been informed that Seahawk Acquisition has made a pre-merger notification filing with the German antitrust authorities. It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See “The Merger Agreement—Conditions to the Merger.”

We are not aware of any state regulatory requirements that remain to be complied with in order to complete the merger, other than the filing of the articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated under the Code and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Kronos common stock in light of the shareholder’s particular circumstances, nor does it discuss the special considerations applicable to those holders of Kronos common stock subject to special rules, such as shareholders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, expatriates, shareholders who acquired their common stock through the exercise of options or other compensation arrangements or shareholders who hold their common stock as part of a straddle, constructive sale or conversion transaction. This discussion assumes that holders of Kronos common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences discussed herein and accordingly the Internal Revenue Service may not agree with the positions described in this proxy statement.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state, local, alternative minimum or other tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Kronos common stock pursuant to the merger, in light of your individual circumstances.

If a partnership holds Kronos common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Kronos common stock, you should consult your own tax advisor.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of Kronos common stock that is:

•       an individual citizen or resident of the United States for U.S. federal income tax purposes;

•       a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•       a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•       an estate that is subject to U.S. federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Kronos common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered. This gain or loss will be capital gain or loss and will be determined separately for each block of shares (i.e., shares with the same basis acquired in a single transaction) that are surrendered for cash pursuant to, or in connection with, the merger.

Capital gain recognized from the disposition of common stock held for more than one year will be long-term capital gain and will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

A U.S. holder, other than a corporation or other exempt recipient, will be subject to information reporting on the cash received pursuant to the merger. In addition, under the backup withholding rules of the Code, the exchange agent generally is required to withhold 28% of all payments to which a shareholder or other payee is entitled, unless the shareholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•       the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•       the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•       we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held Kronos common stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Kronos common stock at any time during the applicable period, in which case the purchaser of our common stock may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder’s net gain realized in the merger at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes, although there can be no assurance in this regard.

A non-U.S. holder will be subject to information reporting and, in circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

Structure of the Merger

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a wholly-owned subsidiary of Seahawk Acquisition, will merge with and into us. The separate corporate existence of Merger Sub will cease, and we will continue as the surviving corporation and will become a wholly-owned subsidiary of Seahawk Acquisition.

Effective Time of the Merger

The merger will become effective upon the filing of articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts or such later time as set forth in the articles of merger and established by Seahawk Acquisition and us. The closing of the merger will occur on a date specified by us and Seahawk Acquisition, which shall be no later than the second business day after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, or such other date as Seahawk Acquisition and we may agree in writing.

Although we expect to complete the merger during the third calendar quarter of 2007, we cannot specify when, or assure you that, we, Seahawk Acquisition and Merger Sub will satisfy or waive all conditions to the merger.

Articles of Organization and Bylaws

At the effective time of the merger, each of our articles of organization and bylaws will be amended in their entirety to be as set forth in exhibits to the merger agreement.

Board of Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and our officers immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Consideration to Be Received in the Merger

Upon completion of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and converted into the right to receive $55.00 in cash, without interest, other than shares of common stock:

•       owned by us as treasury stock immediately prior to the effective time of the merger, all of which will be cancelled without any payment;

•       owned by Seahawk Acquisition or Merger Sub or any other wholly-owned subsidiary of Seahawk Acquisition immediately prior to the effective time of the merger, all of which will be cancelled without any payment;

•       owned by any of our wholly-owned subsidiaries immediately prior to the effective time of the merger, all of which will remain outstanding; and

•       held by a shareholder who, in the event that our shareholders are entitled to appraisal rights, which we do not believe to be the case as further described in the section of this proxy statement entitled “Appraisal Rights,” is entitled to demand and has made a demand for appraisal of such shares in accordance with the MBCA and has not voted in favor of approval of the merger agreement, until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the MBCA.

Each of Seahawk Acquisition and the surviving corporation, as described below, will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock any amounts that it is required to deduct and withhold with respect to making such payment under the Code, or any other applicable state, local or foreign tax law.

Payment Procedures

At or prior to the effective time of the merger, Seahawk Acquisition will deposit with a mutually acceptable bank or trust company, which we refer to as the exchange agent, for the benefit of our shareholders, cash in an amount sufficient to pay the merger consideration payable to holders of our common stock. Promptly, and in any event within five business days, after the effective time of the merger, Seahawk Acquisition will cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock, a letter of transmittal and instructions for effecting the surrender of his, her or its stock certificates in exchange for the merger consideration payable with respect to such certificates. Upon surrender of a certificate(s) to the exchange agent, together with such letter of transmittal, duly executed, the holder of such certificate(s) will be entitled to receive in exchange therefor the merger consideration that such holder has the right to receive pursuant to the merger agreement and the certificate will immediately be cancelled. Seahawk Acquisition is entitled to require that the exchange agent deliver to it any funds that have not been distributed for one year after the effective time of the merger. After that date, holders of certificates who have not previously complied with the instructions to exchange their certificates will be entitled to look only to Seahawk Acquisition for payment of their claim for merger consideration.

You should not send your Kronos stock certificate(s) to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your Kronos stock certificate(s) with the enclosed proxy, and do not forward your stock certificate(s) to the exchange agent without a completed and executed letter of transmittal.

If any of your certificates, which, immediately prior to the effective time represented outstanding shares of our common stock, have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration payable in respect of the shares formerly represented by those certificates after you make an affidavit of that fact and post a bond.

Stock Options, Restricted Stock Units and Employee Stock Purchase Plan

Pursuant to the merger agreement, each outstanding stock option of Kronos, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the effective time of the merger. At the effective time of the merger, except as may otherwise be agreed by Seahawk Acquisition and any holder of an outstanding stock option, each such outstanding stock option will be cancelled in consideration for a cash payment, without interest and less any applicable taxes, equal to the product of (1) the excess, if any, of $55.00 over the per share exercise price of the option multiplied by (2) the number of shares of our common stock that the option holder could have purchased (assuming full vesting) upon full exercise of such option immediately prior to completion of the merger.

In addition, each outstanding restricted stock unit will vest in full immediately prior to the effective time of the merger and, except as may otherwise be agreed between Seahawk Acquisition and any holder of a restricted stock unit, each holder of a restricted stock unit will be entitled to receive an amount in cash equal to the product of (1) the number of shares of Kronos common stock previously subject to such restricted stock unit and (2) $54.99 ($55.00 minus $0.01 par value per unit payable by the restricted stock unit holder), plus the value of any deemed dividend equivalents accrued but unpaid with respect to such restricted stock units, less any amounts required to be withheld under any applicable law.

We have also agreed to terminate our ESPP as of or prior to the effective time of the merger and take any required action to suspend the current offering period under the ESPP and provide that no further offering or purchase period shall commence under the ESPP at any time after March 22, 2007.

Dissenting Shares

We do not believe that holders of our common stock are entitled to appraisal rights in connection with the merger. Under Massachusetts law, appraisal rights are not available in respect of an all-cash merger unless a director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder; (ii) a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements; or (iii) in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate.  We are not aware of any material financial interest of a type that would cause appraisal rights to be available in connection with the merger. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger.

However, Section 13.02 of the MBCA has not yet been the subject of judicial interpretation and, accordingly, if such a determination were made, Kronos shareholders may be entitled to appraisal rights under Massachusetts law. If you believe you are entitled to appraisal rights under Massachusetts law, in order to exercise these rights you must:  (i) deliver to us, before the vote to approve the merger agreement is taken, written notice of your intent to demand payment for your shares in an amount to be determined pursuant to the statutory appraisal procedure; (ii) not vote your shares in favor of the proposal to approve the merger agreement; and (iii) comply with the other procedures specified in Part 13 of the MBCA. Because a submitted proxy not marked “against” or “abstain” will be voted FOR the approval of the merger agreement and FOR the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked “against” or “abstain” will result in the waiver of appraisal rights, to the extent such rights are available. If you hold shares in the name of a broker or other nominee and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available). See “Appraisal Rights.”

Pursuant to the terms of the merger agreement and in the event that our shareholders are entitled to appraisal rights under Part 13 of the MBCA, shares of our common stock held by a shareholder who is entitled to and has made a demand for appraisal of his, her or its shares in accordance with the MBCA and has not voted in favor of the approval of the merger agreement, which we refer to as dissenting shares, will not be converted into or represent the right to receive the merger consideration, but will be entitled only to the rights that are granted by the MBCA to a holder of dissenting shares.

If any dissenting shares lose their status as dissenting shares, through failure to perfect or otherwise, then, as of the later of the effective time of the merger or the date of the loss of such status, the dissenting shares will automatically be converted into and will represent only the right to receive the merger consideration, without interest, upon surrender of the certificate(s) representing such dissenting shares.

We have agreed to give Seahawk Acquisition (1) prompt notice of any written demand for appraisal that we receive prior to the effective time of the merger pursuant to the MBCA, any withdrawal of any demand for appraisal and any other demand, notice or instrument delivered to us prior to the effective time of the merger that relate to a demand for appraisal and (2) the opportunity to participate in all negotiations and proceedings with respect to any demand for appraisal, notice or instrument. We have agreed not to make any payment or settlement offer prior to the effective time of the merger in connection with any demand for appraisal, notice or instrument without Seahawk Acquisition’s written consent.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Seahawk Acquisition and Merger Sub and representations and warranties made by Seahawk Acquisition and Merger Sub to us. The statements embodied in those representations and warranties were made solely for purposes of the merger agreement between Seahawk Acquisition and Merger Sub, on the one hand, and us, on the other hand. Moreover, some of those representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk between the parties to the merger agreement.

Our representations and warranties in the merger agreement include representations and warranties relating to, among other things:

•       corporate matters, including due organization, standing, power to conduct our business and qualification to do business;

•       our capitalization;

•       our subsidiaries;

•       the authorization, execution, delivery, performance and enforceability of the merger agreement;

•       the absence of conflicts with, or violations of, our or our subsidiaries’ organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•       required consents and approvals in connection with the execution, delivery and performance by us of the merger agreement and the consummation of the transactions contemplated in the merger agreement;

•       the vote of our shareholders required to approve the merger agreement and the transactions contemplated in the merger agreement;

•       the filing of all registration statements, forms, reports and other documents required to be filed by us with the SEC since October 1, 2003, the accuracy of the information contained in those filings and the compliance of those filings with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles applied on a consistent basis;

•       the accuracy of information contained in this proxy statement;

•       the maintenance and effectiveness of disclosure controls and procedures, and effectiveness of, and other matters related to, internal controls over financial reporting;

•       our material compliance with applicable listing and other rules and regulations of The NASDAQ Global Select Market;

•       matters related to the Patriot Act, anti-terrorism and money laundering;

•       the absence of undisclosed material liabilities;

•       the conduct of our business between December 31, 2006 and March 22, 2007, and the absence of certain changes related thereto;

•       the filing of tax returns, status of unpaid taxes and other tax matters;

•       our owned and leased real property;

•       our intellectual property;

•       our material contracts, including the validity and enforceability of our material contracts;

•       investigations and litigation or other proceedings against us or our directors or officers;

•       environmental matters;

•       our employee benefits plans;

•       compliance with laws;

•       permits;

•       labor matters;

•       insurance;

•       our receipt of an opinion from Jefferies Broadview as to the fairness of the merger consideration to our shareholders;

•       the inapplicability of state anti-takeover statutes;

•       the absence of undisclosed brokers’ fees; and

•       transactions with our affiliates.

Some of our representations and warranties are qualified by a material adverse effect standard. A “company material adverse effect” means any changes, effects, events or circumstances that are, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Kronos and our subsidiaries, taken as a whole, provided that none of the following will constitute, or will be considered in determining whether there has occurred, a material adverse effect:

•       changes that are the result of economic factors affecting the national or world economy or acts of war or terrorism, only to the extent that such changes do not have a disproportionate adverse effect on Kronos and our subsidiaries relative to the other participants in the industries or markets in which we operate;

•       changes that are the result of factors generally affecting the industries or markets in which we operate, only to the extent that such changes do not have a disproportionate adverse effect on Kronos and our subsidiaries relative to the other participants in the industries or markets in which we operate;

•       any adverse change, effect, event or circumstance resulting from the pendency or announcement of the transactions contemplated by the merger agreement;

•       changes in law, rule or regulations or generally accepted accounting principles or the interpretation thereof, only to the extent that such changes do not have a disproportionate adverse effect on Kronos and our subsidiaries relative to the other participants in the industries or markets in which we operate;

•       any action taken that is required by the merger agreement (other than the consummation of the merger) or at the written request of Seahawk Acquisition;

•       any fees or expenses incurred in connection with the transactions contemplated by the merger agreement;

•       any failure by us to meet any published estimates of revenues or earnings for any period ending on or after the date of the merger agreement and prior to the closing of the merger. Any change, effect, event, circumstance or development causing or contributing to such decline may be taken into account in determining whether a company material adverse effect has occurred;

•       a decline in the trading price of Kronos common stock on The NASDAQ Global Select Market. Any change, effect, event, circumstance or development causing or contributing to such decline may be taken into account in determining whether a company material adverse effect has occurred; and

•       any shareholder litigation to the extent arising from or relating to the merger based on allegations that either our entry into the merger agreement or the terms and conditions of the merger agreement constituted a breach of the fiduciary duties of our board of directors or that the disclosures in this proxy statement were inadequate.

In addition, a “company material adverse effect” means any material adverse change, effect, event, circumstance or development with respect to, or any material adverse effect on, the ability of us to consummate the transactions contemplated by the merger agreement.

The merger agreement also contains representations and warranties made by Seahawk Acquisition and Merger Sub to us, including representations and warranties regarding, among other things:

•       corporate matters, including their due organization, standing, power to conduct their business and qualification to do business;

•       the authorization, execution, delivery, performance and enforceability of the merger agreement;

•       the absence of conflicts with, or violations of, Seahawk Acquisition’s or Merger Sub’s organizational documents, certain contracts, applicable law or judgments, orders or decrees or other obligations as a result of the consummation of the transactions contemplated by the merger agreement;

•       required consents and approvals as a result of their execution, delivery and performance of the merger agreement;

•       the information provided by Seahawk Acquisition for inclusion in this proxy statement;

•       the purpose and operations of Merger Sub;

•       investigations and litigation or other proceedings against Seahawk Acquisition or Merger Sub;

•       the delivery and effectiveness of the debt commitment letter, equity commitment letter and the guarantees of Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P.;

•       contracts or arrangements between Seahawk Acquisition or Merger Sub, on the one hand, and our officers or directors, on the other hand, that would become effective upon consummation of the merger; and

•       ownership of our common stock.

Some of Seahawk Acquisition’s or Merger Sub’s representations and warranties are qualified by a material adverse effect standard. A “buyer material adverse effect” means any material adverse change, effect, event, circumstance or development with respect to, or any material adverse effect on, the ability of Seahawk Acquisition or Merger Sub to consummate the transactions contemplated by the merger agreement.

The representations and warranties contained in the merger agreement will not survive the completion of the merger.

Covenants Relating to the Conduct of Our Business

From March 22, 2007 through the effective time of the merger or the earlier termination of the merger agreement, we have agreed that, except for specified exceptions, as expressly provided or permitted in the merger agreement or as consented to in writing by Seahawk Acquisition (which consent may not be unreasonably withheld, conditioned or delayed), we will, and will cause our subsidiaries to, act and carry on our business in the ordinary course of business consistent with past practice and use reasonable best efforts to maintain and preserve our and each of our subsidiaries’ business, including its organization, assets, properties, goodwill and insurance coverage, keep available the services of our and each of our subsidiary’s current officers, employees and consultants, and preserve our business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with us.

We have also agreed that during the same period, subject to certain exceptions or as expressly provided or permitted in the merger agreement, we will not, and will not permit or cause any of our subsidiaries to, do any of the following without the prior written consent of Seahawk Acquisition:

•       declare, set aside, accrue or pay any dividend on, or make any other distribution in respect of, our capital stock or other equity interests, including restricted stock units, except for dividends or distributions by a wholly-owned subsidiary to its parent;

•       split, combine or reclassify any of our capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities;

•       purchase, redeem or otherwise acquire any shares of our capital stock or other securities, or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of our common stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with a termination of services;

•       except as contemplated by the merger agreement, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of our capital stock or other securities, other than the issuance of shares of our common stock pursuant to the exercise of options outstanding on March 22, 2007;

•       amend our or our subsidiaries’ articles of organization or bylaws or other organizational documents;

•       acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, any business, entity or any business organization or division;

•       acquire any assets that are material, in the aggregate, to us and our subsidiaries, taken as a whole;

•       sell, lease, license, abandon, pledge or otherwise dispose of or encumber any material properties or material assets of us or any of our subsidiaries, other than in the ordinary course of business;

•       sell, lease, license, assign, pledge, subject to a material lien or otherwise dispose of or encumber any of the intellectual property of Kronos or any of our subsidiaries, except pursuant to existing contracts as in effect on March 22, 2007, and licenses extended to customers or clients in the ordinary course of business and consistent with past practice;

•       adopt or implement any shareholder rights plan;

•       subject to limited exceptions, incur or assume indebtedness;

•       issue, sell or amend any debt securities, warrants or other rights to acquire debt securities of our company or any of our subsidiaries, guarantee any debt securities of another person, or enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

•       subject to limited exceptions, make any loans, advances or capital contributions to, or investment in, any other person, other than our company or our wholly-owned subsidiaries;

•       other than in the ordinary course of business, enter into any hedging agreement or other financial agreement or arrangement designed to protect us or our subsidiaries against fluctuations in commodities prices or exchange rates;

•       make any material changes in accounting methods, principles or practices, except insofar as may have been required by a change in U.S. generally accepted accounting principles or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

•       other than as required to comply with applicable law or agreements, plans or arrangements existing on March 22, 2007:

o      adopt, enter into, terminate or amend in any material respect any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement;

o      increase the compensation or fringe benefits of, or pay any bonus to, our directors or officers;

o      increase the compensation or fringe benefits of any of our or our subsidiaries’ other employees, except for across the board yearly salary increases to employees or other changes, in each case made in the ordinary course of business consistent with past practice;

o      accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by the merger agreement;

o      grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock; or

o      take any action other than in the ordinary course of business consistent with past practice to fund or in any other way secure the payment of compensation or benefits under any material employee benefit plan;

•       make or rescind any material tax election, settle or compromise any material tax liability or materially amend any tax return;

•       initiate, compromise or settle any material litigation or arbitration proceeding, other than in connection with the enforcement of our rights under the merger agreement;

•       enter into any joint venture, partnership or any other similar arrangements;

•       cancel any material debts or waive any material claims or rights, including the cancellation, compromise, release or assignment of any indebtedness owed to, or claims held by, Kronos or any of our subsidiaries, except for cancellations made or waivers granted in the ordinary course of business consistent with past practice which, in the aggregate, are not material; or

•       authorize or agree to take any of the foregoing actions.

No Solicitation

The merger agreement provides that, until the effective time of the merger or the earlier termination of the merger agreement, neither we nor any of our subsidiaries will, and we will not authorize or permit our directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to, directly or indirectly:

•       solicit, initiate, propose or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or that could reasonably be expected to lead to, any acquisition proposal; or

•       enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal.

However, prior to the approval of the merger agreement by our shareholders and in response to a superior proposal or a bona fide, unsolicited written acquisition proposal received by us after March 22, 2007 that our board of directors determines in good faith, after consultation with outside counsel and its financial advisor, is reasonably likely to lead to a superior proposal, we may furnish information to the person making such acquisition proposal and its representatives pursuant to a customary confidentiality agreement not materially less restrictive of the other party than our confidentiality agreement with Seahawk Acquisition, and participate in discussions or negotiations with such person and its representatives regarding any acquisition proposal. We may take these actions only:

•       to the extent failure to do so would be inconsistent with the fiduciary obligations of our board of directors under applicable law, as determined in good faith by our board of directors after consultation with outside counsel;

•       if we have provided Seahawk Acquisition with notice, as described below; and

•       if we have complied with the no solicitation provisions of the merger agreement.

We have further agreed that, until the effective time of the merger or the earlier termination of the merger agreement, our board of directors will not:

•       withhold, withdraw or modify, in a manner adverse to Seahawk Acquisition, its approval of the merger agreement or its recommendation with respect to the approval of the merger agreement by our shareholders;

•       cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by an acquisition proposal (other than a confidentiality agreement referred to above); or

•       approve or recommend any acquisition proposal.

However, prior to the approval of the merger agreement by our shareholders, our board of directors may:

•       withhold, withdraw or modify its recommendation that our shareholders approve the merger agreement, if our board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law; or

•       approve or recommend any acquisition proposal if:

o       the acquisition proposal was not solicited in violation of the no solicitation provisions of the merger agreement; and

o       our board of directors determines in good faith, after consultation with outside counsel, that the acquisition proposal constitutes a superior proposal and our board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

We have agreed to immediately cease, and to direct our representatives to immediately cease, all discussions and negotiations that commenced prior to March 22, 2007 regarding any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal. We have further agreed to use reasonable best efforts to cause the return or destruction of any confidential information about us that was furnished by or on behalf of us to third parties.

We have agreed to promptly (within 24 hours) advise Seahawk Acquisition of our receipt of any acquisition proposal or any request for nonpublic information in connection with any acquisition proposal, the material terms and conditions of any such acquisition proposal or request and the identity of the person making any such acquisition proposal or request, and will promptly (within 24 hours) advise Seahawk Acquisition of any material amendments to any such request, acquisition proposal or inquiry. At least 24 hours prior to furnishing information to or participating in discussions or negotiations with a person making a superior proposal or acquisition proposal in accordance with the no solicitation provisions of the merger agreement, we will notify Seahawk Acquisition orally and in writing that we propose to furnish information and/or enter into discussions or negotiations as provided in the merger agreement. At least five days, which we refer to as the five-day period, prior to our board of directors holding a meeting to consider, or the execution by our board of directors of any written action, withholding, withdrawing or modifying its recommendation that our shareholders vote to approve the merger agreement or approving or recommending an acquisition proposal, we will notify Seahawk Acquisition of the meeting or written action and that such action may be considered or taken. Our board of directors will (1) consider in good faith any revised proposal to acquire our common stock that Seahawk Acquisition may make during or prior to the expiration of the five-day period in any binding written proposal, prior to taking any of the actions referred to in preceding sentence and (2) provide Seahawk Acquisition with a new five-day period prior to holding a meeting to consider, or the execution of any written action with respect to, any new acquisition proposal or any material modification to any previous acquisition proposal.

Nothing in the merger agreement prohibits our board of directors from taking and disclosing a position to our shareholders with respect to a tender offer contemplated by Rule 14d-9 or 14e-2 under the Securities Exchange Act of 1934, as amended, or from making any required disclosure to our shareholders, so long as any disclosure in connection with the commencement of a tender offer or exchange offer with respect to our common stock, other than a recommendation against acceptance of such offer or a “stop-look-and-listen” communication to our shareholders which is limited to the statements described in Rule 14d-9(f) of the Securities Exchange Act of 1934, as amended, will be deemed to constitute an approval or recommendation of an acquisition proposal for purposes of certain provisions of the merger agreement regarding a change in our board of director’s recommendation and termination of the merger agreement by Seahawk Acquisition.

An acquisition proposal means any proposal or offer:

•       relating to a merger, reorganization, consolidation, sale of substantial assets, tender offer, exchange offer, recapitalization, liquidation, dissolution, joint venture, share exchange or other business combination involving us or any of our subsidiaries;

•       for the issuance by us of 20% or more of our equity securities; or

•       to acquire in any manner, directly or indirectly, 20% or more of the capital stock or assets of our company or any of our subsidiaries (on a consolidated basis),

in each case other than the transactions contemplated by the merger agreement.

A superior proposal means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, over 50% of our equity securities or assets, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of our assets, that our board of directors determines in its good faith judgment to be:

•       on terms more favorable to our shareholders from a financial point of view than the transactions contemplated by the merger agreement, after consultation with our financial advisor and outside counsel, taking into account all the terms and conditions of the proposal and the merger agreement, including any proposal by Seahawk Acquisition to amend the terms of the merger agreement; and

•       reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of the proposal.

Shareholders Meeting

The merger agreement requires us to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a meeting of our shareholders to approve the merger agreement. Subject to the provisions described above under “—No Solicitation,” our board of directors is required to recommend approval of the merger agreement by our shareholders and include such recommendation in this proxy statement and may not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to Seahawk Acquisition, its recommendation that our shareholders vote in favor of the approval of the merger agreement. Subject to the provisions described above under “—No Solicitation,” we are required to take all reasonable and lawful action to solicit from our shareholders proxies in favor of approval of the merger agreement and take all other action reasonably necessary or advisable to secure the vote or consent of our shareholders required by the rules of The NASDAQ Global Select Market or the MBCA to obtain such approvals.

We have also agreed that, after consultation with Seahawk Acquisition, we may adjourn or postpone the special meeting of our shareholders if as of the time of the meeting there are insufficient shares of our common stock represented to constitute a quorum necessary to conduct the business of the meeting.

Indemnification and Insurance

The merger agreement provides that from the effective time of the merger through the sixth anniversary of the date on which the effective time occurs, the surviving corporation will indemnify and hold harmless each person who is, or has been at any time prior to the effective time of the merger, a director or officer of our company or one of our subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director or officer of our company or one of our subsidiaries, to the fullest extent permitted under the MBCA for officers and directors of Massachusetts corporations.

In addition, the articles of organization and bylaws of the surviving corporation will contain, and Seahawk Acquisition will cause the articles of organization and bylaws of the surviving corporation to contain, provisions no less favorable with respect to indemnification, expense advancement and exculpation of present and former directors and officers of ours and our subsidiaries than are presently in our articles of organization and bylaws, which provisions will not be amended, modified or repealed for a period of six years from the effective time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time, were officers or directors of our company.

Seahawk Acquisition has also agreed that the surviving corporation will maintain in effect, at no expense to the beneficiaries, for six years after the merger, insurance “tail” or other insurance policies maintained by us with respect to directors’, officers’ and fiduciaries’ liability insurance with respect to matters existing or occurring at or prior to the effective time of the merger in an amount and scope at least as favorable as the coverage applicable to directors and officers as of March 22, 2007 under our directors’ and officers’ liability insurance policy. If such “tail” or other policies are not available at a cost not greater than 200% of the annual premiums paid as of March 22, 2007 under such policy, which we refer to as the insurance cap, then the surviving corporation will be required to obtain as much coverage as is possible under substantially similar policies for such annual premiums as do not exceed the insurance cap.

Financing

Seahawk Acquisition agreed to use its reasonable best efforts to satisfy all terms, conditions, representations and warranties set forth in the equity and debt commitment letters and to enter into definitive agreements with respect to the financings contemplated by the equity and debt commitment letters as soon as practicable after the date of the merger agreement and prior to the closing.

Seahawk Acquisition has agreed to keep us informed with respect to all material activity concerning the status of the financings contemplated by the equity and debt commitment letters and give us prompt notice of any material adverse change with respect to such financings, including providing notice within two business days if (1) a commitment letter expires or is terminated, (2) any financing source that is a party to a commitment letter notifies Seahawk Acquisition that it no longer intends to provide financing to Seahawk Acquisition on the terms set forth in the commitment letter or (3) Seahawk Acquisition no longer believes in good faith that it will be able to obtain all or any portion of the financing contemplated by the equity and debt commitment letters on substantially the terms described in the equity and debt commitment letters.

Seahawk Acquisition has agreed that, without our prior written consent, it will not, and will not permit any of its affiliates to, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to impair, delay or prevent Seahawk Acquisition from obtaining the financing contemplated by the commitment letters and will not amend or alter, or agree to amend or alter, the equity and debt commitment letters in any manner that would reasonably be expected to impair, delay or prevent the transactions contemplated by the merger agreement.

If any commitment letter is terminated or modified in a manner materially adverse to Seahawk Acquisition for any reason, Seahawk Acquisition will use its reasonable best efforts to obtain a new financing commitment that provides for at least the same amount of financing as such commitment letter as originally issued, provided that Seahawk Acquisition will be under no obligation to obtain or seek to obtain any financing on terms and conditions less favorable, in the aggregate, to Seahawk Acquisition or Merger Sub than those included in the debt commitment letter, as determined in the good faith reasonable discretion of Seahawk Acquisition.

Subject to certain limitations, we are obligated to cooperate, and to cause our subsidiaries and our and their representatives to cooperate, with Seahawk Acquisition and Merger Sub in connection with the arrangement of the financings contemplated by the debt commitment letter as reasonably requested by Seahawk Acquisition and Merger Sub, including by:

•       participating in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and sessions with rating agencies;

•       furnishing Seahawk Acquisition, Merger Sub and their financing sources with financial and other pertinent information regarding Kronos as may be reasonably requested by Seahawk Acquisition to consummate the financings contemplated by the debt commitment letter;

•       assisting Seahawk Acquisition in preparing materials for rating agency presentations, bank information memoranda, offering memoranda, private placement memoranda and similar documents;

•       providing and executing documents as may reasonably be requested by Seahawk Acquisition;

•       using commercially reasonable efforts to obtain surveys and title insurance as may be reasonably requested by Seahawk Acquisition; and

•       reasonably facilitating the pledge of collateral.

We have agreed to use reasonable best efforts to cause legal counsel to provide customary legal opinions and an independent auditor of Kronos to provide any unqualified opinions, consents or customary comfort letters with respect to our financial statements. We further agreed to allow Seahawk Acquisition’s representatives the opportunity to review and comment upon any such financial statements in draft form and to allow such representatives access to Kronos and supporting documentation with respect to the preparation of such financial statements and the independent auditors’ work papers relating to such financial statements.

Seahawk Acquisition has agreed to promptly, upon our request, reimburse us for all reasonable out-of-pocket costs we and our subsidiaries incur in connection with such cooperation in the event that the merger agreement is terminated prior to the effective time of the merger. Seahawk Acquisition and Merger Sub have agreed, jointly and severally, to indemnify and hold harmless us and our representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by us or our representatives in connection with the arrangement of the financings contemplated by the equity and debt commitment letters and any information used in connection with the equity and debt commitment letters (other than historical information relating to Kronos that we have provided for such use) in the event that the merger agreement is terminated prior to the effective time of the merger.

We have agreed that, not less than three business days prior to the closing date of the merger, we will deliver to Seahawk Acquisition payoff letters from third-party lenders or trustees, as applicable, in form and substance reasonably satisfactory to Seahawk Acquisition, with respect to all indebtedness of Kronos and our subsidiaries identified in the disclosure schedule to the merger agreement or entered into after March 22, 2007.

Agreement to Take Further Action and to Use Commercially Reasonable Efforts

Subject to the terms and conditions of the merger agreement, we and Seahawk Acquisition have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable. Among other things, each party has committed to use commercially reasonable efforts to make necessary filings and to obtain government clearances or approvals required under the Securities Exchange Act of 1934, as amended, the HSR Act and any other applicable law. We have also agreed to give, or cause our subsidiaries to give, any required notices to third parties and to use, or cause our subsidiaries to use, commercially reasonable efforts to obtain required third party consents. However, neither we nor Seahawk Acquisition is required to make any materially burdensome payments in connection with fulfilling such obligations.

Additional Agreements

The merger agreement contains additional agreements between us and Seahawk Acquisition relating to, among other things:

•       our agreement to use commercially reasonable efforts to continue the listing of our common stock on The NASDAQ Global Select Market during the term of the merger agreement;

•       Seahawk Acquisition’s reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with our business operations, to information regarding us and our subsidiaries, and the confidentiality of such information;

•       delivery by us to Seahawk Acquisition of reports and other documents filed or received by us pursuant to the requirements of federal or state securities laws and other information about us, our business, properties, assets and personnel as Seahawk Acquisition may reasonably request;

•       public announcements with respect to the merger and the merger agreement;

•       notice of (1) the occurrence, or failure to occur, of any event, which is reasonably likely to cause any representation or warranty of either party contained in the merger agreement to be untrue or inaccurate in any material respect and (2) any material failure by us, Seahawk Acquisition or Merger Sub, or any of our respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement required to be complied with under the merger agreement;

•       our agreement to take all steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any dispositions of our common stock, including derivative securities with respect to our common stock, under such rule and result from the transactions contemplated by certain sections of the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to our company;

•       benefits and employee compensation matters for the employees of the surviving corporation after the effective time of the merger;

•       the resignation of our directors; and

•       our agreement to use reasonable best efforts, at Seahawk Acquisition’s request, to liquidate marketable securities and to transfer such cash to us or into the exchange fund.

Conditions to the Merger

Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•       our shareholders must have approved the merger agreement;

•       the waiting period applicable to consummation of the merger under the HSR Act and applicable foreign antitrust or trade regulation laws must have expired or otherwise been terminated, except, in the case of foreign antitrust or trade regulation laws, where the consummation of the merger before the expiration or other termination of any applicable waiting period would not reasonably be expected to result in a company material adverse effect or a material adverse effect on our ability to consummate the merger;

•       other than the filing of the articles of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the merger and the consummation of the other transactions contemplated by the merger agreement, the failure of which to file, obtain or occur is reasonably likely to have a material adverse effect on Kronos or a buyer material adverse effect, shall have been filed, been obtained or have occurred on terms and conditions which would not reasonably be likely to have a material adverse effect on Kronos or a buyer material adverse effect; and

•       no governmental entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent), statute, law, rule or regulation that is in effect and has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement.

In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•       the representations and warranties of Seahawk Acquisition and Merger Sub in the merger agreement must be true and correct as of the closing date, except (1) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must be true and correct as of such date, and (2) where the failure to be true and correct (without regard to any materiality or buyer material adverse effect qualifications contained in the merger agreement), individually or in the aggregate, has not had and would not be reasonably likely to result in a buyer material adverse effect, and we must have received a certificate signed on behalf of Seahawk Acquisition by the chief executive officer or chief financial officer of Seahawk Acquisition to such effect;

•       Seahawk Acquisition and Merger Sub must have performed, in all material respects, all obligations required to be performed by them under the merger agreement and we must have received a certificate signed on behalf of Seahawk Acquisition by the chief executive officer or chief financial officer of Seahawk Acquisition to such effect;

•       since March 22, 2007, there shall not have occurred any change, effect, event or circumstance that, individually or in the aggregate, has had or is reasonably likely to result in a buyer material adverse effect; and

•       if a solvency opinion is delivered to the lenders pursuant to the terms of any of the commitment letters, we shall have received a copy of such opinion addressed to our board of directors.

In addition, the obligations of Seahawk Acquisition and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following conditions:

•       our representations and warranties in the merger agreement, other than certain representations and warranties, which we refer to as the identified company representations, must be true and correct as of the closing date, except (1) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties must be true and correct as of such date, and (2) where the failure to be true and correct (without regard to any materiality or company material adverse effect qualifications contained in the merger agreement), individually or in the aggregate, has not had and would not be reasonably likely to result in a company material adverse effect. The identified company representations must be true and correct in all material respects as of the closing date of the merger as though made on and as of the closing date, except to the extent the identified company representations are specifically made as of a particular date, in which case such representations must be true and correct as of such date. Seahawk Acquisition must have received a certificate signed on behalf of Kronos by our chief executive officer or chief financial officer to the effect of the preceding two sentences;

•       we must have performed, in all material respects, all obligations required to be performed by us under the merger agreement and Seahawk Acquisition must have received a certificate signed on our behalf by our chief executive officer or our chief financial officer to such effect;

•       there shall not be instituted or pending any action or proceeding in which a governmental entity is:

o       challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement; or

o       seeking to prohibit or limit in any material respect Seahawk Acquisition’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation or any of its subsidiaries;

•       since March 22, 2007, there shall not have occurred any change, effect, event or circumstance that, individually or in the aggregate, has had or is reasonably likely to result in a company material adverse effect.

Termination of the Merger Agreement

We, Seahawk Acquisition and Merger Sub may agree in writing to terminate the merger agreement at any time prior to completing the merger.

Either we or Seahawk Acquisition can terminate the merger agreement if:

•       the merger has not been consummated by October 31, 2007, unless the terminating party’s failure to fulfill any obligation under the merger agreement was a principal cause of or resulted in the failure of the merger to occur by that date. We refer to any termination of the merger agreement on the basis described in this bullet as an outside date termination;

•       a governmental entity has issued a nonappealable final order or ruling or taken any other nonappealable final action that has the effect of permanently restraining or otherwise prohibiting the merger; or

•       our shareholders fail to approve the merger agreement at the special meeting or at any adjournment or postponement of the special meeting. We refer to any termination of the merger agreement on the basis described in this bullet as a special meeting termination.

Seahawk Acquisition can terminate the merger agreement if:

•       our board of directors fails to recommend in this proxy statement that our shareholders approve the merger agreement or withdraws or modifies in a manner adverse to Seahawk Acquisition its recommendation that our shareholders approve the merger agreement;

•       our board of directors approves or recommends to our shareholders an acquisition proposal or within ten business days after receipt of an acquisition proposal takes no position with respect to, or fails to recommend against acceptance of, such acquisition proposal;

•       a tender offer or exchange offer for outstanding shares of our common stock has been commenced and our board of directors recommends that our shareholders tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, our board of directors fails to recommend against acceptance of such offer;

•       we breach or fail to perform any representation, warranty, covenant or agreement that results in the failure of a condition to Seahawk Acquisition’s obligation to effect the merger being satisfied and which is not cured within 20 days after receipt of written notice of such breach or failure to perform, so long as neither Seahawk Acquisition nor Merger Sub is in material breach of its representations, warranties or covenants. We refer to any termination of the merger agreement on the basis described in this bullet as a company material breach termination; or

•       we willfully and materially breach the no solicitation provisions contained in the merger agreement.

We can terminate the merger agreement if:

•       prior to the approval of the merger agreement by our shareholders, our board of directors, pursuant to and in compliance with the no solicitation provisions contained in the merger agreement, approves or recommends to our shareholders a superior proposal;

•       Seahawk Acquisition or Merger Sub breaches or fails to perform any representation, warranty, covenant or agreement (except in the circumstances described in the following bullet) that would result in the failure of a condition to our obligation to effect the merger being satisfied and which is not cured within 20 days after its receipt of written notice of such breach or failure to perform, so long as we are not in material breach of our representations, warranties or covenants. We refer to any termination of the merger agreement on the basis described in this bullet as a buyer material breach termination; or

•       (1) all conditions except for conditions to our obligation to effect the merger have been satisfied, (2) on the closing date of the merger, none of Seahawk Acquisition, Merger Sub or the surviving corporation has received the proceeds of the financings contemplated by the equity or debt commitment letters or any substitute financing for a similar amount and (3) Seahawk Acquisition fails to notify us in writing with supporting evidence reasonably satisfactory to us that it will still be able to deposit the requisite funds with the exchange agent on the closing date of the merger. We refer to any termination of the merger agreement on the basis described in this bullet as a financing termination.

Termination Fees

The merger agreement obligates us to pay a termination fee to Seahawk Acquisition of $55.0 million (approximately 3% of our equity value), if any of the following occurs in connection with the termination of the merger agreement:

•       the merger agreement is terminated by Seahawk Acquisition because:

o       our board of directors fails to recommend in this proxy statement that our shareholders approve the merger agreement, or withdraws or modifies in a manner adverse to Seahawk Acquisition its recommendation that our shareholders approve the merger agreement;

o       our board of directors approves or recommends to our shareholders an acquisition proposal or within ten business days after receipt of an acquisition proposal takes no position with respect to, or fails to recommend against acceptance of, such acquisition proposal;

o       a tender offer or exchange offer for outstanding shares of our common stock has been commenced and our board of directors recommends that our shareholders tender their shares in such tender or exchange offer or, within ten business days after commencement of a tender offer or exchange offer, fails to recommend against acceptance of the offer;

•       the merger agreement is terminated by us prior to the approval of the merger agreement by our shareholders because our board of directors, pursuant to and in compliance with the no solicitation provisions contained in the merger agreement, approves or recommends to our shareholders a superior proposal;

•       the merger agreement is terminated by Seahawk Acquisition because we willfully and materially breach the no solicitation provisions of the merger agreement; or

•       if (1) prior to the termination date, a bona fide acquisition proposal is publicly announced or is otherwise communicated, made or proposed in writing to our board of directors, and (2) within 12 months after the termination date, we enter into a definitive agreement with respect to, or we close, an acquisition proposal, provided that for this purpose the reference in the definition of acquisition proposal to 20% will be replaced by 50%, and:

o       an outside date termination shall have occurred;

o       a special meeting termination shall have occurred; or

o       a company material breach termination shall have occurred.

We have also agreed to pay to Seahawk Acquisition or its designee up to $5.0 million as reimbursement for expenses of Seahawk Acquisition actually incurred relating to the transactions contemplated by the merger agreement prior to termination, including, but not limited to, reasonable fees and expenses of Seahawk Acquisition’s counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors, in the event of termination of the merger agreement:

•       by us or Seahawk Acquisition, pursuant to an outside date termination if the failure to satisfy certain conditions to Seahawk Acquisition’s obligation to effect the merger by October 31, 2007 results in the closing of the merger not occurring;

•       by us or Seahawk Acquisition pursuant to a special meeting termination; or

•       by Seahawk Acquisition pursuant to a company material breach termination.

Seahawk Acquisition will be required to pay us a termination fee of $55.0 million (approximately 3% of our equity value) in the event of a financing termination, provided that, at the time of such termination, all of the conditions to Seahawk Acquisition’s obligation to effect the merger have been satisfied. If Seahawk Acquisition’s termination fee is paid, and Seahawk Acquisition and Merger Sub are not in willful breach of the merger agreement, other than any breach arising from the failure by Seahawk Acquisition to obtain the debt financing, then our termination of the merger agreement and receipt of Seahawk Acquisition’s termination fee will be the sole and exclusive remedy against Seahawk Acquisition, Merger Sub, Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P. and any of their respective representatives, affiliates, directors, officers, employees, partners, managers, members, or stockholders, each of which we refer to as a buyer party, for any loss or damage suffered as a result of the breach of the merger agreement or any representation, warranty, covenant or agreement contained therein by Seahawk Acquisition or Merger Sub or the failure of the merger to be consummated or otherwise in connection with the merger agreement or the transactions contemplated thereby, which we refer to collectively as the company damages.  The maximum aggregate liability of all the buyer parties for all company damages is limited to $137.0 million (approximately 7.5% of our equity value). For all purposes of determining whether the aggregate amount of company damages paid by the buyer parties has reached $137.0 million, the amount paid in respect of the Seahawk Acquisition’s termination fee or termination expenses paid will be included in such computation as company damages paid.

Seahawk Acquisition also agreed to pay to us up to $5.0 million as reimbursement for our expenses actually incurred relating to the transactions contemplated by the merger agreement prior to termination, including, but not limited to, reasonable fees and expenses of our counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors, in the event of termination of the merger agreement:

•       by us or Seahawk Acquisition pursuant to an outside date termination if the failure to satisfy certain conditions to our obligation to effect the merger by October 31, 2007 results in the closing of the merger not occurring; or

•       by us pursuant to a buyer material breach termination.

Amendment and Waiver

We, Seahawk Acquisition and Merger Sub may amend the merger agreement at any time before or after approval of the merger agreement by our shareholders. However, after we have obtained shareholder approval, the parties may not amend the merger agreement in a manner that by law requires further approval by our shareholders without obtaining such further approval. The merger agreement also provides that, at any time prior to the effective time of the merger, we, Seahawk Acquisition and Merger Sub may, to the extent permitted by law, extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement.

APPRAISAL RIGHTS

The MBCA generally provides that shareholders of a Massachusetts corporation are entitled to appraisal rights in the event of a merger. However, under Section 13.02 of the MBCA, appraisal rights are not available in respect of an all-cash merger unless a director, officer, or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as:

•       a shareholder;

•       a director, officer, employee or consultant if his financial interest is pursuant to bona fide arrangements; or

•       in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate.

We are not aware of any material financial interest of a type that would cause appraisal rights to be available in connection with the merger. For this reason, we reserve the right to challenge any purported exercise of appraisal rights in respect of the merger. As of the date of this proxy statement, neither we nor Seahawk Acquisition have entered into any employment agreements with our management in connection with the merger, nor have we amended or modified any existing employment agreements. Seahawk Acquisition has informed us that it currently intends to retain members of our management team following the merger. Seahawk Acquisition has informed us that it may offer Mr. Ain and a limited number of other members of management the opportunity to convert a portion of their current equity interests in Kronos into, or otherwise invest in, equity in the surviving corporation, and that it also intends to set up equity-based incentive compensation plans for management of the surviving corporation. As of the date of this proxy statement, neither Mr. Ain nor any other member of our management has entered into any agreement, arrangement or understanding with Seahawk Acquisition, Merger Sub or any of their affiliates (including Hellman & Friedman LLC and JMI Equity) regarding the right to purchase or participate in the equity of the surviving corporation. Although we believe certain members of our management team are likely to enter into new arrangements with Seahawk Acquisition, Merger Sub or their affiliates regarding the right to purchase or participate in the equity of the surviving corporation, these matters are subject to further negotiations and discussion and no terms or conditions have been finalized. The new arrangements are currently expected to be entered into at or prior to the completion of the merger.

We do not believe that holders of our common stock are entitled to appraisal rights in connection with the merger. However, Section 13.02 of the MBCA has not yet been the subject of judicial interpretation and, accordingly, depending on the nature of any such judicial interpretation, Kronos shareholders may be entitled to appraisal rights under Massachusetts law. If you believe you are entitled to appraisal rights under Massachusetts law, in order to exercise these rights you must:  (i) deliver to us, before the vote to approve the merger agreement is taken, written notice of your intent to demand payment for your shares in an amount to be determined pursuant to the statutory appraisal procedure; (ii) not vote your shares in favor of the proposal to approve the merger agreement; and (iii) comply with the other procedures specified in Part 13 of the MBCA. Because a submitted proxy not marked “against” or “abstain” will be voted FOR the approval of the merger agreement and FOR the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, the submission of a proxy card not marked “against” or “abstain” will result in the waiver of appraisal rights, to the extent such rights are available. If you hold shares in the name of a broker or other nominee and you want to attempt to assert appraisal rights, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal (to the extent such right otherwise would be available).

Any shareholder who believes he, she or it is entitled to appraisal rights and who wishes to preserve those rights should carefully review Sections 13.01 through 13.31 of Part 13 of the MBCA, attached as

Annex C to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in Part 13 of the MBCA would result in the loss of any appraisal rights to which such shareholder may be entitled.

The remainder of this section entitled “Appraisal Rights” is for informational purposes in the event our shareholders are entitled to appraisal rights under the MBCA.

Appraisal rights may offer shareholders the ability to demand payment for their shares of Kronos common stock in the event they are dissatisfied with the consideration that they are to receive in connection with the merger. Shareholders who perfect any appraisal rights that they may have and follow certain procedures in the manner prescribed by the MBCA may be entitled to have their shares converted into the right to receive from Kronos such cash consideration as may be determined to be due pursuant to Part 13 of the MBCA.

Shareholders who approve the merger agreement will not be entitled to any appraisal rights.

Only a holder of record of shares of Kronos common stock may exercise appraisal rights, and if a holder exercises appraisal rights, he, she or it must exercise such rights with respect to all classes of shares. The following discussion is not a complete statement of the law pertaining to appraisal rights under the MBCA and is qualified in its entirety by the full text of Part 13 of the MBCA, which is attached to this proxy statement as Annex C. Please read Part 13 carefully, because exercising appraisal rights involves several procedural steps, and failure to follow appraisal procedures could result in the loss of such rights. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.

Under the MBCA, shareholders who perfect their rights to appraisal, if any, in accordance with Part 13 and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the MBCA, will be entitled to appraisal rights and to obtain payment of the fair value of their shares of Kronos common stock, together with a fair rate of interest. Shareholders should be aware that the fair value of their shares of Kronos common stock as determined by Part 13 could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares. Shareholders who wish to exercise appraisal rights, if any, or to preserve their right to do so, should review the following discussion and Part 13 carefully. Shareholders who fail to timely and properly comply with the procedures specified could lose their appraisal rights.

Notice of Shareholder Intent to Exercise Appraisal Rights

As an initial step, a shareholder who intends to demand appraisal rights must:

•       deliver to Kronos, before the vote to approve the merger agreement is taken (approximately 9:00 a.m. on Friday, June 8, 2007), written notice of such shareholder’s intent to demand payment for his, her or its Kronos shares if the merger is effectuated; and

•       not vote, or cause or permit to be voted, any of his, her or its shares of Kronos common stock in favor of the merger agreement.

A shareholder intending to demand appraisal rights must deliver a written notice (including fax or e-mail) to Kronos’ principal offices at the address noted below, either by mail, by hand, messenger or delivery service or by electronic transmission (including fax and e-mail):

Kronos Incorporated
297 Billerica Road
Chelmsford, Massachusetts 01824
Facsimile:  (978) 367-5900
E-mail:  invest@kronos.com

If Kronos does not receive a shareholder’s written intent to demand appraisal prior to the vote at the special meeting of shareholders, or if such shareholder votes, or causes to be voted, his, her or its shares of Kronos common stock in favor of the merger agreement, such shareholder will not be entitled to payment for his, her or its shares under the appraisal provisions of the MBCA.

Notification of Appraisal Rights Following Merger; Shareholder Certification

If the proposed merger becomes effective, Part 13 requires Kronos to deliver a written appraisal notice to all shareholders who satisfied the requirements described above. The appraisal notice must be sent by Kronos no earlier than the date the merger became effective and no later than 10 days after such date. The appraisal notice must contain a form to be completed by the shareholder, which we refer to as the shareholder certification, in which the shareholder certifies (1) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before the date of the first announcement to shareholders of the principal terms of the merger (i.e., March 23, 2007), which we refer to as the merger announcement date, and (2) that the shareholder did not vote for the merger agreement. If the shareholder does not return the completed form within the specified time period, he, she or it will be deemed to have accepted payment in full satisfaction of our company’s obligations under Section 13.24(b)(3) of the MBCA. The appraisal notice must also include a copy of Part 13 and must state certain information, including the following:

•       a date, which we refer to as the shareholder certification due date, by which Kronos must receive the shareholder certification, which may not be fewer than 40 or more than 60 days after the date the appraisal notice and shareholder certification are sent, and that the shareholder waives the right to demand appraisal with respect to the shares unless Kronos receives the shareholder certification by the shareholder certification due date;

•       where the shareholder certification must be sent and where certificates for certificated shares must be deposited and the date by which the certificates must be deposited, which date may not be earlier than the shareholder certification due date;

•       Kronos’ estimate of the fair value of the shares;

•       notification that, if requested by the shareholder in writing, Kronos will provide, within 10 days after the shareholder certification due date, the number of shareholders who return shareholder certifications by such date and the total number of shares owned by them; and

•       the date by which the notice to withdraw appraisal rights (discussed below) must be received, which must be within 20 days after the shareholder certification due date, which we refer to as the withdrawal deadline.

A shareholder who wishes to exercise appraisal rights must certify on the shareholder certification whether the beneficial owner of the shares acquired beneficial ownership before the merger announcement date. If a shareholder fails to make this certification, Kronos may elect to treat the shareholder’s shares as after-acquired shares (discussed below and defined herein). In addition, a shareholder who wishes to exercise appraisal rights must execute and return the shareholder certification and, in the case of certified shares, deposit the certificates in accordance with the terms of the appraisal notice. Once a shareholder deposits his, her or its certificates or, in the case of uncertificated shares, returns the executed shareholder certifications, the shareholder loses all rights as a shareholder unless it withdraws from the appraisal process by notifying Kronos in writing by the withdrawal deadline. A shareholder who does not withdraw from the appraisal process in this manner may not later withdraw without Kronos’ written consent. A shareholder who does not execute and return the shareholder certification and deposit the share certificates by the applicable dates set forth in the appraisal notice is not entitled to payment under Part 13.

Assertion of Rights by Nominees and Beneficial Owners

A record shareholder may assert appraisal rights as to fewer than all the shares registered in his, her or its name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies Kronos in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder submits to Kronos the record shareholder’s written consent to the assertion of such rights with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder no later than the shareholder certification due date.

Payment for Shares Acquired Before Merger Announcement Date

Except with respect to after-acquired shares, within 30 days after the shareholder certification due date, Kronos must pay in cash to those shareholders who complied with the procedural requirements the amount Kronos estimates to be the fair value of their shares, plus interest. The fair value of the shares is the value of the shares immediately before the effective date of the merger, excluding any element of value arising from the expectation or accomplishment of the merger, unless exclusion would be inequitable. Interest accrues from the effective date of the merger until the date of payment, at the average rate currently paid by Kronos on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

The foregoing payment to each shareholder must be accompanied by (1) recent financial statements of Kronos, (2) a statement of Kronos’ estimate of the fair value of the shares, which estimate must equal or exceed Kronos’ estimate given in the appraisal notice, and (3) a statement that shareholders who complied with the procedural requirements have the right to demand further payment. A shareholder who has been paid and is dissatisfied with the amount of the payment must notify Kronos in writing of his, her or its estimate of the fair value of the shares and demand payment of that estimate plus interest, less the payment already made. A shareholder who fails to notify Kronos in writing of his, her or its demand to be paid such shareholder’s stated estimate of the fair value plus interest within 30 days after receiving Kronos’ payment waives the right to demand payment and will be entitled only to the payment made by Kronos based on Kronos’ estimate of the fair value of the shares.

Offer to Pay for After-Acquired Shares

Kronos may withhold payment from any shareholder who did not certify that beneficial ownership of all of such shareholder’s shares for which appraisal rights are asserted was acquired before the merger announcement date, which we refer to as the after-acquired shares. If Kronos elects to withhold payment, within 30 days after the shareholder certification due date, it must provide such shareholders notice of certain information, including its estimate of fair value and their right to accept its estimate of fair value, plus interest, in full satisfaction of their demands. Those shareholders who wish to accept the offer must notify Kronos of their acceptance within 30 days after receiving the offer. Within 10 days after receiving a shareholder’s acceptance, Kronos must pay in cash the amount it offered in full satisfaction of the accepting shareholder’s demand. A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of the shares plus interest. A shareholder who fails to notify Kronos in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within 30 days after receiving Kronos’ offer of payment waives the right to demand payment and will be entitled only to the payment offered by Kronos based on Kronos’ estimate of the fair value of the shares. Those shareholders who do not reject Kronos’ offer in a timely manner will be deemed to have accepted Kronos’ offer, and Kronos must pay to them in cash the amount it offered to pay within 40 days after sending the payment offer.

Procedures if Shareholder is Dissatisfied with Payment or Offer

If a shareholder makes a demand for payment which remains unsettled, Kronos must commence an equitable proceeding in Middlesex Superior Court, Commonwealth of Massachusetts within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Kronos does not commence the proceeding within the 60-day period, it must pay in cash to each shareholder the amount the shareholder demanded plus interest. Kronos must make all shareholders whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each shareholder made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by Kronos to the shareholder for such shares or (2) for the fair value, plus interest, of the shareholder’s shares for which Kronos elected to withhold payment.

The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it, and the shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

Court Costs and Counsel Fees

The court in an appraisal proceeding must determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court must assess any costs against Kronos, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13.

The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

•       against Kronos and in favor of any or all shareholders demanding appraisal if the court finds Kronos did not substantially comply with its requirements under Part 13; or

•       against either Kronos or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13.

If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against Kronos, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent Kronos fails to make a required payment pursuant to Part 13, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Kronos all costs and expenses of the suit, including counsel fees.

MARKET PRICE AND DIVIDEND DATA

Our common stock is traded on The NASDAQ Global Select Market under the symbol “KRON.”  The table below shows, for the periods indicated, the high and low sale prices for shares of our common stock as reported by The NASDAQ Global Select Market.

	Kronos Common Stock
	High	Low
Year Ended September 30, 2005
First quarter	$52.14	$43.99
Second quarter	56.12	45.74
Third quarter	52.70	37.84
Fourth quarter	49.49	40.45
Year Ended September 30, 2006
First quarter	$49.35	$40.61
Second quarter	42.32	35.28
Third quarter	48.19	35.80
Fourth quarter	36.50	26.59
Year Ending September 30, 2007
First quarter	$38.27	$33.37
Second quarter	53.75	33.44

The following table sets forth the closing sales prices per share of our common stock, as reported on The NASDAQ Global Select Market on March 22, 2007, the last full trading day before the public announcement of the proposed merger, and on April 30, 2007, the latest practicable date before the printing of this proxy statement:

Common Stock
March 22, 2007	$46.63
April 30, 2007	$54.57

If the merger is consummated, each share of our common stock will be converted into the right to receive $55.00 in cash, without interest, and our common stock will be removed from listing on The NASDAQ Global Select Market and there will be no further public market for shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table contains information as of February 28, 2007 about the beneficial ownership of shares of our common stock by:

•       each person who we know to own beneficially more than 5% of the outstanding shares of our common stock;

•       our directors;

•       Mark S. Ain, who served as our chief executive officer during part of the fiscal year ended September 30, 2006;

•       Aron J. Ain, who served as our chief executive officer during part of the fiscal year ended September 30, 2006;

•       Paul A. Lacy, who became our principal executive officer on May 1, 2006 and who served as our chief financial officer during part of the fiscal year ended September 30, 2006;

•       Mark V. Julien, who became our chief financial officer on May 1, 2006;

•       our three other most highly compensated executive officers who were serving as executive officers on September 30, 2006; and

•       all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner (2)	Number of Shares	Percent of Class
Columbia Wanger Asset Management, L.P.(3)	4,558,587	14.3%
227 W. Monroe Street, Suite 3000 Chicago, IL 60606
T. Rowe Price Associates, Inc.(4)	2,215,249	6.9%
100 East Pratt Street Baltimore, MD 21202
Dimorphandra S.L.(5)	1,865,251	5.9%
Ingeniero Lafarga 2 03002 Alicante, Spain
FMR Corp.(6)	1,796,439	5.6%
82 Devonshire Street Boston, MA 02109
Barclays Global Investors N.A. and affiliates(7)	1,598,992	5.0%
45 Fremont Street San Francisco, CA 94105
Mark S. Ain(8)	373,672	1.2%
Aron J. Ain(9)	132,070	*
Peter C. George(10)	137,472	*
Paul A. Lacy(11)	139,804	*

Joseph R. DeMartino(12)	98,269	*
Mark V. Julien(13)	33,425	*
James J. Kizielewicz(14)	99,854	*
Richard J. Dumler(15)	27,817	*
W. Patrick Decker(16)	26,642	*
Lawrence J. Portner(17)	26,350	*
Samuel Rubinovitz(18)	21,476	*
David B. Kiser(19)	9,437	*
Bruce J. Ryan(20)	4,562	*
All executive officers and directors as a group (15 persons)(21)	1,187,844	3.6%

                  * Less than 1%

          (1) As of February 28, 2007, we had 31,880,999 shares of our common stock outstanding. The number of shares that each shareholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after February 28, 2007 (i.e., April 29, 2007) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named shareholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.

          (2) Unless otherwise indicated, the address of any person or entity listed is c/o Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824.

          (3) As of December 31, 2006, and based solely on a Schedule 13G/A filed by Columbia Wanger Asset Management, L.P. (“Columbia”) with the SEC on January 10, 2007 reporting sole power to vote or to direct the vote of 4,258,587 shares, shared power to vote or to direct the vote of 300,000 shares and sole power to dispose or direct disposition of 4,558,587 shares. These shares include 490,048 shares held by Columbia Acorn Fund, a Massachusetts business trust that is advised by Columbia.

          (4) As of December 31, 2006, and based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 13, 2007 reporting sole power to vote or to direct the vote of 353,350 shares and sole power to dispose or direct disposition of 2,215,249 shares.

          (5) As of December 12, 2006, and based solely on a Schedule 13G filed by Dimorphandra S.L. with the SEC on January 22, 2007 reporting sole power to vote or to direct the vote of 1,865,261 shares and sole power to dispose or direct disposition of 1,865,261 shares.

          (6) As of December 31, 2006, and based solely on a Schedule 13G filed by FMR Corp. on February 14, 2007 reporting sole power to vote or to direct the vote of 118,946 shares and sole power to dispose or direct disposition of 1,796,439 shares.

          (7) As of December 31, 2006, and based solely on a Schedule 13G filed by Barclays Global Investors N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited with the SEC on January 23, 2007 reporting sole power to vote or to direct the vote of 1,498,614 shares and sole power to dispose or direct disposition of 1,598,992 shares.

          (8) Mr. Mark S. Ain ceased to serve as our chief executive officer on October 31, 2005. Includes options to purchase, within 60 days following February 28, 2007, 129,375 shares of common stock held by Mr. Mark S. Ain.

          (9) Mr. Aron J. Ain has served as our chief executive officer since October 31, 2005. Includes options to purchase, within 60 days following February 28, 2007, 114,250 shares of common stock held by Mr. Aron J. Ain.

    (10) Includes options to purchase, within 60 days following February 28, 2007, 107,750 shares of common stock held by Mr. George.

    (11) Mr. Lacy ceased to serve as our chief financial officer on May 1, 2006. He continues to serve as our president and principal executive officer, positions he has held since October 31, 2005. Includes options to purchase, within 60 days following February 28, 2007, 128,375 shares of common stock held by Mr. Lacy.

    (12) Includes options to purchase, within 60 days following February 28, 2007, 85,250 shares of common stock held by Mr. DeMartino.

    (13) Mr. Julien became our chief financial officer on May 1, 2006. Includes options to purchase, within 60 days following February 28, 2007, 31,175 shares of common stock held by Mr. Julien.

    (14) Includes option to purchase, within 60 days following February 28, 2007, 95,250 shares of common stock held by Mr. Kizielewicz.

    (15) Includes options to purchase, within 60 days following February 28, 2007, 16,412 shares of common stock held by Mr. Dumler.

    (16) Includes options to purchase, within 60 days following February 28, 2007, 16,412 shares of common stock held by Mr. Decker.

    (17) Includes options to purchase, within 60 days following February 28, 2007, 11,350 shares of common stock held by Mr. Portner.

    (18) Includes options to purchase, within 60 days following February 28, 2007, 7,976 shares of common stock held by Mr. Rubinovitz.

    (19) Includes (i) options to purchase, within 60 days following February 28, 2007, 6,287 shares of common stock held by Mr. Kiser and (ii) 550 shares held by Mr. Kiser’s spouse and 300 shares held by Mr. Kiser’s minor son.

    (20) Includes options to purchase, within 60 days following February 28, 2007, 3,362 shares of common stock held by Mr. Ryan.

    (21) Includes options to purchase, within 60 days following February 28, 2007, 789,249 shares of common stock held by all current directors and executive officers as a group.

ADJOURNMENT OF THE SPECIAL MEETING
(PROPOSAL NO. 2)

Kronos may ask our shareholders to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, the approval requires the affirmative vote of the holders of a majority of the shares of Kronos common stock present or represented by proxy and voting on the matter at the special meeting.

FUTURE SHAREHOLDER PROPOSALS

If the merger is consummated, we will not have public shareholders and there will be no public participation in any future meetings of shareholders. However, if the merger is not completed, we will hold an annual meeting of shareholders in 2008.

Proposals of shareholders intended to be presented at the 2008 annual meeting of shareholders must have been received by us at our principal office in Chelmsford, Massachusetts not later than September 21, 2007 for inclusion in the proxy statement for that meeting.

Our amended and restated by-laws also establish an advance notice procedure for shareholders who wish to nominate candidates for election as directors. We must receive a notice regarding shareholder nominations for director at our corporate headquarters not less than 60 days nor more than 90 days prior to the applicable shareholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the shareholder submitting the nomination, all as set forth in the amended and restated by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements.

Shareholders who wish to make a proposal at the 2008 annual meeting of shareholders other than (1) one that will be included in our proxy materials and (2) shareholder nominations of candidates for election as directors must have sent such proposal to our principal office in Chelmsford, Massachusetts and such proposal must have been received by us no later than December 5, 2007. If a shareholder who wished to present a proposal fails to notify us by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before that meeting. If a shareholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the SEC’s proxy rules.

HOUSEHOLDING OF PROXY STATEMENT

In accordance with Rule 14a-3(e)(l) under the Securities Exchange Act of 1934, as amended, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Kronos Incorporated, Attention: Secretary, 297 Billerica Road, Chelmsford, Massachusetts 01824, 978-250-9800.

WHERE YOU CAN FIND MORE INFORMATION

Kronos files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

Kronos’ filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Incorporation by Reference

The SEC allows us to incorporate by reference information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this proxy statement is considered a part of this proxy statement, and information that we file later with the Securities and Exchange Commission, prior to the closing of the merger, will automatically update and supercede the previously filed information and be incorporated by reference into this proxy statement.

We incorporate by reference into this proxy statement the documents listed below and any filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and prior to the date of the special meeting:

•       Our Annual Report on Form 10-K for our fiscal year ended September 30, 2006, as amended.

•       Our Quarterly Report on Form 10-Q for our fiscal quarter ended December 30, 2006.

•       Our Current Reports on Form 8-K filed on March 23, 2007, April 4, 2007, April 20, 2007 and April 30, 2007.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Georgeson Inc., our proxy solicitor, at 1–866–541–3553. Banks and brokers call collect at (212) 440–9800.

By Order of the Board of Directors,

Paul A. Lacy, Secretary

May 4, 2007

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

SEAHAWK ACQUISITION CORPORATION,

SEAHAWK MERGER SUB CORPORATION

and

KRONOS INCORPORATED

Dated as of March 22, 2007

i

ARTICLE V CONDUCT OF BUSINESS		A-23
5.1	Covenants of the Company	A-23
5.2	Confidentiality	A-25
5.3	Financing Commitments	A-25
ARTICLE VI ADDITIONAL AGREEMENTS		A-27
6.1	No Solicitation	A-27
6.2	Proxy Statement	A-29
6.3	Nasdaq Listing	A-30
6.4	Access to Information	A-30
6.5	Shareholders Meeting	A-30
6.6	Legal Requirements	A-30
6.7	Public Disclosure	A-31
6.8	Indemnification	A-32
6.9	Notification of Certain Matters	A-33
6.10	Exemption from Liability Under Section 16	A-33
6.11	Employee Compensation	A-33
6.12	Service Credit	A-33
6.13	Resignations	A-34
6.14	Management Agreements	A-34
6.15	Freely Available Cash	A-34
ARTICLE VII CONDITIONS TO MERGER		A-34
7.1	Conditions to Each Party’s Obligation To Effect the Merger	A-34
7.2	Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary	A-35
7.3	Additional Conditions to Obligations of the Company	A-35
ARTICLE VIII TERMINATION AND AMENDMENT		A-36
8.1	Termination	A-36
8.2	Effect of Termination	A-37
8.3	Fees and Expenses	A-37
8.4	Amendment	A-39
8.5	Extension; Waiver	A-39
ARTICLE IX MISCELLANEOUS		A-40
9.1	Nonsurvival of Representations, Warranties and Agreements	A-40
9.2	Notices	A-40
9.3	Entire Agreement	A-41
9.4	No Third Party Beneficiaries	A-41
9.5	Assignment	A-41
9.6	Severability	A-42
9.7	Counterparts and Signature	A-42
9.8	Interpretation	A-42
9.9	Governing Law	A-42
9.10	Remedies	A-42
9.11	Submission to Jurisdiction	A-43
9.12	WAIVER OF JURY TRIAL	A-43
Exhibit A—Form of Articles of Organization
Exhibit B—Form of By-laws
Annex I—Guarantee

TABLE OF DEFINED TERMS

Terms	Reference in Agreement
Acquisition Proposal	Section 6.1(f)
Affiliate	Section 3.2(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(b)(ii)
Antitrust Laws	Section 6.6(b)
Antitrust Order	Section 6.6(b)
Articles of Merger	Section 1.1
Bankruptcy and Equity Exception	Section 3.4(a)
Business Day	Section 1.2
Buyer	Preamble
Buyer Disclosure Schedule	Article IV
Buyer Employee Plan	Section 6.12
Buyer Liability Limitation	Section 8.3(e)
Buyer Material Adverse Effect	Section 4.1
Buyer Party	Section 8.3(e)
Buyer Termination Fee	Section 8.3(e)
Certificate	Section 2.2(b)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(f)
Commitment Letters	Section 4.5(a)
Company	Preamble
Company Balance Sheet	Section 3.5(b)
Company Board	Section 3.4(a)
Company Common Stock	Section 2.1(b)
Company Damages	Section 8.3(e)
Company Disclosure Schedule	Article III
Company Employee Plans	Section 3.14(a)
Company Employees	Section 3.14(a)
Company ESPP	Section 2.3(d)
Company Intellectual Property	Section 3.10(b)
Company Leases	Section 3.9(c)
Company Material Adverse Effect	Section 3.1
Company Material Contract	Section 3.11(a)
Company Meeting	Section 3.4(d)
Company Permits	Section 3.16
Company Preferred Stock	Section 3.2(a)
Company Recommendation	Section 6.2
Company SEC Reports	Section 3.5(a)
Company Shareholder Approval	Section 3.4(a)
Company Stock Options	Section 2.3(a)
Company Stock Plans	Section 2.3(a)
Company Termination Fee	Section 8.3(c)
Company Voting Proposal	Section 3.4(a)
Confidentiality Agreement	Section 5.2
Continuing Employees	Section 6.11

Contract	Section 3.4(b)
Costs	Section 6.8(a)
Dissenting Shares	Section 2.5(a)
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.14(a)
Environmental Law	Section 3.13(b)
Equity Commitment Letter	Section 4.5(a)
ERISA	Section 3.14(a)
ERISA Affiliate	Section 3.14(a)
Exchange Act	Section 3.4(c)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Five Day Period	Section 6.1(c)
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(c)
Governmental Regulations	Section 3.9(b)
Guarantees	Recitals
Guarantors	Recitals
Hazardous Substance	Section 3.13(c)
HSR Act	Section 3.4(c)
Identified Company Representations	Section 7.2(a)
Indemnified Parties	Section 6.8(a)
Insurance Cap	Section 6.8(c)
Intellectual Property	Section 3.10(a)
IRS	Section 3.8(b)
Liens	Section 3.4(b)
MBCA	Recitals
Merger	Recitals
Merger Consideration	Section 2.1(c)
OFAC	Section 3.5(e)
Option Consideration	Section 2.3(b)
Outside Date	Section 8.1(b)
Pre-Closing Period	Section 5.1
Proxy Statement	Section 3.5(c)
Publicly Available Software	Section 3.10(e)
Real Estate	Section 3.9(a)
Representatives	Section 6.1(a)
Required Company Shareholder Vote	Section 3.4(d)
Required Financial Information	Section 5.3(d)
Restricted Shares	Section 2.4(a)
RSUs	Section 2.4(b)
SEC	Section 3.4(c)
Securities Act	Section 3.2(c)
Software	Section 3.10(a)
Subsidiary	Section 3.3(a)
Subsidiary Charter Documents	Section 3.3(c)
Superior Proposal	Section 6.1(f)
Surviving Corporation	Section 1.3

Tax Returns	Section 3.8(a)
Taxes	Section 3.8(a)
Third Party Intellectual Property	Section 3.10(b)
Transitory Subsidiary	Preamble

v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 22, 2007, by and among Seahawk Acquisition Corporation, a Delaware corporation (the ”Buyer”), Seahawk Merger Sub Corporation, a Massachusetts corporation and a wholly-owned subsidiary of the Buyer (the “Transitory Subsidiary”), and Kronos Incorporated, a Massachusetts corporation (the “Company”).

WHEREAS, a non-management member committee of the Company Board has (i) determined that the Merger on the terms and subject to the conditions set forth in this Agreement is advisable and in the best interests of the Company’s shareholders, and (ii) approved this Agreement and recommended adoption of this Agreement by the Company Board;

WHEREAS, the respective Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective shareholders that the Buyer acquire the Company in order to advance the long-term business interests of the Buyer and the Company;

WHEREAS, the acquisition of the Company shall be effected through a merger (the ”Merger”) of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the Massachusetts Business Corporation Act (the “MBCA”), as a result of which the Company shall become a wholly-owned subsidiary of the Buyer;

WHEREAS, the respective Boards of Directors of the Buyer, the Transitory Subsidiary and the Company deem it advisable and in the best interests of their respective shareholders to consummate the Merger on the terms and conditions set forth in this Agreement; and

WHEREAS, simultaneously with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Buyer has delivered to the Company duly executed guarantees of Hellman & Friedman Capital Partners VI, L.P. and JMI Equity Fund V, L.P. (the “Guarantors”) in the form attached as Annex I to this Agreement (the “Guarantees”), pursuant to which, and subject to the terms and conditions thereof, the Guarantors have guaranteed certain obligations of the Buyer hereunder.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary and the Company agree as follows:

ARTICLE I

THE MERGER

1.1   Effective Time of the Merger.   Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare and cause to be filed with the Secretary of State of the Commonwealth of Massachusetts articles of merger (the “Articles of Merger”) in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the MBCA and shall make all other filings or recordings required under the MBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts or at such later time as is established by the Buyer and the Company and set forth in the Articles of Merger (the “Effective Time”).

1.2   Closing.   The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, a “Business Day” shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed.

1.3   Effects of the Merger.   At the Effective Time, the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company (the Company surviving the Merger is sometimes referred to herein as the “Surviving Corporation”). The Merger shall have the effects set forth in Section 11.07 of the MBCA.

1.4   Articles of Organization.   At the Effective Time, the Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be amended to read in their entirety as set forth in Exhibit A attached hereto and, as so amended, shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable law.

1.5   By-laws.   At the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by applicable law, the Articles of Organization of the Surviving Corporation and such By-laws.

1.6   Directors and Officers of the Surviving Corporation.

(a)   The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation.

(b)   The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and By-laws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES

2.1   Conversion of Capital Stock.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

(a)    Capital Stock of the Transitory Subsidiary.   Each share of the common stock, par value $0.01 per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

(b)   Cancellation of Treasury Stock and Buyer-Owned Stock.   All shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) that are owned by the Company as treasury stock and any shares of Company Common Stock owned by the Buyer, the Transitory Subsidiary or any other wholly-owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

(c)    Merger Consideration for Company Common Stock.   Subject to Section 2.2, each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b), any shares of Company Common Stock that are owned by a wholly-owned Subsidiary of the Company, which shall remain outstanding, and Dissenting Shares (as defined in Section 2.5(a) below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $55.00 in cash per share, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such certificate in accordance with Section 2.2, without interest.

(d)   Adjustments to Merger Consideration.   The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2   Exchange of Certificates.   The procedures for exchanging certificates representing shares of Company Common Stock for the Merger Consideration pursuant to the Merger are as follows:

(a)    Exchange Agent.   At or prior to the Effective Time, the Buyer shall deposit with a bank or trust company mutually acceptable to the Buyer and the Company (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Common Stock (the “Exchange Fund”).

(b)   Exchange Procedures.   Promptly (and in any event within five Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (each, a “Certificate”) (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Section 2.2.

(c)    No Further Ownership Rights in Company Common Stock.   All Merger Consideration paid upon the surrender for exchange of Certificates evidencing shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective

Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 shall be entitled to receive only from the Buyer payment of its claim for Merger Consideration.

(e)    No Liability.   To the extent permitted by applicable law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)    Withholding Rights.   Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts (i) shall be remitted by the Buyer or the Surviving Corporation, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

(g)    Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in a customary amount against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(h)   Stock Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement or by applicable law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Buyer for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.1(c).

2.3   Company Stock Plans.

(a)   Subject to Section 2.3(b), the Company shall take such action as shall be required:

(i)    to cause the vesting of any unvested options to purchase Company Common Stock (“Company Stock Options”) granted under any stock option plans or other equity-related plans of the Company (the “Company Stock Plans”) to be accelerated in full effective immediately prior to the Effective Time;

(ii)   to effectuate the cancellation, as of the Effective Time, of all Company Stock Options outstanding immediately prior to the Effective Time (without regard to the exercise price of such Company Stock Options); and

(iii)  to cause, pursuant to the Company Stock Plans, each outstanding Company Stock Option to represent as of the Effective Time solely the right to receive, in accordance with this Section 2.3, a lump sum cash payment in the amount of the Option Consideration (as defined below), if any, with respect to such Company Stock Option and to no longer represent the right to purchase Company Common Stock or any other equity security of the Company, the Buyer, the Surviving Corporation or any other person or any other consideration.

(b)   Except as otherwise agreed by the Buyer and any holder of a Company Stock Option, each holder of a Company Stock Option shall be entitled to receive from the Surviving Corporation, in respect and in consideration of each Company Stock Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than five Business Days), an amount, if any (net of applicable taxes) equal to the product of (i) the excess, if any, of (A) the Merger Consideration per share of Company Common Stock over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option (whether or not then vested or exercisable), without any interest thereon (the “Option Consideration”). In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled and have no further force or effect without payment of any consideration in respect thereof.

(c)    As soon as practicable following the execution of this Agreement, the Company shall mail to each person who is a holder of Company Stock Options a letter describing the treatment of and payment for such Company Stock Options pursuant to this Section 2.3 and providing instructions for use in obtaining payment for such Company Stock Options. The Buyer shall at all times from and after the Effective Time cause the Surviving Corporation to maintain sufficient liquid funds to satisfy its obligations to holders of Company Stock Options pursuant to this Section 2.3.

(d)   The Company shall (i) terminate its 2003 Employee Stock Purchase Plan, as amended (the “Company ESPP”), in accordance with its terms as of or prior to the Effective Time and (ii) take such action as shall be required to suspend the current offering period under the Company ESPP and provide that no further offering period or purchase period shall commence under the Company ESPP at any time after the date of this Agreement (with respect to persons participating in the Company ESPP on the date hereof (and who have not withdrawn from or otherwise ceased participation therein prior to such date), accumulated contributions will be applied on such date to the purchase of Company Common Stock in accordance with the Company ESPP’s terms and any remaining balances in the withholding accounts of the participants in the Company ESPP will be returned in accordance with the terms of the Company ESPP).

2.4   Restricted Shares; RSUs.

(a)   As of the Effective Time, except as otherwise agreed by Buyer and any holder of an award of shares of Company Common Stock pursuant to a Company Stock Plan that is subject to vesting or other lapse restrictions (“Restricted Shares”), with respect to each such holder’s Restricted Shares, each award of Restricted Shares which is outstanding immediately prior to the Effective Time shall vest in full and become free of applicable lapse restrictions as of the Effective Time and shall, as of the Effective Time, be canceled and converted into the right to receive from the Surviving Corporation the Merger Consideration in accordance with Section 2.1(c).

(b)   As of the Effective Time, except as otherwise agreed by Buyer and any holder of an award of a right to shares of Company Common Stock pursuant to a Company Stock Plan that is subject to vesting or other lapse restrictions (“RSUs”), with respect to each such holder’s RSUs, each award of RSUs which is outstanding immediately prior to the Effective Time shall vest in full and become free of applicable lapse restrictions as of the Effective Time and shall, as of the Effective Time, be canceled and extinguished, and the holder thereof shall be entitled to receive from the Surviving Corporation an amount in cash equal to (i) the product of (A) the number of shares previously subject to such RSU and (B) the Merger Consideration, and (ii) the value of any deemed dividend equivalents accrued but unpaid with respect to such RSUs, less any amounts required to be withheld under any applicable law. All payments with respect to canceled RSUs shall be made by the Surviving Corporation (or such other agent as the Surviving Corporation shall designate, which may be the Surviving Corporation’s payroll agent) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts.

2.5   Dissenting Shares.

(a)   Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who is entitled to demand and has made a demand for appraisal of such shares of Company Common Stock in accordance with the MBCA and has not voted in favor of the approval of this Agreement (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the MBCA with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the MBCA to a holder of Dissenting Shares.

(b)   If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificates representing such shares.

(c)   The Company shall give the Buyer:  (i) prompt notice of any written demand for appraisal received by the Company prior to the Effective Time pursuant to the MBCA, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the MBCA that relate to such demand; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such payment or settlement offer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary and dated as of the date of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III, and the disclosure in any Section or paragraph shall qualify (a) the corresponding Section or paragraph in this Article III and (b) the other sections and paragraphs in this Article III to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

3.1   Organization, Standing and Power.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” means (i) any changes, effects, events or circumstances that are, individually or in the aggregate, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, a Company Material Adverse Effect (but, in the case of clauses (a), (b) and (d) below, only to the extent that do not have a disproportionate adverse effect on the Company and its Subsidiaries relative to other participants in the industries or markets in which they operate):

(a)    changes that are the result of economic factors affecting the national or world economy or acts of war or terrorism;

(b)   changes that are the result of factors generally affecting the industries or markets in which the Company operates;

(c)    any adverse change, effect, event or circumstance resulting from the pendency or announcement of the transactions contemplated by this Agreement;

(d)   changes in law, rule or regulations or generally accepted accounting principles or the interpretation thereof;

(e)    any action taken that is required by this Agreement (other than the consummation of the Merger) or at the written request of the Buyer;

(f)    any fees or expenses incurred in connection with the transactions contemplated by this Agreement;

(g)    any failure by the Company to meet any published estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing (it being understood that any change, effect, event, circumstance or development causing or contributing to such decline may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(h)   a decline in the price of the Company Common Stock on The Nasdaq Global Select Market (it being understood that any change, effect, event, circumstance or development causing or contributing to such decline may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(i)    any shareholder litigation to the extent arising from or relating to the Merger based on allegations that either the Company’s entry into this Agreement or the terms and conditions of this Agreement constituted a breach of the fiduciary duties of the Company Board or that the disclosures in the Proxy Statement were inadequate; or

(ii)   any material adverse change, effect, event, circumstance or development with respect to, or any material adverse effect on, the ability of the Company to consummate the transactions contemplated by this Agreement.

3.2   Capitalization.

(a)   The authorized capital stock of the Company as of the date of this Agreement consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share (“Company Preferred Stock”). As of March 21, 2007, (i) 32,129,758 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued or outstanding and (iii) no shares of Company Common Stock or Company Preferred Stock have been issued since such date except shares of Company Common Stock pursuant to the exercise of outstanding Company Stock Options set forth in Section 3.2(b) of the Company Disclosure Schedule or shares of Company Common Stock purchased through the Company ESPP in respect of periods prior to the date hereof.

(b)   Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date specified therein, of:  (i) all Company Stock Plans, indicating for each Company Stock Plan, as of such date, the number of shares of Company Common Stock issued under such Plan, the number of shares of Company Common Stock subject to outstanding options under such Plan and the number of shares of Company Common Stock reserved for future issuance under such Plan; (ii) all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Plan under which it was granted, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule thereof; and (iii) all outstanding RSUs, indicating with respect to each RSU the name of the holder thereof, the Company Stock Plan under which it was awarded, the number of shares of Company Common Stock subject to such RSU, the date of award, the value of any deemed dividend equivalents accrued but unpaid with respect thereto, and the vesting schedule thereof;   and since the date specified in Section 3.2(b) of the Company Disclosure Schedule, no Company Stock Plans have been adopted and no Company Stock Options or RSUs have been issued.

(c)   Except (i) as set forth in this Section 3.2 and (ii) with respect to clause (A) below, as reserved for future grants under Company Stock Plans, as of the date of this Agreement, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Except as contemplated by this Agreement, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company. No shares of Company Common Stock are owned by a Subsidiary of the Company.

(d)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MBCA, the Company’s Articles of Organization or By-laws or any agreement to which the Company is a party or is otherwise bound.

(e)   There are no obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries.

3.3   Subsidiaries.

(a)   Section 3.3(a) of the Company Disclosure Schedule sets forth for each Subsidiary of the Company: (i) its name; (ii) the jurisdiction of organization; and (iii)  whether or not such Subsidiary is wholly-owned (directly or indirectly) by the Company (and, if not wholly-owned, its percentage ownership). For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(b)   Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company’s designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

(c)   The Company has made available to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary of the Company (the “Subsidiary Charter Documents”), and each such instrument is in full force and effect and no other organizational documents are applicable to or binding upon such Subsidiaries. None of the Subsidiaries is in violation in any material respect of any of the provisions of its Subsidiary Charter Documents.

(d)   The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company, other than securities in a publicly-traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 5% of the outstanding capital stock of such company.

3.4   Authority; No Conflict; Required Filings and Consents.

(a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement (the “Company Voting Proposal”) by the Company’s shareholders under the MBCA as provided in Section 3.4(d) (the “Company Shareholder Approval”), to perform its obligations and consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company or any duly appointed committee thereof (the “Company Board”), has, (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) adopted this Agreement and declared its advisability in accordance with the provisions of the MBCA, and (iii) directed that this Agreement be submitted to the shareholders of the Company for their approval and resolved to recommend that the shareholders of the Company vote in favor of the approval of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or By-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, right of first refusal, claim, license, limitation in voting rights, security interest, pledge, lien, charge or encumbrance (“Liens”) on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (each, a “Contract”), or (iii) subject to obtaining the Company Shareholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and applicable foreign antitrust or trade regulation laws, (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(d)   The affirmative vote for approval of the Company Voting Proposal by the holders of at least two-thirds of the outstanding shares of Company Common Stock on the record date for the meeting of the Company’s shareholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Shareholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the approval of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

3.5   SEC Filings; Financial Statements; Information Provided.

(a)   The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since October 1, 2003. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.”  The Company SEC Reports (i) were or (in the case of those that the Company may file after the date hereof until the Closing) will be filed on a timely basis, (ii) at the time filed, complied, or (in the case of those that the Company may file after the date hereof until the Closing) will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or (in the case of those that the Company may file after the date hereof until the Closing) will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The consolidated, audited balance sheet of the Company as of September 30, 2006 is referred to herein as the “Company Balance Sheet.”

(c)   The information to be supplied by or on behalf of the Company for inclusion in the proxy statement to be sent to the shareholders of the Company (the “Proxy Statement”) in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading.

If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

(d)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has not disclosed, based on the most recent evaluations, to the Company’s outside auditors and the audit committee of the Board of Directors of the Company (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a 15(f) of the Exchange Act) which are known to the Company and reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or (B) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance with the applicable listing and other rules and regulations of The Nasdaq Global Select Market.

(e)   To the knowledge of the Company, neither the Company, any of its Subsidiaries, or any of their respective officers or directors, nor any of the Company’s Affiliates (including any holder of five percent (5%) or more of the Company’s outstanding equity interests) (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation; (ii) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, (B) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, (C) the United States Trading with the Enemy Act of 1917, as amended, (D) the United States International Emergency Economic Powers Act of 1977, as amended, or (E) the foreign asset control regulations of the United States Department of the Treasury; (iii) has been convicted of or charged with a felony relating to money laundering; or (iv) is under investigation by any governmental authority for money laundering.

3.6 No Undisclosed Liabilities.   Except as disclosed in reasonable detail in the Company SEC Reports filed prior to the date of this Agreement or in the Company Balance Sheet, the Company and its Subsidiaries do not have any liabilities (whether accrued, absolute, contingent or otherwise) except for liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, (ii) reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or (iii) that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

3.7 Absence of Certain Changes or Events.   Except as disclosed in reasonable detail in the Company SEC Reports filed prior to the date of this Agreement, between the date of the Company Balance Sheet and the date of this Agreement (a) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (b) there has not been any action or event that would have required the consent of the Buyer under Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement. Between the date of the Company Balance Sheet and the date of this Agreement, there has not been any change, effect, event, circumstance or development that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.

3.8   Taxes.

(a)   Each of the Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete, except for any failure to file or errors or omissions that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have paid on a timely basis all Taxes that are due and payable (whether or not shown to be due on any such Tax Returns) other than Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet that do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for “deferred taxes” or similar items that reflect timing differences between Tax and financial accounting principles or Taxes which the failure to pay would not, individually or in the aggregate, result in a Company Material Adverse Effect. All liabilities for Taxes that arose since the date of the Company Balance Sheet arose in the ordinary course of business. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay would not reasonably be expected to result in a Company Material Adverse Effect. For purposes of this Agreement, (i) “Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, duties, escheat, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a Governmental Entity in connection with Taxes.

(b)   The Company has made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 2003. The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service (the “IRS”) or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Company Disclosure Schedule. The Company has made available to the Buyer correct and complete copies of all other material Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after January 1, 2003. No examination, assessment, dispute, claim or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed in writing by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, other than waivers or extensions which are no longer in effect.

(c)   Neither the Company nor any of its Subsidiaries has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise.

3.9   Owned and Leased Real Properties.

(a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of (i) the addresses of all real property owned by the Company or any

Subsidiary (the “Real Estate”) and (ii) all loans secured by mortgages encumbering the Real Estate. The Company or its Subsidiaries are the sole owners of good, valid, fee buildings, structures, fixtures and improvements located thereon in each case free and clear of any Liens other than those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(b)   The Real Estate complies with the requirements of all applicable building, zoning, subdivision, health, safety and other land use statutes, laws, codes, ordinances, rules, orders and regulations (collectively, “Governmental Regulations”), except where noncompliance, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

(c)   Section 3.9(c) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all real property leased, subleased or licensed by the Company or any of its Subsidiaries other than (i) property subject to a lease, sublease or license that is terminable by the Company or any of its Subsidiaries on no more than thirty days notice without liability or financial obligation to the Company or (ii) property subject to a lease, sublease or license for which the payment by the Company is less than $10,000 per month (collectively “Company Leases”) and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, and each Company Lease is valid and binding and is enforceable by the Company and its Subsidiaries in accordance with its respective terms, except for such failures to be valid, binding or enforceable that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has made available to the Buyer complete and accurate copies of all Company Leases.

3.10   Intellectual Property.

(a)   The Company and its Subsidiaries own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries as currently conducted (in each case excluding generally commercially available, off-the-shelf software programs), the absence of which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Intellectual Property” means all United States and foreign intellectual property, including (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights, works of authorship and designs, (iii) inventions, processes, formulae, methods, schematics, technology, and know-how, (iv) computer software programs and applications, systems, networks, Internet websites and databases, code, and related documentation (“Software”), and (v) other tangible or intangible proprietary or confidential information and materials.

(b)   The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole (the “Company Intellectual Property”), or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (the “Third Party Intellectual Property”). Section 3.10(b)(iii) of the Company Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property that is registered or otherwise material that is owned by the Company or its Subsidiaries, and Section 3.10(b)(iv) of the Company Disclosure Schedule sets forth a complete and accurate list of all Third Party Intellectual Property, excluding non-material, generally commercially available, off-the-shelf software programs.

(c)   To the knowledge of the Company, all patents and registrations for trademarks, service marks. domain names and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are subsisting and have not expired or been cancelled or abandoned. To the knowledge of the Company, no third party is infringing, violating or misappropriating any of the Company Intellectual Property, except for infringements, violations or misappropriations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(d)   To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party, except for such infringements, violations and misappropriations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

(e)   None of the software of the Company or any of its Subsidiaries incorporates, contains, is comprised of or distributed with any Publicly Available Software (as defined below), or is otherwise subject to the provisions of any “open source” or third party license agreement that (i) requires the distribution of source code in connection with the distribution of such software in object code form; (ii) materially limits the Company’s and its Subsidiaries’ freedom to seek full compensation in connection with marketing, licensing and distributing such software; or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law, except, in each case, as is not reasonably expected to have a Company Material Adverse Effect. The Company is in compliance with all applicable Publicly Available Software licenses, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Publicly Available Software” shall mean (A) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux), or pursuant to similar licensing and distribution models; and (B) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (I) be disclosed or distributed in source code form; (II) be licensed for the purpose of making derivative works; or (III) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, Software licensed or distributed pursuant to any of the following licenses or distribution models similar to any of the following: (A) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and (F) the Apache Software License.

(f)    (i) The Company and its Subsidiaries (x) take reasonable actions to protect and maintain (I) the security and integrity of their Software and (II) their Intellectual Property Rights and (y) require all persons who contribute to proprietary Intellectual Property to assign to the Company all of their rights therein and (ii) the Software products of the Company and its Subsidiaries are fully operational, perform in conformance with their intended purpose and accompanying documentation and are free of bugs, defects, errors, viruses or other corruptants, except, in each case, as is not reasonably likely to have a Company Material Adverse Effect.

3.11   Contracts.

(a)   For purposes of this Agreement, “Company Material Contract” shall mean:

(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to which the Company or any of its Subsidiaries is a party;

(ii)   any employment or consulting Contract with any executive officer or other employee of the Company or member of the Company’s Board of Directors earning an annual salary equal to or in excess of $250,000, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty days notice without liability or financial obligation to the Company;

(iii)   any Contract containing any covenant (A) limiting in any respect the right of the Company or any of its Subsidiaries to engage in any line of business or compete with any person in any line of business or to compete with any party, (B) granting any exclusive rights to make, sell or distribute the Company’s or any of its Subsidiaries’ products, or (C) otherwise prohibiting or limiting the right of the Company and its Subsidiaries to sell or distribute any products or services;

(iv)   any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of any business or any material amount of assets not in the ordinary course of business or with ongoing obligations or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other person or other business enterprise other than the Company’s Subsidiaries;

(v)   any Contract to provide source code to any third party for any product or technology that is material to the Company and its Subsidiaries taken as a whole;

(vi)   any Contract to license to any third party to reproduce any of the Company’s products, services or technology or any Contract to sell or distribute any of the Company’s products, services or technology, except (A) agreements with sales representatives or other resellers in the ordinary course of business, or (B) agreements allowing internal backup copies made or to be made by end-user customers in the ordinary course of business;

(vii)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements, capital lease agreements, installment sales contracts or other title retention agreements or arrangement relating to purchased property, or other contracts relating to the borrowing of money or extension of credit by the Company or any of its Subsidiaries, other than accounts receivables and payables in the ordinary course of business;

(viii)   any settlement agreement entered into within three years prior to the date of this Agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business in connection with the routine cessation of such employee’s or independent contractor’s employment with the Company or (B) settlement agreements for cash only (which have been paid) that did not exceed $250,000 as to such settlement;

(ix)   any Contract under which the Company or any Subsidiary has licensed its Intellectual Property to a third party, other than to customers, distributors and other resellers in the ordinary course of business;

(x)   any Contract under which the Company or any Subsidiaries has received a license to any Third Party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xi)   any material partnership or joint venture agreement to which the Company or any of its Subsidiaries is a party;

(xii)   any Contract with a customer that accounted for revenues in fiscal year 2006 totaling more than $5,000,000 in the aggregate; or

(xiii)   any Contract (other than Leases) with a vendor pursuant to which the Company incurred payables in fiscal year 2006 totaling more than $5,000,000 in the aggregate.

(b)   Section 3.11(b) of the Company Disclosure Schedule sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party as of the date hereof.

(c)   Each Company Material Contract is valid and binding in full force and effect and is enforceable by the Company and its Subsidiaries in accordance with its respective terms, except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect or enforceable, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any violation of or default under, nor has it violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under, the provisions of any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.12   Litigation.   Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding, order, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries. No officer of director of the Company is a defendant in any action or, to the knowledge of the Company, the subject to any investigation commenced by any Governmental Entity, in each case with respect to the performance of his or her duties as an officer and/or director of the Company.

3.13   Environmental Matters.

(a)   Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect:

(i)    neither the Company nor its Subsidiaries has received (A) any written notice from any Governmental Entity alleging that any of them has not complied with applicable Environmental Laws, and, to the knowledge of the Company, there are no facts existing that reasonably would give rise to such a notice or (B) any written notice, demand, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;

(ii)   neither the Company nor any of its Subsidiaries has received a written notice that it is subject to liability for any Hazardous Substance disposal or contamination in violation of any Environmental Law on the property of any third party;

(iii)  neither the Company nor any of its Subsidiaries is subject to any orders, decrees or injunctions by any Governmental Entity or is subject to any indemnity agreement with any third party addressing liability under any Environmental Law.

(b)   For purposes of this Agreement, the term “Environmental Law” means any law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection.

(c)   For purposes of this Agreement, the term “Hazardous Substance” means:  (i) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

(d)   The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

3.14   Employee Benefit Plans.

(a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all material Employee Benefit Plans to which the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates contribute (together, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings:  (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, employee benefits, change-in-control benefits, collective bargaining, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the present or future benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate (the “Company Employees”); (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary.

(b)   With respect to each Company Employee Plan, the Company has made available to the Buyer a current, complete and accurate copy of (i) such Company Employee Plan, (ii) the most recent annual report (Form 5500) filed with the IRS and (iii) each trust agreement, group annuity contract, summary plan description, if any.

(c)   Each Company Employee Plan is being administered in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms, except for failures to comply or violations that are not reasonably likely to have a Company Material Adverse Effect.

(d)   With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued to the extent required by GAAP. The assets of each Company Employee Plan that is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e)   All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the period for obtaining such a determination letter has not yet closed, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(f)    Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates has during the preceding six years (i) contributed to a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g)   Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any shareholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement. Additionally, except as disclosed in Section 3.14(g) of the Company Disclosure Schedule, no Company Employee Plan exists which would result in payments that would not be deductible under Section 280G of the Code.

(h)   Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of any post-retirement health, medical or life insurance benefits for Company Employees, except as required by applicable law, except where such liability is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

(i)    Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, with respect to each Company Employee Plan (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims, and (ii) no event has occurred and no condition exists that would subject the Company or its Subsidiaries or ERISA Affiliates to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations.

3.15   Compliance With Laws.   The Company and each of its Subsidiaries is and since January 1, 2005 has been, in compliance with all applicable statutes, laws and regulations, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

3.16   Permits.   The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect (the “Company Permits”). The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except for such failures to comply that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

3.17   Labor Matters.   Section 3.17 of the Company Disclosure Schedule contains a list as of the date of this Agreement of all employees of the Company and each of its Subsidiaries whose annual rate of base compensation exceeds $250,000 per year, along with the position and the annual rate of base compensation of each such person. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities by any labor unions to organize such employees.

3.18   Insurance.   Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses.

3.19   Opinion of Financial Advisor.   The financial advisor of the Company, Jefferies Broadview, a division of Jefferies & Company, Inc., has delivered to the Company an opinion dated the date of this Agreement to the effect, as of such date, that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view (other than to Buyer, Transitory Subsidiary and their respective Affiliates and Participating Investors (as such term is defined in such opinion)). An executed copy of such opinion shall be promptly delivered to the Buyer solely for informational purposes.

3.20   Takeover Statutes.   The Company Board has taken all action necessary and appropriate to render Chapters 110C, 110D and 110F of the Massachusetts General Laws inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. None of Chapters 110C, 110D or 110F of the Massachusetts General Laws or, to the knowledge of the Company, any other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover law enacted under state or federal laws in the United States applicable to the Company is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

3.21   Brokers.   No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Jefferies Broadview, a division of Jefferies & Company, Inc., whose fees and expenses shall, subject to Section 8.3(d) of this Agreement, be paid by the Company. A true, correct and complete copy of the engagement letter with Jefferies Broadview in connection with this transaction has been delivered to the Buyer.

3.22   Transactions with Affiliates.   There are no Contracts or transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate or immediate family member of any such officer, director or record or beneficial owner, in each case of a type that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY

The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer and the Transitory Subsidiary to the Company and dated as of the date of this Agreement (the “Buyer Disclosure Schedule”). The Buyer Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and the disclosure in any Section or paragraph shall qualify (a) the corresponding Section or paragraph in this Article IV and (b) the other sections and paragraphs in this Article IV to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

4.1   Organization, Standing and Power.   Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Buyer Material Adverse Effect. For purposes of this Agreement, the term “Buyer Material Adverse Effect” means any material adverse change, effect, event, circumstance or development with respect to, or any material adverse effect on, the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

4.2   Authority; No Conflict; Required Filings and Consents.

(a)   Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary. This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)   The execution, delivery and performance of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or By-laws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer’s or the Transitory Subsidiary’s assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents or waivers not obtained, that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

(c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act and applicable foreign antitrust or trade regulation laws, (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business and (iii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

(d)   No vote of the holders of any class or series of the Buyer’s capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

(e)   The information to be supplied by or on behalf of the Buyer for inclusion in the Proxy Statement to be sent to the shareholders of the Company in connection with the Company Meeting shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, at the time of the Company Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

4.3   Operations of the Transitory Subsidiary.   The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.4   Litigation.   There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer, threatened against the Buyer or the Transitory Subsidiary that, individually or in the aggregate, is reasonably likely to have an adverse affect on the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

4.5   Financing.

(a)   The Buyer has delivered to the Company complete and correct copies of (i) a fully executed commitment letter from Wachovia Bank, National Association (the “Debt Commitment Letter”), pursuant to which such financial institution has committed, upon the terms and subject to the conditions set forth therein, to lend the amounts set forth therein for the purpose of financing the transactions contemplated by this Agreement and related fees and expenses; and (ii) a fully executed commitment letter from Hellman & Friedman Capital Partners VI, L.P., JMI Equity Fund V, L.P. and their investment affiliates (the “Equity Commitment Letter”), pursuant to which Hellman & Friedman Capital Partners VI, L.P., JMI Equity Fund V, L.P. and their investment affiliates have committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the aggregate amount of $752,900,000 in connection with the transactions contemplated by this Agreement. The Debt Commitment Letter and the Equity Commitment Letter are hereinafter referred to collectively as the “Commitment Letters.”

(b)   As of the date hereof, (i) Commitment Letters are in full force and effect; (ii) all commitment fees required to be paid thereunder have been paid in full or will be duly paid in full when due; and (iii) the Commitment Letters have not been amended or terminated, and, excluding any breach caused by the Company or its Subsidiaries, there is no breach existing thereunder. As of the date hereof, the Buyer and the Transitory Subsidiary have no reason to believe that the financing contemplated by each of the Commitment Letters will not be consummated as contemplated therein.

(c)   Assuming the accuracy of the representations and warranties of the Company set forth herein and compliance by the Company with its covenants and obligations hereunder, neither the Buyer nor the Transitory Subsidiary is, as of the date hereof, aware of any fact, occurrence or condition that makes any of the assumptions or statements set forth in the Debt Commitment Letter inaccurate in any material respect or that would cause the commitments provided in such Commitment Letters to be terminated or ineffective or any of the conditions contained therein not to be met. For avoidance of doubt, it shall not be a condition to Closing for the Buyer to have received the proceeds from the financings contemplated by the Commitment Letters or any alternative financing.

(d)   The equity investment by Hellman & Friedman Capital Partners VI, L.P., JMI Equity Fund V, L.P. and their investment affiliates under the Equity Commitment Letter is not subject to any condition other than as expressly set forth therein.

(e)   The aggregate proceeds contemplated by the Commitment Letters would, upon funding subject to the terms thereof, be sufficient to permit Buyer to pay the aggregate Merger Consideration and other repayment or refinancing of debt contemplated by the Commitment Letters and to pay all related fees and expenses.

4.6   Management Arrangements.   The Buyer has provided the Company with true, correct and complete copies of (a) all contracts and agreements, if any, and (b) summaries of any arrangements or understandings, in each case in place as of the date hereof between the Buyer and/or the Transitory Subsidiary (or any of their Affiliates), on the one hand, and any of the officers and directors of the Company (or any of its Affiliates), on the other hand, that would become effective upon consummation of the Merger.

4.7   Ownership of Company Common Stock.   None of the Buyer or any of the Buyer’s “Affiliates” or “Associates” directly or indirectly “owns,” and at all times during the three-year period prior to the date of this Agreement, none of the Buyer or any of the Buyer’s “Affiliates” or “Associates” directly or indirectly has “owned,” beneficially or otherwise, any of the outstanding Company Common Stock, as those terms are defined in Chapter 110F of the Massachusetts General Laws, except for holdings from time to time that, at any given time, have never been equal to or in excess of 5% of the outstanding Company Common Stock.

4.8   Guarantee.   The Guarantees are valid and in full force and effect and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of each Guarantor under its respective Guarantee.

ARTICLE V

CONDUCT OF BUSINESS

5.1   Covenants of the Company.   Except as provided or permitted herein, set forth in Section 5.1 of the Company Disclosure Schedule or as consented to in writing by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the ordinary course of business consistent with past practice and use reasonable best efforts to maintain and preserve its and each of its Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage), keep available the services of its and each of its Subsidiary’s current officers, employees and consultants and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall not permit or cause any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)    (i) declare, set aside, accrue or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock or other equity interests, including RSUs (other than dividends and distributions by a direct or indirect wholly-owned

Subsidiary of the Company to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries;

(b)   except as permitted by Section 5.1(i), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other equity securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, equity securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement  and set forth in Section 3.2(b) of the Company Disclosure Schedule);

(c)    amend its Articles of Organization, by-laws or other comparable charter or organizational documents;

(d)   acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole;

(e)    sell, lease, license, abandon, pledge, or otherwise dispose of or encumber any material properties or material assets of the Company or of any of its Subsidiaries other than in the ordinary course of business;

(f)    sell, lease, license, assign, pledge, subject to a material Lien or otherwise dispose of or encumber any of the Intellectual Property of the Company or any of its Subsidiaries, except (x) pursuant to existing Contracts as in effect on the date hereof, and (y) licenses extended to customers or clients in the ordinary course of business and consistent with past practice;

(g)    adopt or implement any shareholder rights plan;

(h)   (i) incur or assume any indebtedness or guarantee any such Indebtedness of another person or amend any such existing Indebtedness (other than pursuant to existing credit facilities in the ordinary course of business), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly-owned Subsidiaries, provided, however, that the Company may, in the ordinary course of business, continue to invest in debt securities maturing not more than 365 days after the date of investment, or (iv) other than in the ordinary course of business, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

(i)    make any material changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(j)     except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) adopt, enter into, terminate or amend in any material respect any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of, or pay any bonus to any directors or officers of the Company, (iii) increase the compensation or fringe benefits of any other employees of the Company or any of its Subsidiaries, except for across the board yearly salary increases to employees or other changes, in each case made in the ordinary course of business consistent with past practice, (iv) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards other than as contemplated by this Agreement, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or (vi) take any action other than in the ordinary course of business consistent with past practice to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan;

(k)   make or rescind any material Tax election, settle or compromise any material Tax liability or materially amend any Tax return;

(l)    initiate, compromise or settle any material litigation or arbitration proceeding (other than in connection with the enforcement of the Company’s rights under this Agreement);

(m)  enter into any joint venture, partnership or other similar arrangements;

(n)   cancel any material debts or waive any material claims or rights (including the cancellation, compromise, release or assignment of any Indebtedness owed to, or claims held by, the Company or any of its Subsidiaries), except for cancellations made or waivers granted in the ordinary course of business consistent with past practice which, in the aggregate, are not material; or

(o)   authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2   Confidentiality.   The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of January 16, 2007 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly waived or modified as provided herein or therein.

5.3   Financing Commitments.

(a)   The Buyer acknowledges that it will use its reasonable best efforts to fully satisfy, on a timely basis, all terms, conditions, representations and warranties set forth in the Commitment Letters. As soon as practicable after the date hereof but in any event prior to the Closing, the Buyer will enter into definitive agreements with respect to the financings contemplated by the Commitment Letters on terms and conditions no less favorable to the Buyer in the aggregate than the Commitment Letters. The Buyer will furnish correct and complete copies of such definitive agreements to the Company promptly upon their execution.

(b)   The Buyer shall keep the Company informed with respect to all material activity concerning the status of the financings contemplated by the Commitment Letters and shall give the Company prompt notice of any material adverse change with respect to such financings. Without limiting the foregoing, the Buyer agrees to notify the Company promptly, and in any event within two Business Days, if at any time prior to the Closing Date (i) any Commitment Letter shall expire or be terminated for any reason, (ii) any financing source that is a party to any Commitment Letter notifies the Buyer that such source no longer intends to provide financing to the Buyer on the terms set forth therein, or (iii) for any reason the Buyer no longer believes in good faith that it will be able to obtain all or any portion of the financing contemplated by the Commitment Letters on substantially the terms described therein. The Buyer shall not, and shall not permit any of its Affiliates to, without the prior written consent of the Company, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to impair, delay or prevent the Buyer’s obtaining of the financing contemplated by any Commitment Letter. The Buyer shall not amend or alter, or agree to amend or alter, any Commitment Letter in any manner that would reasonably be expected to impair, delay or prevent the transactions contemplated by this Agreement without the prior written consent of the Company.

(c)   If any Commitment Letter shall be terminated or modified in a manner materially adverse to the Buyer for any reason, the Buyer shall use its reasonable best efforts to obtain, and, if obtained, will provide the Company with a copy of, a new financing commitment that provides for at least the same amount of financing as such Commitment Letter as originally issued; provided that the Buyer shall be under no obligation to obtain or seek to obtain any financing on terms and conditions less favorable, in the aggregate, to the Buyer or the Transitory Subsidiary than those included in the Debt Commitment Letter (as determined in the good faith reasonable discretion of the Buyer).

(d)   The Company agrees to provide, and to cause its Subsidiaries and its and their Representatives to provide, the Buyer and the Transitory Subsidiary with such cooperation (including with respect to timeliness) in connection with the arrangement of the financings contemplated by the Debt Commitment Letter as may be reasonably requested by the Buyer or the Transitory Subsidiary, including (i) participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and sessions with rating agencies, (ii) furnishing the Buyer, the Transitory Subsidiary and their financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by the Buyer to consummate the financings contemplated by the Debt Commitment Letter, including all financial statements and financial data required to consummate the financing at the time during the Company’s fiscal year such offering will be made if such offering were registered under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act (the “Required Financial Information”) (and shall allow the Buyer’s Representative the opportunity to review and comment upon the financial statements (including pro forma financial statements) in draft form to the extent such financial statements were not prepared prior to the date hereof), (iii) assisting the Buyer in preparing materials for rating agency presentations, bank information memoranda, offering memoranda, private placement memoranda and similar documents, (iv) providing and executing documents as may reasonably be requested by the Buyer, (v) using commercially reasonable efforts to obtain surveys and title insurance as may be reasonably requested by the Buyer, and (vi) reasonably facilitating the pledge of collateral. The Company shall also use reasonable best efforts to cause legal counsel to provide customary legal opinions and an independent auditor of the Company to provide any unqualified opinions, consents or customary comfort letters with respect to its financial statements. The Company shall allow the Buyer’s Representatives the opportunity to review and comment upon any such financial statements (including pro forma financial statements) in draft form and to allow such Representatives access to the Company and supporting documentation with respect to the preparation of such financial statements and the independent auditors’ work papers relating to such financial statements. Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financings contemplated by the Commitment Letters prior to the Effective Time. If this Agreement is terminated prior to the Effective Time, the Buyer shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with such cooperation. If this Agreement is terminated prior to the Effective Time, the Buyer and the Transitory Subsidiary shall, on a joint and several basis, indemnify and hold harmless the Company and its Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the financings contemplated by the Commitment Letters and any information utilized in connection therewith (other than information relating to the Company provided by the Company for use therein).

(e)   Not less than three business days prior to the Closing Date, the Company shall deliver to the Buyer payoff letters from third-party lenders or trustees, as applicable, in form and substance reasonably satisfactory to Buyer, with respect to all indebtedness of the Company and its subsidiaries identified on Section 5.3(d) of the Company Disclosure Letter or entered into after the date hereof.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1   No Solicitation.

(a)   No Solicitation or Negotiation.   Except as set forth in this Section 6.1, during the Pre-Closing Period neither the Company nor any of its Subsidiaries shall, and the Company shall not authorize or permit its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to, directly or indirectly:

(i)    solicit, initiate, propose or knowingly encourage (including by providing non-public information) any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

(ii)   enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, until receipt of the Company Shareholder Approval, the Company may, to the extent failure to do so would be inconsistent with the fiduciary obligations of the Company Board under applicable law, as determined in good faith by the Company Board after consultation with outside counsel, in response to a Superior Proposal or a bona fide, unsolicited written Acquisition Proposal made or received after the date of this Agreement that the Company Board determines in good faith after consultation with outside counsel and its financial advisor is reasonably likely to lead to a Superior Proposal, in each case that did not result from a breach by the Company of this Section 6.1, and subject to compliance with Section 6.1(c), (A) furnish information with respect to the Company to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement and (B) participate in discussions or negotiations with such person and its Representatives regarding any Acquisition Proposal (including solicitation of a revised Acquisition Proposal from such person) .

(b)   No Change in Recommendation or Alternative Acquisition Agreement.   During the Pre-Closing Period, the Company Board shall not:

(i)    except as set forth in this Section 6.1, withhold, withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by the Company Board with respect to the Company Voting Proposal;

(ii)   cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or

(iii)  except as set forth in this Section 6.1, approve or recommend any Acquisition Proposal.

Notwithstanding anything to the contrary set forth in this Agreement, until receipt of the Company Shareholder Approval, the Company Board may (x) withhold, withdraw or modify its recommendation with respect to the Company Voting Proposal if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable laws or (y) approve or recommend any Acquisition Proposal if (1) such Acquisition Proposal was not solicited in violation of Section 6.1(a) and the Company Board determines in good faith, after consultation with outside counsel, that such Acquisition Proposal constitutes a Superior Proposal and (2) the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

(c)   Notices to the Buyer.   The Company shall promptly (within 24 hours) advise the Buyer of receipt by the Company of any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal or request and the identity of the person making any such Acquisition Proposal or request and shall promptly (within 24 hours) advise the Buyer of any material amendments to any such request, Acquisition Proposal or inquiry. At least 24 hours prior to taking any of the actions referred to in the last sentence of Section 6.1(a), the Company shall notify Buyer orally and in writing that it proposes to furnish information and/or enter into discussions or negotiations as provided therein. At least five days (the “Five Day Period”) prior to the Company Board holding a meeting to consider, or the execution of any written action, taking any of the actions referred to in last sentence of Section 6.1(b), the Company shall notify Buyer of such meeting or written action and that such action may be considered or taken. The Company Board shall (i) consider in good faith any revised proposal to acquire the Company Common Stock that Buyer may make during or prior to the expiration of the Five Day Period in any binding written proposal, prior to taking any of the actions referred to in last sentence of Section 6.1(b) and (ii) provide the Buyer with a new Five Day Period prior to holding a meeting to consider, or the execution of any written action with respect to, any new Acquisition Proposal or any material modification to any previous Acquisition Proposal.

(d)   Certain Permitted Disclosure.   Nothing contained in this Section 6.1 or in Section 6.5 (or elsewhere in this Agreement) shall be deemed to prohibit the Company Board from taking and disclosing to its shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any required disclosure to the Company’s shareholders; provided, that any disclosure in connection with the commencement of a tender offer or exchange offer with respect to the Company Common Stock, other than a recommendation against acceptance of such offer or a “stop-look-and-listen” communication to the shareholders of the Company which is limited to the statements described in Rule 14d-9(f) of the Exchange Act, shall be deemed to constitute an approval or recommendation of an Acquisition Proposal for purposes of Sections 6.1(b)(iii) and 8.1(e)(ii)(x).

(e)   Cessation of Ongoing Discussions.   The Company shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition

Proposal, and the Company shall use its reasonable best efforts to cause any parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or its representatives.

(f)    Shareholders Meeting.   Prior to the termination of this Agreement in accordance with Section 8.1, (i) nothing contained in this Section 6.1 shall limit in any way the obligation of the Company to convene and hold the Shareholders Meeting in accordance with Section 6.5 of this Agreement and (ii) the Company shall not submit to the vote of its shareholders any Acquisition Proposal other than the transactions contemplated by this Agreement.

(g)   Definitions.   For purposes of this Agreement:

“Acquisition Proposal” means  any proposal or offer (A) relating to a merger, reorganization, consolidation, dissolution, sale of substantial assets, tender offer, exchange offer, recapitalization, liquidation, dissolution, joint venture, share exchange or other business combination involving the Company or any of its Subsidiaries, (B) for the issuance by the Company of 20% or more of its equity securities or (C) to acquire in any manner, directly or indirectly, 20% or more of the capital stock or assets of the Company or any of its Subsidiaries (on a consolidated basis), in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, over 50% of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, which the Company Board determines in its good faith judgment to be (i) on terms more favorable to the holders of Company Common Stock from a financial point of view than the transactions contemplated by this Agreement (after consultation with its financial advisor and outside counsel), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Buyer to amend the terms of this Agreement) and (ii) that is reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

6.2   Proxy Statement.   As promptly as reasonably practicable after the execution of this Agreement, the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement. Subject to Section 6.1(b), the Company, acting through the Company Board, shall include in the Proxy Statement the unanimous recommendation of the Company Board that the shareholders of the Company vote in favor of the Merger and the adoption of this Agreement (the “Company Recommendation”). The Company shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the resolution of any such comments. The Company shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement. Notwithstanding the foregoing, the Company shall not file with the SEC or mail to its shareholders the Proxy Statement, any amendment thereto, any other soliciting material or any such other documents without providing the Buyer a reasonable opportunity to review and comment on such documents and shall include in such documents comments reasonably proposed by the Buyer.

6.3   Nasdaq Listing.   The Company agrees to use commercially reasonable efforts to continue the listing of the Company Common Stock on The Nasdaq Global Select Market during the term of this Agreement.

6.4   Access to Information.   During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other Representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not unreasonably disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, personnel and records as the Buyer shall reasonably request, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. The Buyer will hold any such information that is nonpublic in confidence in accordance with the Confidentiality Agreement.

6.5   Shareholders Meeting.   The Company, acting through the Company Board, shall take all actions in accordance with applicable law (including Section 11.02(e) of the MBCA), its Articles of Organization and By-laws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1, (i) the Company Board shall recommend approval of the Company Voting Proposal by the shareholders of the Company and include such recommendation in the Proxy Statement and (ii) the Company Board shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company’s shareholders vote in favor of the Company Voting Proposal. Subject to Section 6.1, the Company shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the vote or consent of the shareholders of the Company required by the rules of The Nasdaq Stock Market or the MBCA to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Meeting if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting.

6.6   Legal Requirements.

(a)   Subject to the terms hereof, including Section 6.1 and Section 6.6(b), the Company and the Buyer shall each use commercially reasonable efforts to:

(i)    take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

(ii)   as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, that in connection therewith, without the prior written consent of the Buyer, none of the Company or its Subsidiaries will make or agree to make any payment or accept any material conditions or obligations, including amendments to existing conditions and obligations;

(iii)  as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law; and

(iv)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The Company and the Buyer shall cooperate with each other in connection with the making of all such filings. The Company and the Buyer shall each use its commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).

(b)   Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an “Antitrust Order”) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

(c)   Notwithstanding anything in this Agreement to the contrary, neither the Buyer nor any of its Affiliates shall be under any obligation to take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

(d)   Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any third party consents required in connection with the Merger that are disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, it being understood that neither the Company nor the Buyer shall be required to make materially burdensome payments in connection with the fulfillment of its obligations under this Section 6.6.

6.7   Public Disclosure.   Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall each use commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

6.8   Indemnification.

(a)   From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the MBCA for officers and directors of Massachusetts corporations. Each Indemnified Party will be entitled, subject to applicable law, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation within ten Business Days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent then required by the MBCA, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that each Indemnified Party is entitled to indemnification and the other benefits of this Section 6.8. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(b)   The Articles of Organization and By-laws of the Surviving Corporation shall contain, and the Buyer shall cause the Articles of Organization and By-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Articles of Organization and By-laws of the Company, which provisions shall not be amended, modified or repealed for a period of six years time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of the Company.

(c)   The Surviving Corporation shall maintain at no expense to the beneficiaries, in effect for six years from the Effective Time insurance “tail” or other insurance policies maintained by the Company with respect to directors’, officers’ and fiduciaries’ liability insurance with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) in an amount and scope at least as favorable as the coverage applicable to directors and officers as of the date hereof under the Company’s directors’ and officers’ liability insurance policy; provided that if such “tail” or other policies are not available at a cost not greater than 200% of the annual premiums paid as of the date hereof under such policy (the “Insurance Cap”) (which premium the Company hereby represents and warrants is as set forth on Section 6.8(c) of the Company Disclosure Schedule), then the Surviving Corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such annual premiums as do not exceed the Insurance Cap.

(d)   The Surviving Corporation shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 6.8 in connection with their enforcement of their rights provided in this Section 6.8.

(e)   The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

(f)    In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or mergers into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 6.8.

6.9   Notification of Certain Matters.   During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10   Exemption from Liability Under Section 16.   Prior to the Closing, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) under such rule and result from the transactions contemplated by Articles I and II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

6.11   Employee Compensation.   For a twelve month period following the Effective Time, the Buyer will maintain the severance plan established by the Company for its employees disclosed in Section 3.14(a) of the Company Disclosure Schedule and will use all commercially reasonable efforts to provide generally to those of its employees and employees of the Surviving Corporation or their respective Subsidiaries who shall have been employees of the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”), a total compensation package (including benefits other than equity-based compensation) that, in the aggregate, is substantially comparable to the total compensation package (including benefits other than equity-based compensation) provided to those employees immediately prior to the execution of this Agreement.

6.12   Service Credit.   Following the Effective Time, the Buyer will give each Continuing Employee full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility and vesting under any Buyer Employee Plans (as defined below), (b) determination of benefit levels under any Buyer Employee Plan or policy relating to vacation or severance and (c) determination of “retiree” status under any Buyer Employee Plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Buyer and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term “Buyer Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Buyer or any of its Subsidiaries or any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined in Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Buyer or a Subsidiary of the Buyer.

6.13   Resignations.   The Company shall use its reasonable best efforts to obtain and deliver to the Buyer at the Closing evidence reasonably satisfactory to the Buyer of the resignation, effective as of the Effective Time, of those directors of the Company designated by the Buyer to the Company in writing at least twenty calendar days prior to the Closing.

6.14   Management Agreements.   The Buyer will not enter into any contracts or agreements with any of the officers and directors of the Company unless such contracts or agreements have been provided or made available to the Company Board.

6.15   Freely Available Cash.   The Company shall use reasonable best efforts, subject to Section 5.1 above, at the Buyer’s request, to liquidate marketable securities and to transfer such cash to the Company (from any Subsidiaries of the Company) or into the Exchange Fund (to the extent such actions are not inconsistent with applicable laws, including those related to solvency, adequate surplus and similar capital adequacy tests). Before taking any such action in accordance with such request, the Company shall disclose to the Buyer the losses, costs, and expenses that the Company expects to incur in connection with such action. To the extent action taken by the Company in accordance with such request causes the Company to incur any losses, costs or expenses (other than losses, costs or expenses resulting from wrongful acts or omissions on the part of the Company), the Buyer shall reimburse such losses, costs and expenses in the event the Closing does not occur. Except for actions pursuant to this Section 6.15, the Company shall not (i) fail to manage and retain cash and cash equivalents and investments in marketable securities in a manner substantially consistent with past practice and in their current jurisdiction or (ii) intentionally fail to manage accounts payable or accounts receivable in a manner substantially consistent with past practice.

ARTICLE VII

CONDITIONS TO MERGER

7.1   Conditions to Each Party’s Obligation To Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)    Shareholder Approval.   The Company Voting Proposal shall have been approved at the Company Meeting, at which a quorum is present, by the Required Company Shareholder Vote.

(b)   HSR Act.   All waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act and applicable foreign antitrust or trade regulation laws shall have expired or otherwise been terminated, except (in the case of foreign antitrust or trade regulation laws) where the consummation of the Merger before the expiration or other termination of any such waiting period under applicable foreign antitrust or trade regulation law would not reasonably be expected to result in a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Merger.

(c)    Governmental Approvals.   Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d)   No Injunctions.   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

7.2   Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary.   The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

(a)    Representations and Warranties.   The representations and warranties of the Company set forth in this Agreement other than the Identified Company Representations shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (ii) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had and would not be reasonably likely to result in a Company Material Adverse Effect). The Identified Company Representations shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date ). The Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to the effect of the preceding two sentences. “Identified Company Representations” shall mean those representations and warranties of the Company set forth in Sections 3.2, 3.4(a), the last sentence of Section 3.7 and 3.20.

(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c)    No Restraints.   There shall not be instituted or pending any action or proceeding in which a Governmental Entity is (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit in any material respect the Buyer’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation or any of its Subsidiaries.

(d)   No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any change, effect, event or circumstance that, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect.

7.3   Additional Conditions to Obligations of the Company.   The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a)    Representations and Warranties.   The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) where the failure to be true and correct

(without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had and would not be reasonably likely to result in a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(b)   Performance of Obligations of the Buyer and the Transitory Subsidiary.   The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(c)    No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any change, effect, event or circumstance that, individually or in the aggregate, has had or is reasonably likely to result in a Buyer Material Adverse Effect.

(d)   Solvency Opinion.   If a solvency opinion is delivered to the lenders pursuant to the terms of any of the Commitment Letters, the Company shall have received a copy of such opinion addressed to the Company Board.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(j), by written notice by the terminating party to the other party):

(a)    by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

(b)   by either the Buyer or the Company if the Merger shall not have been consummated by October 31, 2007 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

(c)    by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d)   by either the Buyer or the Company if the Required Company Shareholder Vote in favor of the Company Voting Proposal shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof at which a vote on such approval was taken; or

(e)    by the Buyer, if: (i) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal in a manner adverse to the Buyer; (ii) the Company Board shall have (x) approved or recommended to the shareholders of the Company an Acquisition Proposal or (y) within ten Business Days after receipt thereof, taken no position with respect to, or failed to recommend against acceptance of, an Acquisition Proposal; or (iii) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or, within ten Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer; or

(f)    by the Company at any time prior to the approval of the Company Voting Proposal, if the Company Board, pursuant to and in compliance with Section 6.1, shall have approved or recommended to the shareholders of the Company any Superior Proposal; or

(g)    by the Buyer (if neither the Buyer nor the Transitory Subsidiary is in material breach of its representations, warranties, covenants and agreements under this Agreement), if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within twenty days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

(h)   by the Company (if the Company is not in material breach of its representations, warranties, covenants and agreements under this Agreement), if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement (except in the circumstances described in clause (i) below), which breach or failure to perform (x) would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and (y) shall not have been cured within twenty days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; or

(i)    by the Company if (i) the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at Closing), (ii) on the Closing Date, none of the Buyer, the Transitory Subsidiary or the Surviving Corporation shall have received the proceeds of the financings contemplated by the Commitment Letters or any substitute financing for a similar amount and (iii) the Buyer fails to notify the Company in writing with supporting evidence reasonably satisfactory to the Company that, notwithstanding the developments in clause (ii), it will still be able to deposit the requisite funds with the Exchange Agent in accordance with Section 2.2 on the Closing Date; or

(j)     by the Buyer, if the Company shall have willfully and materially breached Section 6.1.

8.2   Effect of Termination.   In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, shareholders or Affiliates; provided that (a) any such termination shall not relieve any party from liability for any willful breach of this Agreement (subject to, in the case of Buyer and Transitory Subsidiary, the Buyer Liability Limitation) and (b) the provisions of Sections 5.2 (Confidentiality), 6.15 (Freely Available Cash) and 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3   Fees and Expenses.

(a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that the Company and the Buyer shall share equally all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements thereto.

(b)   The Company shall pay the Buyer or its designee up to $5 million as reimbursement for expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Buyer’s counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), in the event of the termination of this Agreement:

(i)    by the Buyer or the Company pursuant to Section 8.1(b) if the failure to satisfy the conditions set forth in Section 7.2(a) or Section 7.2(b) by the Outside Date shall have resulted in the Closing not occurring; or

(ii)   by the Buyer or the Company pursuant to Section 8.1(d); or

(iii)  by the Buyer pursuant to Section 8.1(g).

The expenses payable pursuant to this Section 8.3(b) shall be paid by wire transfer of same-day funds concurrently (and as a condition to the effectiveness of) any termination by the Company giving rise to the payment obligation described in this Section 8.3(b) or within ten Business Days following any termination by the Buyer giving rise to the payment obligation described in this Section 8.3(b).

(c)   The Company shall pay the Buyer or its designee a termination fee of $55.0 million (the “Company Termination Fee”) in the event of the termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f) or Section 8.1(j). The Company shall pay the Buyer or its designee the Company Termination Fee in the event of any termination of this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(g) if, (x) prior to the date of such termination (but after the date hereof), a bona fide Acquisition Proposal is publicly announced or is otherwise communicated, made or proposed in writing to the Company Board, and (y) within twelve (12) months after the date of such termination the Company enters into a definitive agreement with respect to, or closes, any transaction of the type described in the definition of “Acquisition Proposal” (except that all references to “20%” in such definition shall be changed to “50%”). Any Company Termination Fee due under the first sentence of this Section 8.3(c) shall be paid to the Buyer by wire transfer of same-day funds concurrently (and as a condition to the effectiveness of) any termination by the Company giving rise to the payment obligation described in such sentence or within two Business Days following any termination by the Buyer giving rise to the payment obligation described in such sentence. Any Company Termination Fee due under the second sentence of this Section 8.3(c) shall be paid to the Buyer by wire transfer of same-day funds upon the closing of any alternative transaction.

(d)   The Buyer shall pay the Company up to $5 million as reimbursement for expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, reasonable fees and expenses of the Company’s counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), in the event of the termination of this Agreement:

(i)    by the Company or the Buyer pursuant to Section 8.1(b) if the failure to satisfy the conditions set forth in Section 7.3(a) or Section 7.3(b) by the Outside Date shall have resulted in the Closing not occurring; or

(ii)   by the Company pursuant to Section 8.1(h).

The expenses payable pursuant to this Section 8.3(d) shall be paid by wire transfer of same-day funds concurrently (and as a condition to the effectiveness of) any termination by the Buyer giving rise to the payment obligation described in this Section 8.3(d) or within ten Business Days following any termination by the Company giving rise to the payment obligation described in this Section 8.3(d).

(e)   The Buyer shall pay the Company a termination fee of $55.0 million (the “Buyer Termination Fee”) in the event of the termination of this Agreement pursuant to Section 8.1(i); provided that, at the time of such termination, all of the conditions under Section 7.1 and Section 7.2 have been satisfied. Any Buyer Termination Fee due under this Section 8.3(e) shall be paid to the Company by wire transfer of same-day funds within two Business Days after the date of termination of this Agreement. If the Buyer Termination Fee is paid, and the Buyer and Transitory Subsidiary are not otherwise in willful breach of this Agreement (other than any such breach arising from the failure by the Buyer, after complying with its obligations under Section 5.3 of this Agreement, to obtain the Debt Financing), then the Company’s termination of this Agreement and receipt of payment of the Buyer Termination Fee shall be the sole and exclusive remedy against the Buyer, Transitory Subsidiary, the Guarantors and any of their respective Representatives, Affiliates, directors, officers, employees, partners, managers, members, or stockholders (each, a “Buyer Party”) for any loss or damage suffered as a result of the breach of this Agreement or any representation, warranty, covenant or agreement contained herein by the Buyer or Transitory Subsidiary or the failure of the Merger to be consummated or otherwise in connection with this Agreement or the transactions contemplated hereby (such losses or damages, collectively, “Company Damages”).  Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of all the Buyer Parties for all Company Damages shall be limited to $137.0 million (the “Buyer Liability Limitation”) (it being understood that, for all purposes of determining whether the aggregate amount of Company Damages paid by the Buyer Parties has reached the Buyer Liability Limitation, the amount paid in respect of the Buyer Termination Fee or expenses paid pursuant to Section 8.3(d) shall be included in such computation as Company Damages paid). In no event shall the Company seek, and the Company shall cause its Subsidiaries not to seek, any Company Damages or any other recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against any Buyer Party in excess of the Buyer Liability Limitation from any Buyer Party in connection therewith and the Company, its Affiliates and its Subsidiaries shall be precluded from any other remedy against any Buyer Party at law or in equity or otherwise. In addition, notwithstanding anything to the contrary in this Agreement, in all cases, the maximum liability of any Guarantor, directly or indirectly, shall be limited to the express obligations of such Guarantor under its Guarantee.

(f)    The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Payment of the fees and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a willful breach of this Agreement described in clause (a) of Section 8.2 but otherwise is the sole and exclusive remedy of the parties in connection with any termination of this Agreement or the circumstances giving rise to such termination.

8.4 Amendment.   This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of any party, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5 Extension; Waiver.   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver.

The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

MISCELLANEOUS

9.1   Nonsurvival of Representations, Warranties and Agreements.   None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8, 6.11, 6.12 and 6.13 and Article IX.

9.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(a)    if to the Buyer or the Transitory Subsidiary, to

Seahawk Acquisition Corporation
c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, CA  94111
Attn:  Arrie Park, Esq.
Telecopy:  (415) 788-0176

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017
Attn:  William R. Dougherty, Esq.
Telecopy:  (212) 455-2502

(b)   if to the Company, to

Kronos Incorporated
297 Billerica Road
Chelmsford, MA 01824
Attn:  Alyce Moore, VP, General Counsel
Telecopy: (978) 367-5900

with a copy to:

Non-Management Member Committee Chairman
Bruce Ryan
7 Packard Landing
Orleans, MA 02653
Telecopy: (508) 247-9145

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn:  John A. Burgess, Esq. and Michael J. LaCascia, Esq.
Telecopy: (617) 526-5000

with a copy to:

Choate Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn:  William B. Asher, Esq. and James Hackett, Jr., Esq.
Telecopy: (617) 248-4000

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

9.3   Entire Agreement.   This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4   No Third Party Beneficiaries.   Except for (a) the rights of the holders of Company Common Stock and Restricted Shares to receive the Merger Consideration following the Effective Time in accordance with, and subject to, the terms and conditions of this Agreement, (b) the right of the holders of Company Stock Options and RSUs to receive the payments described in Sections 2.3 and 2.4 following the Effective Time, in accordance with, and subject to, the terms and conditions of this Agreement and (c) the rights of the Indemnified Parties and certain directors, officers and fiduciaries who shall be beneficiaries of the insurance policies described therein, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

9.5   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7   Counterparts and Signature.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

9.8   Interpretation.   When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9   Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

9.10   Remedies.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed, that, without considering the adequacy of any remedy that the Buyer may otherwise have to terminate this Agreement under Section 8.1, the Buyer and the Transitory Subsidiary shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Buyer or Transitory Subsidiary or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the Buyer Termination Fee (if applicable) and, if applicable, the other remedies at law available to the Company to the extent set forth in Section 8.3 (subject to the Buyer Liability Limitation); provided, however, that the Company shall be entitled to specific performance against the Buyer and Transitory Subsidiary to prevent any breach by the Buyer or Transitory Subsidiary of Sections 5.2 or 6.4.

9.11   Submission to Jurisdiction.   Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.12   WAIVER OF JURY TRIAL.   EACH OF THE BUYER, THE TRANSITORY SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SEAHAWK ACQUISITION CORPORATION
By:	/s/ DAVID R. TUNNELL
Name:	David R. Tunnell
Title:	President
SEAHAWK MERGER SUB CORPORATION
By:	/s/ DAVID R. TUNNELL
Name:	David R. Tunnell
Title:	President
KRONOS INCORPORATED
By:	/s/ ARON J. AIN
Name:	Aron J. Ain
Title:	Chief Executive Officer

Exhibit A

Articles of Organization
(General Laws Chapter 156D; Section 2.02; 950 CMR 113.16)

ARTICLE I.   The exact name of the corporation is Seahawk Merger Sub Corporation.

ARTICLE II.   The corporation may engage in any lawful business.

ARTICLE III.   The total number of shares of each class of stock that the corporation is authorized to issue is 1,000 shares, which shall consist entirely of common stock, $0.01 par value per share.

ARTICLE IV.   If more than one class or series of shares is authorized, the preferences, limitations and relative rights of each class or series are as follows: Not applicable.

ARTICLE V.   The restrictions imposed by the Articles of Organization upon the transfer of shares of any class or series of stock are as follows: None.

ARTICLE VI.   Other lawful provisions:

1.     Minimum Number of Directors.   The board of directors may consist of one or more individuals, notwithstanding the number of shareholders.

2.     Personal Liability of Directors to Corporation.   No director shall have personal liability to the corporation for monetary damages for breach of his or her fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the General Laws of Massachusetts, as amended from time to time (“Chapter 156D”), or any successor provision to such Section, or (d) for any transaction from which the director derived an improper personal benefit.

3.     Shareholder Vote Required to Approve Matters Acted on by Shareholders.   The affirmative vote of a majority of all the shares eligible to vote on a matter and of all the shares of any voting group entitled to vote separately as a voting group on a matter shall be sufficient for the approval of the matter, notwithstanding any greater vote on the matter otherwise required by any provision of Chapter 156D.

4.     Shareholder Action Without a Meeting by Less Than Unanimous Consent.   Action required or permitted by Chapter 156D to be taken at a shareholders’ meeting may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.

5.     Authorization of Directors to Make, Amend or Repeal Bylaws.   The board of directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in Chapter 156D, the Articles of Organization or the bylaws requires action by the shareholders.

6.     Dividends and Distributions on Shares held by Subsidiaries of the Corporation.   No dividends or other distributions shall be made or paid with respect to shares of stock of the corporation which are owned by any entity, all of the outstanding equity interests of which are owned directly or indirectly by the corporation.

7.     Miscellaneous.   The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

ARTICLE VII.   The effective date of organization of the corporation is the date and time the Articles of Organization were received for filing.

ARTICLE VIII.   The information contained in this Article is not a permanent part of the Articles of Organization.

a.                 The street address of the initial registered office of the corporation in the commonwealth is c/o CT Corporation System, 155 Federal Street, Suite 700, Boston, MA, 02110.

b.                The name of its initial registered agent at its registered office is CT Corporation System.

c.                 The names of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation (whose addresses are in each case Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, CA, 94111) are:

President and Secretary:	David R. Tunnell
Vice President and Treasurer	Georgia Lee
Directors:	David R. Tunnell
F. Warren Hellman

d.     The fiscal year of the corporation ends on December 31.

e.                 The corporation intends to engage in the business of design, manufacture and distribution of products and any other business or activity which may be lawfully conducted by a corporation incorporated in the Commonwealth of Massachusetts.

f.                   The street address of the principal office of the corporation is c/o CT Corporation System, 155 Federal Street, Suite 700, Boston, MA, 02110.

g.                 The records of the corporation required to be kept in the Commonwealth will be kept at: 155 Federal Street, Suite 700, Boston, MA, 02110, which is

☐          its principal office;

☐    or an office of its transfer agent,

☐    its secretary/assistant secretary,

☒          or its registered agent

Signed this 21st day of March, 2007 by the incorporator whose name and address are listed below:

Signature:
Name:	Pierre Arsenault
Address:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Exhibit B

BY-LAWS
OF
SEAHAWK MERGER SUB CORPORATION

ARTICLE I

SHAREHOLDERS

Section 1.   Annual Meeting.   The Corporation shall hold an annual meeting of shareholders at a time fixed by the Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting was held, the Corporation may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and the meeting shall have all of the effect of an annual meeting.

Section 2.   Special Meetings.   Special meetings of the shareholders may be called by the President or by the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 10 per cent, or such lesser percentage as the Articles of Organization permit, of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 3.   Place of Meetings.   All meetings of shareholders shall be held at the principal office of the Corporation unless a different place is specified in the notice of the meeting.

Section 4.   Requirement of Notice.   A written notice of the date, time, and place of each annual and special shareholders’ meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this section to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III.

Section 5.   Waiver of Notice.   A shareholder may waive any notice required by law, the Articles of Organization, or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.   Quorum.

(a)   Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group; a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

(b)   A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

Section 7.   Voting and Proxies.   Unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 8.   Action at Meeting.   If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, or the Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

Section 9.   Action without Meeting by Written Consent.

(a)   Action taken at a shareholders’ meeting may be taken without a meeting if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this section. A consent signed under this section has the effect of a vote at a meeting.

(b)   If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article III, of the action (1) to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

Section 10.   Record Date.   The Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 11.   Meetings by Remote Communications.   Unless otherwise provided in the Articles of Organization, if authorized by the Directors: any annual or special meeting of shareholders need not be held at any place but may instead be held solely by means of remote communication; and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 12.   Form of Shareholder Action.

(a)   Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b)   Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 13.   Shareholders List for Meeting.

(a)   After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b)   The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network.

(c)   A shareholder, his or her agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2(b) of Article V of these Bylaws, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

(d)   The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE II

DIRECTORS

Section 1.   Powers.   All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 2.   Number and Election.   The Board of Directors shall consist of one or more individuals, with the number fixed by the shareholders at the annual meeting, but, unless otherwise provided in the Articles of Organization, if the Corporation has more than one shareholder, the number of Directors shall not be less than three, except that whenever there shall be only two shareholders, the number of Directors shall not be less than two. Except as otherwise provided in these Bylaws or the Articles of Organization, the number of Directors shall be fixed, and the Directors elected, by the shareholders at the annual meeting.

Section 3.   Vacancies.   If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors: (a) the shareholders may fill the vacancy; (b) the Board of Directors may fill the vacancy; or (c) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

Section 4.   Change in Size of the Board of Directors.   The number of Directors may be fixed or changed from time to time by the shareholders, and the Board of Directors may increase or decrease the number of Directors last approved by the shareholders.

Section 5.   Tenure.   The terms of all Directors shall expire at the next annual shareholders’ meeting following their election. A decrease in the number of Directors does not shorten an incumbent Director’s term. The term of a Director elected to fill a vacancy shall expire at the next shareholders’ meeting at which Directors are elected. Despite the expiration of a Director’s term, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of Directors.

Section 6.   Resignation.   A Director may resign at any time by delivering written notice of resignation to the Board of Directors, its chairman, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 7.   Removal.   The shareholders may remove one or more Directors with or without cause. A Director may be removed for cause by the Directors by vote of a majority of the Directors then in office. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

Section 8.   Regular Meetings.   Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors without notice of the date, time, place or purpose of the meeting.

Section 9.   Special Meetings.   Special meetings of the Board of Directors may be called by the President, by the Secretary, by any two Directors, or by one Director in the event that there is only one Director.

Section 10.   Notice.   Special meetings of the Board must be preceded by at least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to directors shall conform to the requirements of Article III.

Section 11.   Waiver of Notice.   A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 12.   Quorum.   A quorum of the Board of Directors consists of a majority of the Directors then in office, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

Section 13.   Action at Meeting.   If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 14.   Action Without Meeting.   Any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this section has the effect of a meeting vote and may be described as such in any document.

Section 15.   Telephone Conference Meetings.   The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

Section 16.   Committees.   The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Sections 11 through 15 of this Article shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. A committee may not, however:

(a)   authorize distributions; (b) approve or propose to shareholders action that the MBCA requires be approved by shareholders; (c) change the number of the Board of Directors, remove Directors from office or fill vacancies on the Board of Directors; (d) amend the Articles of Organization; (e) adopt, amend or repeal Bylaws; or (1) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance, by a Director with the standards of conduct described in Section 18 of this Article.

Section 17.   Compensation.   The Board of Directors may fix the compensation of Directors.

Section 18.   Standard of Conduct for Directors.

(a)   A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee: (1) in good faith; (2) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (3) in a manner the Director reasonably believes to be in the best interests of the Corporation. In determining what the Director reasonably believes to be in the best interests of the Corporation, a Director may consider the interests of the Corporation’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

(b)   In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants, or other persons retained by the Corporation, as to matters involving skills or expertise the Director reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

(c)   A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section.

Section 19.   Conflict of Interest.

(a)   A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(1)   the material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board, of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;

(2)   the material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(3)   the transaction was fair to the Corporation.

(b)   For purposes of this section, and without limiting the interests that may create conflict of interest transactions, a Director of the Corporation has an indirect interest in a transaction if: (1) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (2) another entry of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Corporation.

(c)   For purposes of clause (1) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (1) of subsection (a) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.

(d)   For purposes of clause (2) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (1) of subsection (b), may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (2) of subsection (a). The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section.

Section 20.   Loans to Directors.   The Corporation may not lend money to, or guarantee the obligation of a Director of, the Corporation unless: (a) the specific loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited Director; or (b) the Corporation’s Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section shall not affect the borrower’s liability on the loan.

ARTICLE III

MANNER OF NOTICE TO SHAREHOLDERS AND DIRECTORS

All notices to shareholders and Directors shall conform to the following requirements:

(a)   Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

(b)   Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

(c)   Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

(d)   Written notice by electronic transmission, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder in such manner as the shareholder shall have specified to the Corporation. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e)   Except as provided in subsection (c), written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

(f)    Oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE IV

OFFICERS

Section 1.   Enumeration.   The Corporation shall have a President, a Treasurer, a Secretary and such other officers as may be appointed by the Board of Directors from time to time in accordance with these Bylaws. The Board may appoint one of its members to the office of Chairman of the Board and from time to time define the powers and duties of that office notwithstanding any other provisions of these Bylaws.

Section 2.   Appointment.   The officers shall be appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

Section 3.   Qualification.   The same individual may simultaneously hold more than one office in the Corporation.

Section 4.   Tenure.   Officers shall hold office until the first meeting of the Directors following the next annual meeting of shareholders after their appointment unless a shorter term is specified in the vote appointing them.

Section 5.   Resignation.   An officer may resign at any time by delivering notice of the resignation to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

Section 6.   Removal.   The Board of Directors may remove any Officer at any time with or without cause. The appointment of an officer shall not itself create contract rights. An officer’s removal shall not affect the officer’s contract rights, if any, with the Corporation.

Section 7.   President.   The President when present shall preside at all meetings of the shareholders. He or she shall be the chief executive officer of the Corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 8.   Treasurer.   The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of accounts. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 9.   Secretary.   The Secretary shall have responsibility for preparing minutes of the Directors’ and shareholders’ meetings and for authenticating records of the Corporation. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 10.   Standards Of Conduct For Officers.   An officer shall discharge his or her duties: (a) in good faith; (b) with the care that a person in a like position would reasonably exercise under similar circumstances; and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation. In discharging his or her duties. an officer who does not have knowledge that makes reliance unwarranted, is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; or (2) legal counsel, public accountants, or other persons retained by the Corporation as to matters involving skills or expertise the officer reasonably believes are matters (1) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence. An officer shall not be liable to the Corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with. this Section.

ARTICLE V

PROVISIONS RELATING TO SHARES

Section 1.   Issuance, and Consideration.   The Board of Directors may issue the number of shares of each class or series authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. The Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

Section 2.   Share Certificates.   If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

Section 3.   Uncertificated Shares.   The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

Section 4.   Record and Beneficial Owners.   The Corporation shall be entitled to treat as the shareholder the person in whose name shares are registered in the records of the Corporation or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

Section 5.   Lost or Destroyed Certificates.   The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in the opinion of the Board of Directors, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

ARTICLE VI

CORPORATE RECORDS

Section 1.   Records to be Kept.

(a)   The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b)   The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

(i)    its Articles or Restated Articles of Organization and all amendments to them currently in effect;

(ii)   its Bylaws or restated Bylaws and all amendments to them currently in effect;

(iii)  resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv)  the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(v)    all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the MBCA, for the past three years;

(vi)  a list of the names and business addresses of its current Directors and officers; and

(vii) its most recent annual report delivered to the Massachusetts Secretary of State.

Section 2.   Inspection of Records by Shareholders.

(a)   A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 1(b) of this Article, copies of any of the records of the Corporation described in said subsection if he or she gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.

(b)   A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) and gives the Corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

(1)   excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section;

(2)   accounting records of the Corporation, but if the financial statements of the Corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and

(3)   the record of shareholders described in Section 1(a) of this Article.

(c)   A shareholder may inspect and copy the records described in subsection (b) only if:

(1)   his or her demand is made in good faith and for a proper purpose;

(2)   he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;

(3)   the records are directly connected with his or her purpose; and

(4)   the Corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the Corporation in the conduct of its business.

(d)   For purposes of this Section, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee, on his or her behalf.

Section 3.   Scope of Inspection Right.

(a)   A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.

(b)   The Corporation may, if reasonable, satisfy the, right of a shareholder to copy records under Section 2 of this Article by furnishing to the shareholder copies by photocopy, or other means chosen by the Corporation including copies furnished through an electronic transmission.

(c)   The Corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

(d)   The Corporation may comply at its expense, with a shareholder’s demand to inspect the record of shareholders under Section 2(c)(3) of this Article by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.

(e)   The Corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.

Section 4.   Inspection of Records by Directors.   A Director is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director’s duties as a Director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

ARTICLE VII

INDEMNIFICATION

Section 1.   Definitions.   In this Article the following words shall have the following meanings unless the context requires otherwise:

“Corporation”, includes any domestic or foreign predecessor entity of the Corporation in a merger.

“Director” or “officer”, an individual who is or was a Director or officer, respectively, of the Corporation or who, while a Director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or officer is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.

“Disinterested Director”, a Director who, at the time of a vote or selection referred to in Section 4 of this Article, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

“Expenses”, includes counsel fees.

“Liability”, the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

“Party”, an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

“Proceeding”, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

Section 2.   Indemnification of Directors and Officers.

(a)   Except as otherwise provided in this Section, the Corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1) (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Corporation or that his or her conduct was at least not opposed to the best interests of the Corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.

(b)   A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Corporation.

(c)   The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section.

(d)   Unless ordered by a court, the Corporation may not indemnify a Director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

Section 3.   Advance for Expenses.   The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the Corporation:

(a)   a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA; and

(b)   his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article.

Such undertaking need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.

Section 4.   Determination of Indemnification.   The determination of whether a Director officer has met the relevant standard of conduct set forth in Section 2 shall be made:

(a)   if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested Directors appointed by vote;

(b)   by special legal counsel (1) selected in the manner prescribed in clause (a); or (2) if there are fewer than two disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested Directors may participate; or

(c)   by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

Section 5.   Notification and Defense of claim; Settlements.

(a)   In addition to and without limiting the foregoing provisions of this Article and except to the extent otherwise required by law, it shall be a condition of the Corporation’s obligation to indemnify under Section 2 of this Article (in addition. to any other condition provide in these Bylaws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought, but the failure to so notify shall not affect the Corporation’s objection to indemnify except to the extent the Corporation is adversely affected thereby. With respect to any proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person. After notice from the Corporation to such person of its election so to assume such defense, the Corporation shall not be liable to such person for any legal or other expenses subsequently incurred by such person in connection with such action, suit, proceeding or investigation other than as provided below in this subsection (a). Such person shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of such person unless (1) the employment of counsel by such person has been authorized by the Corporation, (2) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and such person in the conduct of the defense of such action, suit, proceeding or investigation or (3) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for such person shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (2) above.

(b)   The Corporation shall not be required to indemnify such person under this Article for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 4 of this Article, except that if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested Directors may participate. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on such person without such person’s written consent. Neither the Corporation nor such person will unreasonably withhold their consent to any proposed settlement.

Section 6.   Insurance.   The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

Section 7.   Application of this Article.

(a)   The Corporation shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the Corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b)   This Article shall not limit the Corporation’s power to (1) pay or reimburse expenses incurred by a Director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(d)   Each person who is or becomes a Director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the person who serves as a Director or officer of the Corporation at any time while these By-laws and the relevant provisions of the MBCA are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be the year ending with December 31 in each year.

ARTICLE IX

AMENDMENTS

(a)   The power to make, amend or repeal these Bylaws shall be in the shareholders. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the MBCA, the Articles of Organization, or these Bylaws, requires action by the shareholders.

(b)   Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any By-Law, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending the Bylaws.

Any action taken by the Board of Directors with respect to the Bylaws may be amended or repealed by the shareholders.

(c)   Approval of an amendment to the Bylaws that changes or deletes a quorum or voting requirement for action by shareholders must satisfy both the applicable quorum and voting requirements for action by shareholders with respect to amendment of these Bylaws and also the particular quorum and voting requirements sought to be changed or deleted.

(d)   A By-Law dealing with quorum or voting requirements for shareholders, including additional voting groups, may not be adopted, amended or repealed by the Board of Directors.

(e)   A By-Law that fixes a greater or lesser quorum requirement for action by the Board of Directors, or a greater voting requirement, than provided for by the MBCA may be amended or repealed by the shareholders, or by the Board of Directors if authorized pursuant to subsection (a).

(f)    If the Board of Directors is authorized to amend the Bylaws, approval by the Board of Directors of an amendment to the Bylaws that changes or deletes a quorum or voting requirement for action by the Board of Directors must satisfy both the applicable quorum and voting requirements for action by the Board of Directors with respect to amendment of the Bylaws, and also the particular quorum and voting requirements sought to be changed or deleted.

ANNEX I

GUARANTEE
OF

GUARANTEE, dated as of March 22, 2007 (this “Guarantee”), by                  (the “Guarantor”), in favor of Kronos Incorporated, a Massachusetts corporation (the “Company”).

1.     GUARANTEE.   To induce the Company to enter into that certain Agreement and Plan of Merger, dated as of March 22, 2007 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement), by and among the Company, Seahawk Acquisition Corporation, a Delaware corporation (“Buyer”), and Seahawk Merger Sub Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Buyer (“Transitory Subsidiary”), pursuant to which the Transitory Subsidiary will merge with and into the Company, the Guarantor absolutely, unconditionally and irrevocably guarantees to the Company the due and punctual observance, payment, performance and discharge of      % (the “Guaranteed Percentage”)  of any payment obligation of the Buyer and the Transitory Subsidiary pursuant to Section 5.3(d), Section 6.15, Section 8.3(d) or Section 8.3(e) of the Merger Agreement, in each case subject to the limitations set forth in Section 8.3(e) of the Merger Agreement (the “Obligations”), provided that in no event shall the Guarantor’s aggregate liability under this Guarantee exceed $137.0 million (the “Cap”), it being understood that this Guarantee may not be enforced against the Guarantor without giving effect to the Cap.

In furtherance of the foregoing the Guarantor acknowledges that the Company may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Guarantor’s Guaranteed Percentage of the Obligations (subject to the Cap), regardless of whether action is brought against the Buyer, the Transitory Subsidiary or any other guarantor pursuant to a Guarantee dated as of the date hereof to be entered into between the Company and such other guarantor (the “Other Guarantor”) or whether the Buyer, the Transitory Subsidiary or the Other Guarantor is joined in any such action or actions.

2.     NATURE OF GUARANTEE.   The Company shall not be obligated to file any claim relating to the Obligations in the event that the Buyer or the Transitory Subsidiary becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to its Guaranteed Percentage of such Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility. The Guarantor reserves the right to assert defenses which the Buyer or the Transitory Subsidiary may have to payment of any Obligations other than defenses arising from the bankruptcy or insolvency of the Buyer or the Transitory Subsidiary and other defenses expressly waived hereby.

3.     CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.   The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with the Buyer or the Transitory Subsidiary for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and the Buyer or the Transitory Subsidiary or any such other person without in any way impairing or affecting this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against the Buyer or the Transitory Subsidiary or any other entity or person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any other entity or person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of the Buyer or the Transitory Subsidiary or any other entity or person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or the Transitory Subsidiary or any other entity or person interested in the transactions contemplated in the Merger Agreement; (f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Buyer, the Transitory Subsidiary or the Company, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Company may have of obtaining payment of the Obligations. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law that would otherwise require any election of remedies by the Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to the Buyer and the Transitory Subsidiary in accordance with Section 9.2 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Buyer or the Transitory Subsidiary or any other entity or other person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than fraud or willful misconduct by the Company or any of its Subsidiaries or defenses to the payment of the Obligations that are available to the Buyer or the Transitory Subsidiary under the Merger Agreement or breach by the Company of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. The Company hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of any of the Guarantor’s former, current or future directors, officers, agents, Affiliates (other than Buyer, Transitory Subsidiary or Other Guarantor under its guarantee) or employees, or against any of the former, current or future general or limited partners, members, managers or stockholders of the Guarantor or any Affiliate thereof (other than the Buyer, the Transitory Subsidiary or the Other Guarantor under its guarantee) or against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers or stockholders of any of the foregoing (other than the Buyer, the Transitory Subsidiary or the Other Guarantor under its guarantee) (such persons, not including the Buyer, the Transitory Subsidiary or the Other Guarantor, collectively, “Connected Persons”) except for claims against Guarantor under this Guarantee.

4.     NO WAIVER; CUMULATIVE RIGHTS.   No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.

5.     REPRESENTATIONS AND WARRANTIES.   The Guarantor hereby represents and warrants that:

(a)    the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s partnership agreement,

operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(b)   all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(c)    this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d)   Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6.     NO ASSIGNMENT.   Neither the Guarantor nor the Company may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Company or the Guarantor, as the case may be; provided, however, that the Guarantor may assign all or a portion of its obligations hereunder to an Affiliate or to an entity managed or advised by an Affiliate of the Guarantor, provided that no such assignment shall relieve the Guarantor of any liability or obligation hereunder except to the extent actually performed or satisfied by the assignee.

7.     NOTICES.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days (as defined in the Merger Agreement) after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below. All notices to the Guarantor hereunder shall be delivered as set forth below:

[notices]

or to such other address or facsimile number as the Guarantor shall have notified the Company in a written notice delivered to the Company in accordance with the Merger Agreement. All notices to the Company hereunder shall be delivered as set forth in the Merger Agreement.

8.     CONTINUING GUARANTEE.   This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been indefeasibly paid or satisfied in full. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms pursuant to any of Sections 8.1(a), (c), (d), (e), (f), (g) or (j) (except for reimbursement of expenses under Section 6.15 or Section 8.3(a) and (d)) the first anniversary of any termination of the Merger Agreement in accordance with its terms, except as to a claim for payment of any Obligation presented by the Company to the Buyer, the Transitory Subsidiary or the Guarantor by such first anniversary.

9.     NO RECOURSE.   The Company by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than the Guarantor shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any of the Guarantor’s Connected Persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law. The Company acknowledges and agrees that the Buyer and the Transitory Subsidiary have no assets and that no funds are expected to be contributed to the Buyer or the Transitory Subsidiary unless the Closing occurs. The Company further agrees that neither it nor any of its Affiliates have any right of recovery against the Guarantor or any of its Connected Persons, whether by piercing of the corporate veil, by a claim on behalf of the Buyer or the Transitory Subsidiary against the Guarantor or the Buyer’s stockholders or Affiliates, or otherwise, except for the rights under this Guarantee. Recourse against the Guarantor under this Guarantee shall be the exclusive remedy of the Company and its Affiliates against the Guarantor and any of its Connected Persons in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Company hereby covenants and agrees that it shall not institute, and it shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or any of its Connected Persons except for claims against the Guarantor under this Guarantee. Except in accordance with Section 6 hereof, nothing set forth in this Guarantee shall affect or be construed to confer or give any person (other than the Guarantor and the Company (including any person acting in a representative capacity)) any rights or remedies against any person.

10.   GOVERNING LAW.   This Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Guarantee or any of the transactions contemplated by this Guarantee, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Guarantee or any of the transaction contemplated by this Guarantee in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7. Nothing in this Section 10, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

11.   WAIVER OF JURY TRIAL.   EACH OF THE GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.   COUNTERPARTS.   This Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

*****

IN WITNESS WHEREOF, the Guarantor and the Company have caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR
By:
Name:
Title:
Accepted and Agreed to:
KRONOS INCORPORATED
By:
Name:
Title:

Annex B

March 22, 2007

Non-Management Member Committee of the Board of Directors

Kronos Incorporated
297 Billerica Road
Chelmsford, MA 01824

Members of the Committee:

We understand that Kronos Incorporated (the “Company”), Seahawk Acquisition Corporation (“Parent”), and Seahawk Merger Sub Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock owned by the Company as treasury stock or by any wholly-owned subsidiary of the Company or by Parent, Merger Sub or any other wholly-owned subsidiary of Parent, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $55.00 in cash (the “Consideration”). We further understand that one or more members of the Company’s management (the “Participating Investors”) may be given the opportunity to obtain equity interests in Parent after consummation of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates and other than the Participating Investors).

In arriving at our opinion, we have, among other things:

(i)            reviewed a draft dated March 22, 2007 of the Merger Agreement;

(ii)        reviewed certain publicly available financial and other information about the Company;

(iii)    reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)      held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)          reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)      compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii)  conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof.  We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company, the Board of Directors and the Non-Management Member Committee of the Board of Directors (the “Committee”), including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

It is understood that our opinion is for the use and benefit of the Committee in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time.

We have been engaged to act as financial advisor to the Committee in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We maintain a market in the securities of the Company, and in the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or affiliates of Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates and other than the Participating Investors).

Very truly yours,

JEFFERIES BROADVIEW,
a division of Jefferies & Company, Inc.

Annex C

BUSINESS CORPORATION ACT OF THE COMMONWEALTH
OF MASSACHUSETTS

PART 13

SUBDIVISION A.
RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Section 13.01.   DEFINITIONS

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a)   listed on a national securities exchange,

(b)   designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c)   listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02.   RIGHT TO APPRAISAL

(a)   A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1)   consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2)   consummation of a plan of share exchange in which his shares are included unless:  (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3)   consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i)    his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii)   the sale or exchange is pursuant to court order; or

(iii)  in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4)   an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i)    creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii)   creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv)  excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v)    reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5)   an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6)   any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7)   consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8)   consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b)   Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c)   Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d)   The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i)    the proposed action is abandoned or rescinded; or

(ii)   a court having jurisdiction permanently enjoins or sets aside the action; or

(iii)  the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e)   A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03.   ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS

(a)   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b)   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1)   submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2)   does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

SUBDIVISION B.
PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

Section 13.20.   NOTICE OF APPRAISAL RIGHTS

(a)   If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)   In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21.   NOTICE OF INTENT TO DEMAND PAYMENT

(a)   If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1)   shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2)   shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22.   APPRAISAL NOTICE AND FORM

(a)   If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b)   The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1)   supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2)   state:

(i)    where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii)   a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii)  the corporation’s estimate of the fair value of the shares;

(iv)  that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v)    the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3)   be accompanied by a copy of this chapter.

Section 13.23.   PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

(a)   A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b)   A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c)   A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24.   PAYMENT

(a)   Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b)   The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1)   financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)   a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3)   a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25.   AFTER-ACQUIRED SHARES

(a)   A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b)   If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1)   of the information required by clause (1) of subsection (b) of section 13.24;

(2)   of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3)   that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4)   that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5)   that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c)   Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d)   Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26.   PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a)   A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b)   A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

SUBDIVISION C.
JUDICIAL APPRAISAL OF SHARES

Section 13.30.   COURT ACTION

(a)   If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b)   The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c)   The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e)   Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31.   COURT COSTS AND COUNSEL FEES

(a)   The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b)   The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)   against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2)   against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)   If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d)   To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE
PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Kronos Incorporated

Notice of 2007 Special Meeting of Shareholders

Kronos Incorporated

Proxy Solicited by Board of Directors for Special Meeting—June 8, 2007

By signing on the reverse, you acknowledge that you have received notice of the Special Meeting of Shareholders and Kronos’ proxy statement for the Special Meeting, you revoke all prior proxies, and you appoint Aron Ain and Paul Lacy, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Special Meeting of Shareholders of Kronos Incorporated to be held on Friday, June 8, 2007 at 9:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and any adjournments of the meeting, and (2) vote all shares of Kronos stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Kronos, with all the powers you would possess if you were personally present. Neither of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Special Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct on the reverse. If you leave any matter on this proxy card blank, the proxy holders will vote your shares “FOR” each of the proposals. Your attendance at the Special Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

KRONOS’ INDEPENDENT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” EACH OF THE PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.
(Items to be voted appear on reverse side)

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 8, 2007.

Vote by Internet
•Log on to the Internet and go to www.investorvote.com
•Follow the steps outlined on the secured website.
Vote by telephone
•Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE
PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A                   Proposals—The independent committee and the board of directors recommend a vote FOR the following proposals.

1.                 To approve the Agreement and Plan of Merger, dated as of March 22, 2007, by and among Kronos Incorporated, Seahawk Acquisition Corporation and Seahawk Merger Sub Corporation, a wholly-owned subsidiary of Seahawk Acquisition Corporation, as such agreement may be amended from time to time.

For	Against	Abstain
☐	☐	☐

2.                 To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval of the merger agreement.

For	Against	Abstain
☐	☐	☐

B                  Non-Voting Items

Change of Address—Please print your new address below.	Comments—Please print your comments below.	Meeting Attendence Mark the box to the right if	☐
you plan to attend the
Special Meeting

C                  Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box
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